Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                         SAXON ASSET SECURITIES COMPANY
                                  (Depositor)
             (Exact name of registrant as specified in its charter)

          Virginia                                          52-1865887
(State or other jurisdiction                    (I.R.S. employer identification
    of incorporation or                                      number)
        organization)


                                 4880 Cox Road
                           Glen Allen, Virginia 23060
                                 (804) 967-7400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Andrew I. Sirkis
                         Saxon Asset Securities Company
                                 4880 Cox Road
                           Glen Allen, Virginia 23060
                                 (804) 967-7400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

       Thomas F. Farrell, II, Esquire           Francis R. Snodgrass., Esquire
          Dominion Resources, Inc.                      Arter & Hadden
        Riverfront Plaza, West Tower                  1801 K Street, N.W.
      901 East Byrd Street, 17th Floor            Washington, D.C. 20006-1301
          Richmond, Virginia 23219                      (202)-775-7153
                (804) 775-5807

         Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

         If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

         Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement may be used in connection with the securities covered by Registration Statement No. 333-4127.

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
      TITLE OF SECURITIES      AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM           AMOUNT OF
        BEING REGISTERED        REGISTERED         OFFERING PRICE PER         AGGREGATE OFFERING       REGISTRATION FEE
                                                      CERTIFICATE*                  PRICE*
==========================================================================================================================
          Asset Backed          $1,000,000                100%                    $1,000,000               $ 303.03
          Certificates
==========================================================================================================================

   * Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 429 under the Securities Act of 1933, $315,011,000 amount of Asset Backed Securities registered under Registration Statement No. 333-4127 are being carried forward and the filing fee of $108,624.48 associated with such Certificates was previously paid with Registration Statement No. 333-4127.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION DATED JANUARY 17, 1997

PROSPECTUS SUPPLEMENT
(To Prospectus Dated ______ _, 1997)


                                  $-----------
                                 (Approximate)
                      Saxon Asset Securities Trust 1997-_
                   $__________ _____% Class A-1 Certificates
                   $__________ _____% Class A-2 Certificates
                   $__________ _____% Class A-3 Certificates
                   $__________ _____% Class A-4 Certificates
                   $__________ _____% Class A-5 Certificates
               $___________ Class A-6 Variable Rate Certificates
             Mortgage Loan Asset Backed Certificates, Series 1997-_
                         Saxon Asset Securities Company
                                  as Depositor


                                     [LOGO]

            The Mortgage Loan Asset Backed Certificates, Series 1997-_ (the "Certificates"), will consist of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (the "Fixed Rate Certificates"), the Class A-6 Certificates (the "Variable Rate Certificates," and, collectively with the Fixed Rate Certificates, the "Class A Certificates") and the Class R Certificates (the "Subordinated Certificates"). Only the Class A Certificates are offered hereby.

            The Pass-Through Rate for the Variable Rate Certificates is _____% per annum for the first Distribution Date and adjusts monthly thereafter as described herein.

            For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-11 herein and beginning on page 6 in the Prospectus.

            The Certificates will represent undivided ownership interests in pools of mortgage loans (the "Mortgage Loans") held by a trust (the "Trust") created pursuant to a Trust Agreement dated as of ________ _, 1997 (the "Agreement"), among Saxon Asset Securities Company (the "Depositor"), _______________________________________, as Master Servicer (the "Master
Servicer"), and _____________., as trustee (the "Trustee"). The Mortgage Loans will be acquired by the Depositor from Saxon Mortgage, Inc. ("SMI"), an affiliate of the Depositor which originated or acquired the Mortgage Loans from various mortgage banking institutions.

                                                 (Cover continued on next page)


  THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND
    DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER
    SERVICER, THE TRUSTEE, ANY SELLER      OR ANY OF THEIR AFFILIATES.NEITHER
    THE CLASS A CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
      THE THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      The Class A Certificates will be purchased by the Underwriters from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately $___________, plus accrued interest, before deducting expenses payable by the Depositor estimated to be $_______. See "Underwriting" herein.

      The Class A Certificates are offered by the Underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery and acceptance by the Underwriters and certain other conditions. It is expected that delivery of the Class A Certificates in book-entry form will be made on or about ________ _, 1997, only through the facilities of The Depository Trust Company, CEDEL and Euroclear.

----------------------------------

            ---------------

                         -------------------

                                    ------------------------

          The date of this Prospectus Supplement is ________ __, 1997

RED HERRING
-----------
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Cover continued from previous page)

            The Mortgage Loans will be secured by first and second liens on single family residential properties, including investment properties (which may be condominiums, one family residences, two-to-four family residences or homes in planned unit developments). The Mortgage Loans will be serviced by Meritech Mortgage Services, Inc., an affiliate of the Depositor, and ____________.

            The Class A Certificates will be unconditionally and irrevocably guaranteed to the extent described herein pursuant to the terms of two separate certificate guaranty insurance policies (the "Certificate Insurance Policies") issued by ___________________.

            The obligations of the Depositor, the Master Servicer and the Trustee with respect to the Certificates will be limited to their respective contractual obligations under the Agreement. The assets of the Trust will include two pools (each, a "Mortgage Loan Group" or "Group") of Mortgage Loans secured by first and second mortgages or deeds of trust (the "Mortgages") on single family residential properties (the "Mortgaged Premises") to be conveyed by the Depositor to the Trust on the Closing Date. Distributions in respect of the Fixed Rate Certificates will generally be calculated with reference to a pool of fixed-rate first and second lien Mortgage Loans (the "Fixed Rate Group"). Distributions in respect of the Variable Rate Certificates will generally be calculated with reference to a pool of variable-rate first lien Mortgage Loans (the "Variable Rate Group"). See "DESCRIPTION OF THE CLASS A CERTIFICATES--Overcollateralization and Crosscollateralization Provisions" in this Prospectus Supplement.

            The Agreement provides that additional fixed-rate and variable-rate Mortgage Loans (the "Subsequent Mortgage Loans") may be purchased by the Trust from the Depositor from time to time on or before ________ _, 1997, from funds on deposit in the Pre-Funding Account. On the Closing Date approximately $__________ will be deposited in the Pre-Funding Account to be used to acquire fixed-rate Subsequent Mortgage Loans for the Fixed Rate Group and approximately $__________ will be deposited in the Pre-Funding Account to be used to acquire variable-rate Subsequent Mortgage Loans for the Variable Rate Group.

            Distributions of principal and interest to each Class of the Class A Certificates will be made on the 25th day of each month or, if the 25th day is not a business day, the first business day thereafter (each, a "Distribution Date"), beginning on ___________. Distributions on the Subordinated Certificates are subordinate to distributions on the Class A Certificates to the extent described herein.

            An election will be made to treat certain assets of the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein, each Class of Class A Certificates will constitute "regular interests" in the REMIC. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMIC Certificates" in the Prospectus. The Fixed Rate Certificates and, prior to the end of Funding Period, the Variable Rate Certificates will not constitute "mortgage related securities" for purposes of SMMEA (as defined herein). See "LEGAL INVESTMENT CONSIDERATIONS" in this Prospectus Supplement.

            There is currently no secondary market for the Class A Certificates. The Underwriters intend to make a secondary market in the Class A Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.

            All the Mortgage Loans were originated or acquired in accordance with SMI's loan programs for non-conforming credits. See "RISK FACTORS -- Risk of Higher Delinquencies Associated With Underwriting Standards" in this Prospectus Supplement.


                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                     Page

SUMMARY................................................................1
RISK FACTORS..........................................................12
USE OF PROCEEDS.......................................................14
THE MORTGAGE LOAN POOL................................................15
      General.........................................................15
      Conveyance of Subsequent Mortgage Loans.........................18
      Conversion Option...............................................19
      Interest Payments on the Mortgage Loans.........................19
      Additional Information..........................................19
      Servicing of the Mortgage Loans.................................20
      Servicing and Other Compensation and
         Payment of Expenses; Repurchase..............................21
      Advances and Month End Interest.................................21
      The Master Servicer.............................................21
PREPAYMENT AND YIELD CONSIDERATIONS...................................22
      Mandatory Prepayment............................................23
      Prepayments and Yields for Class A Certificates.................23
      Payment Delay Feature of Fixed Rate Certificates................28
DESCRIPTION OF THE CLASS A CERTIFICATES...............................28
      General.........................................................28
      Available Funds.................................................28
      Distributions...................................................29
      Overcollateralization and Crosscollateralization Provisions.....31
      Class A Distributions and Insured Payments......................33
      Pre-Funding Account.............................................34
      Capitalized Interest Account....................................34
      Calculation of One Month LIBOR..................................34
      Book Entry Registration of the Class A Certificates.............35
THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER........35
THE AGREEMENT.........................................................35
      Formation of the Trust..........................................35
      Reports to Certificateholders...................................36
      Assignment of Mortgage Loans....................................37
      Delivery and Substitution of Mortgage Loans.....................37
      The Trustee, Certificate Registrar, Paying Agent
         and the Custodian............................................37
      Voting Rights...................................................37
      Termination of the Trust........................................37
      Optional Termination............................................38
      Sale of Mortgage Loans..........................................38
      Events of Default...............................................39
      Governing Law...................................................39
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................39
      REMIC Elections.................................................40
ERISA CONSIDERATIONS..................................................40
RATINGS...............................................................42
LEGAL INVESTMENT CONSIDERATIONS.......................................42
UNDERWRITING..........................................................44
REPORT OF EXPERTS.....................................................44
CERTAIN LEGAL MATTERS.................................................44
INDEX TO LOCATION OF PRINCIPAL DEFINED
  TERMS..............................................................A-1

                                   Prospectus

                                                                     Page

Prospectus Summary.....................................................1
Risk Factors...........................................................6
Description of the Certificates........................................9
      General..........................................................9
      Classes of Certificates..........................................9
      Book-Entry Procedures...........................................10
      Global Clearance, Settlement and Tax Documentation Procedures...13
      Allocation of Distributions.....................................16
      Allocation of Losses and Shortfalls.............................17
      Mortgage Assets.................................................17
      Optional Termination............................................18
Maturity, Prepayment and Yield Considerations.........................18
The Trusts............................................................20
      Assignment of Mortgage Assets...................................20
      The Mortgage Loans--General.....................................21
      Single Family Loans.............................................23
      Junior Mortgage Loans...........................................23
      Home Improvement Loans..........................................24
      Home Equity Lines of Credit.....................................24
      Repurchase of Converted Mortgage Loans..........................25
      Repurchase of Delinquent Mortgage Loans.........................25
      Substitution of Mortgage Loans..................................25
      Mortgage-Backed Securities......................................26
      Pre-Funding Account.............................................26
      Asset Proceeds Account..........................................27
Credit Enhancement....................................................27
      General.........................................................27
      Subordination...................................................27
      Certificate Guaranty Insurance Policies.........................28
      Overcollateralization...........................................29
      Cross Support...................................................29
      Mortgage Pool Insurance Policies................................29
      Special Hazard Insurance Policies...............................30
      Bankruptcy Bonds................................................31
      Reserve Funds...................................................31
      Other Credit Enhancement........................................31
Origination of Mortgage Loans.........................................32
      General.........................................................32
      Representations and Warranties..................................33
Servicing of Mortgage Loans...........................................33
      General.........................................................33
      Payments on Mortgage Loans......................................34
      Advances........................................................35
      Collection and Other Servicing Procedures.......................35
      Primary Mortgage Insurance Policies.............................36
      Standard Hazard Insurance Policies..............................36
      Maintenance of Insurance Policies; Claims Thereunder and
         Other Realization Upon Defaulted Mortgage Loans..............38
      Modification of Mortgage Loans..................................38
      Evidence as to Servicing Compliance.............................39
      Events of Default and Remedies..................................39
      Master Servicer Duties..........................................39
      Special Servicing Agreement.....................................40
The Agreement.........................................................40
      The Trustee.....................................................40
      Administration of Accounts......................................41
      Reports to Certificateholders...................................41
      Events of Default and Remedies..................................42
      Amendment.......................................................42
      Termination.....................................................43
Certain Legal Aspects of Mortgage Loans...............................43
      General.........................................................43
      The Mortgage Loans..............................................43
      Foreclosure.....................................................44
      Junior Mortgage Loans; Rights of Senior Mortgagees..............46
      Right of Redemption.............................................47
      Anti-Deficiency Legislation and Other Limitations on Lenders....48
      Soldiers' and Sailors' Civil Relief Act of 1940.................48
      Environmental Considerations....................................49
      "Due-on-Sale" Clauses...........................................50
      Enforceability of Certain Provisions............................50
The Depositor.........................................................51
Use of Proceeds.......................................................51
Certain Federal Income Tax Consequences...............................51
      REMIC Certificates..............................................52
      Securities Classified as Partnership Interests..................74
      State and Local Taxation........................................74
State Tax Considerations..............................................75
ERISA Considerations..................................................75
Legal Investment Matters..............................................77
Plan of Distribution..................................................78
Available Information.................................................78
Incorporation of Certain Documents by Reference.......................79
Index to Location of Principal Defined Terms..........................80

            UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              --------------------

            The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Seller pursuant to its Prospectus dated __________, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------

                                    SUMMARY

            The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" in this Prospectus Supplement and in the Prospectus for the definitions of certain capitalized terms.

Trust:                        Saxon Asset Securities Trust 1997-_ (the "Trust").


Certificates:                 The Mortgage Loan Asset Backed Certificates,
                              Series 1997-_ (the "Certificates") consist of the
                              Class A-1, Class A-2, Class A-3
                              Certificates "Class A-3, Class A-4 and
                              Class A-5 Certificates (the "Fixed Rate
                              Certificates") and the Class A-6 Certificates (the
                              " Certificates"Variable Rate Certificates" and, together with the Fixed Rate Certificates, the "Class A Certificates") and the Class R
                              Certificates (the "Subordinated Certificates").
                              The Certificates will be issued pursuant to a trust agreement to be dated as of ________ _, 1997
                              (the "Agreement"), among the Depositor, the Master
                              Servicer and the Trustee. Only the Class A
                              Certificates are offered hereby.


Denominations:                The Class A Certificates are issuable in book
                              entry form in minimum denominations of $1,000 in original principal amount and integral multiples thereof.

Depositor:                    Saxon Asset Securities Company (the "Depositor"),
                              a Virginia corporation and wholly owned limited purpose financing subsidiary of Dominion Mortgage
                              Services, Inc. The Depositor's principal executive offices are located at 4880 Cox Road, Glen Allen,
                              Virginia 23060, and its phone number is (804)
                              967-7400.

SMI: Saxon Mortgage, Inc. ("SMI"), a Virginia corporation and an affiliate of the Depositor.

Master Servicer:              ________________________________________, a
                              national banking association (the "Master
                              Servicer").

Custodian, Certificate
Registrar and Paying Agent:   ________________________________________, a
                              national banking association (in such several capacities, the "Custodian", the "Certificate
                              Registrar" and the "Paying Agent").

Trustee:                      ______________, a national banking association
                              (the "Trustee").

Servicers:                    Meritech Mortgage Services, Inc., an affiliate of
                              the Depositor, and ____ ______________________.

Closing Date:                 On or about ________ _, 1997.

Cut-Off Date:                 As of the close of business on ________ __, 1997.

Certificates Offered:         The Initial Certificate Principal Balances, the
                              Pass-Through Rates and the Last Scheduled
                              Distribution Dates for the Class A Certificates are as follows:

                                          Initial Certificate   Pass-Through   Last Scheduled
                               Class      Principal Balance(1)     Rates      Distribution Date(2)

                              Class A-1         $________           ____%
                              Class A-2         $________           ____%    ________ __, 20__
                              Class A-3         $________           ____%    ___________, 20__
                              Class A-4         $________           ____%    ________ __, 20__
                              Class A-5         $________           ____%    ________ __, 20__
                              Class A-6         $________           (3)      ________ __, 20__


                              (1) The Initial Certificate Principal Balance of each Class of Class A Certificates may be increased or decreased by up to _% on the Closing Date, depending upon the Initial Mortgage Loans actually acquired by the Trust and the amount deposited into the Pre-Funding Account. Accordingly, any investor's commitments with respect to a Class of decreased. Thereafter, the "Certificate Principal Balance" of each Class of Class A Certificates is the Initial Certificate Principal Balance of each such Class, less all amounts previously distributed to the Holders of such Class on account of principal.

                              (2) It is expected that the actual last
                              Distribution Date for each Class of Certificates will occur significantly earlier than such Last Scheduled Distribution Dates. See "PREPAYMENT AND YIELD CONSIDERATIONS" in this Prospectus Supplement.

                               (3) For the first Distribution Date, the
                               Pass-Through Rate for the Variable Rate
                               Certificates is _____% per annum. On each Distribution Date thereafter, the Variable Rate Pass-Through Rate will be equal to the least of
                               (i) with respect to any Distribution Date which occurs on or before the Initial Optional Termination Date (as defined herein) the London interbank offered rate for one-month United States dollar deposits ("One Month LIBOR") (calculated as described under "DESCRIPTION OF THE CLASS A CERTIFICATES -- Calculation of One Month LIBOR" in this Prospectus Supplement) as of the second business day prior to the immediately preceding Distribution Date plus ____% per annum and for any Distribution Date that occurs on or after the Initial Optional Termination Date, One Month LIBOR plus ____% per annum, (ii) the weighted average of the maximum lifetime Mortgage Interest Rates on the Mortgage Loans in the Variable Rate Group less approximately _____% per annum and (iii) the "Variable Rate Available Funds Cap", which is defined as a per annum rate equal to (I) the quotient of the total scheduled interest on the Mortgage Loans in the Variable Rate Group during the related Due Period divided by the Certificate Principal Balance of the Variable Rate Certificates less (II) approximately _____% per annum prior to the thirteenth Distribution Date and approximately _____% thereafter.


                               If on any Distribution Date the Variable Rate Pass-Through Rate is based upon the Variable Rate Available Funds Cap, the excess of (i) the amount of interest the Variable Rate Certificates would have been entitled to receive on such Distribution Date had the Variable Pass-Through Rate not been calculated based on the Variable Rate Available Funds Cap over (ii) the amount of interest such Certificates received on such Distribution Date based on the Variable Rate Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Variable Rate Available Funds Cap), is the "Variable Rate Certificates Carryover". Any Variable Rate Certificates Carryover will be paid on future Distribution Dates as set forth under "DESCRIPTION OF THE CLASS A CERTIFICATES -- Distributions" in this Prospectus Supplement. The rating of the Variable Rate Certificates does not address the likelihood of the payment of the amount of any Variable Rate Certificates Carryover and the applicable Certificate Insurance Policy does not guarantee payment of any such amount.

Trust Assets:                  The assets of the Trust initially will include
                               two pools (each, a "Mortgage Loan Group" or "Group") of mortgage loans (the "Initial Mortgage
                               Loans") secured by mortgages or deeds of trust
                               (the "Mortgages") on single family residential properties (the "Mortgaged Premises") to be conveyed to the Trust on the Closing Date.

                               Distributions in respect of the Fixed Rate
                               Certificates will generally be calculated with reference to a pool of fixed-rate first and second lien Mortgage Loans (the "Fixed Rate Group"). Distributions in respect of the Variable Rate Certificates generally will be calculated with reference to a pool of variable-rate first lien Mortgage Loans (the "Variable Rate Group"). See "DESCRIPTION OF THE CLASS A CERTIFICATES -- Overcollateralization and Crosscollateralization
                               Provisions" in this Prospectus Supplement.

                               On the Closing Date, approximately $__________ (the "Original Pre-Funded Amount") will be deposited in the Pre-Funding Account (as defined herein). It is intended that additional Mortgage Loans (the "Subsequent Mortgage Loans") be purchased by the Trust from the Depositor from time to time on or before ________ _, 1997, from funds on deposit in the Pre-Funding Account. Each Subsequent Mortgage Loan so acquired by the Trust will be assigned to one (and only one) of either the Fixed Rate Group or the Variable Rate Group. As a result, the aggregate principal balance of the Mortgage Loans in the Fixed Rate Group and the Variable Rate Group will increase by an amount equal to the aggregate principal balance of the Subsequent Mortgage Loans so purchased and the amount in the Pre-Funding Account will decrease by an offsetting amount.

                               The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to collectively as the "Mortgage Loans".

                               All the Mortgage Loans will be originated or acquired by SMI in accordance with its mortgage loan program as described in the Prospectus. As a general matter, SMI's mortgage loan program consists of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by Federal National Mortgage Association ("FNMA") due to credit characteristics that do not meet FNMA guidelines. Mortgage loans originated under SMI's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under FNMA guidelines.

                               On the Closing Date, cash will be deposited in the name of the Paying Agent in the Capitalized Interest Account (as defined herein) to be applied by the Trustee to cover shortfalls in interest attributable to the provisions allowing for the purchase of Subsequent Mortgage Loans.


Initial Mortgage Loans:        Wherever reference is made herein to the
                               characteristics of the Mortgage Loans (or to the Mortgage Loans in a Group) or to a percentage thereof, the reference is based on the Scheduled
                               Principal Balances of the Initial Mortgage Loans
                               (or the Initial Mortgage Loans in a Group) as of the Cut-Off Date. The characteristics of the Mortgage Loans as a whole will change upon the acquisition of Subsequent Mortgage Loans. See
                               "THE MORTGAGE LOAN Pool -- Additional
                               Information" in this Prospectus Supplement.

                               The Initial Mortgage Loans consisted of _____ fixed-rate and variable-rate Mortgage Loans on single-family residential properties, including investment properties (which may be condominiums, one family residence, two-to-four family residences or homes in planned unit developments) of which less than __% were 30 days or more delinquent in monthly payments. See "RISK FACTORS -- Risk of Higher Delinquencies Associated with Underwriting Standards" in this Prospectus Supplement.

                               Fixed Rate Group. The following summarizes the characteristics of the Initial Mortgage Loans in the Fixed Rate Group (percentages are based on the aggregate Scheduled Principal Balance of the Fixed Rate Group):


                               Aggregate Schedule Principal Balances              $______________
                               Average Scheduled Principal Balances               $______________
                               Range of Scheduled Principal Balance               $_____ to $_____
                               Range of Mortgage Interest Rates                     ____% to ____%
                               Weighted Average Mortgage Interest Rate                       ____%
                               Weighted Average Loan-to-Value Ratio                          ____%
                               Weighted Average Remaining Term to Stated Maturity       ___ months
                               Range of Remaining Term to Stated Maturity         __ to ___ months
                               Second Liens                                                  ____%
                               Balloon Mortgage Loans                                        ____%
                               Mortgaged Premises
                                     One-family detached dwellings                           ____%
                                     Planned unit developments                               ____%
                                     Condominiums                                            ____%
                                     Weighted Average Servicing Fee Rate                     ____%


                               Variable Rate Group. The following summarizes the characteristics of the Initial Mortgage Loans in the Variable Rate Group (percentages are based on the aggregate Scheduled Principal Balances of the Variable Rate Group):


                               Aggregate Scheduled Principal Balances                        $________________
                               Average Scheduled Principal Balance                           $________________
                               Range of Scheduled Principal Balance                          $______ to $_____
                               Mortgage Interest Rates(1)
                                     By Type of Index:
                                           Six Month LIBOR                                               ____%
                                           One Year CMT                                                  ____%
                                           3/27 and 2/28/LIBOR                                           ____%
                                     Gross Margin Range:
                                           Six Month LIBOR                                      ____% to ____%
                                           One Year CMT                                         ____% to ____%
                                           3/27 and 2/28/LIBOR                                  ____% to ____%
                                     Current Weighted Average Mortgage Interest Rate                     ____%
                                     Range of Current Mortgage Interest Rates                   ____% to ____%
                                     Weighted Average Maximum Lifetime Mortgage Interest Rate            ____%
                                     Range of Maximum Lifetime Mortgage Interest Rates          ____% to ____%
                                     Weighted Average Lifetime Minimum Mortgage Interest Rate            ____%
                                     Range of Minimum Lifetime Mortgage Interest Rates          ____% to ____%
                               Weighted Average Loan-to-Value Ratio                                ____ months
                               Weighted Average Remaining Term to Maturity                         ____ months
                               Mortgage Premises
                                     One-family detached dwelling                                        ____%
                                     One-family attached dwelling                                        ____%
                                     Planned unit developments                                           ____%
                                     Condominiums                                                        ____%
                                     Weighted Average Servicing Fee Rate                                 ____%

                                      S-4

                               (1) All the Mortgage Loans in the Variable Rate Group are expected to be subject to periodic interest rate Substantially all the Mortgage Loans had interest rates which were not fully indexed (i.e., the Mortgage Interest Rates did not equal the sum of the gross margin and the applicable index.


                               See "THE MORTGAGE LOAN POOL -- Characteristics of the Initial Mortgage Loans" in this Prospectus Supplement.


Distributions, Generally:      Distributions on the Certificates will be made on
                               the 25th day of each calendar month, or if such day is not a business day, the next succeeding business day (each, a "Distribution Date") commencing on ________ __, ____, to the holders of record as of the last business day of the month immediately preceding the calendar month in which such Distribution Date occurs, or the Closing Date in the case of the first
                               Distribution Date (each a "Record Date").

Distributions of Interest:     On each Distribution Date, the interest due with
                               respect to the Fixed Rate Certificates will be the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs; and the interest due with respect to the Variable Rate
                               Certificates will be the interest which has accrued thereon at the then applicable Variable
                               Rate Pass-Through Rate from and including the preceding Distribution Date (or from the Closing
                               Date in the case of the first Distribution Date) to and including the day prior to the current
                               Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related
                               Class of Class A Certificates and the amount of interest due on a Class of Class A Certificates on a Distribution Date less any Variable Rate
                               Certificates Carryover is the "Class A Current
                               Interest" for such Class of Class A Certificates on such Distribution Date.

                               All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days and a year of 360 days.

Distributions of Principal:    On each Distribution Date, the Holders of the
                               Class A Certificates are entitled to receive monthly distributions in reduction of their Certificate Principal Balances which distributions (i) will generally reflect collections of principal in respect of the Mortgage Loans in the related Group on each Distribution Date and (ii) until certain overcollateralization levels have been reached, will include excess interest; provided, however, any such amounts payable to the Fixed Rate
                               Certificates will be payable first to the Class
                               A-1 Certificates, until the Certificate Principal
                               Balances thereof have been reduced to zero, then to the Class A-2 Certificates until the Certificate Principal Balances thereof have been reduced to zero, then to the Class A-3
                               Certificates until the Certificate Principal
                               Balances thereof have been reduced to zero, then to the Class A-4 Certificates until the Certificate Principal Balances thereof have been reduced to zero, and then to the Class A-5
                               Certificates.  See "DESCRIPTION OF THE CLASS A
                               CERTIFICATES-- Distributions" and "--
                               Overcollateralization and Crosscollateralization
                               Provisions" in this Prospectus Supplement.

Credit Enhancement:            The Credit Enhancement provided for the benefit
                               of the Holders of the Class A Certificates consists of (x) excess interest, (y) the overcollateralization and crosscollateralization mechanics which utilize the internal cash flows of the Trust and (z) the Certificate Insurance
                               Policies.

                               Overcollateralization and Crosscollateralization.
                               The cashflow provisions of the Trust and the requirements of the Certificate Insurer are expected to result in an increased rate of amortization of the Class A Certificates relative to the amortization of the related Mortgage Loans through the application of excess interest to the payment of the principal of Class A Certificates until the required level of overcollateralization is achieved. In addition, the cashflow provisions of the Agreement require, under certain circumstances, that excess interest generated by one Mortgage Loan Group be used to fund shortfalls with respect to the other Mortgage Loan Group or to accelerate the amortization of the Class A Certificates related to the other Mortgage Loan Group. As a result of the application of excess interest to pay down Class A Certificates, there is expected to be an excess of the aggregate Scheduled Principal Balances of the Mortgage Loans in each Mortgage Loan Group over the Certificate Principal Balances of the related Class A Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the increased rate of amortization of the Class A Certificates will cease, unless necessary to maintain the required level of overcollateralization.

                               The Agreement, together with the requirements of the Certificate Insurer provides that, to the extent required by the Certificate Insurer and subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Mortgage Loan Group may increase or decrease over time. An increase would result in a temporary period of faster amortization of the related Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of slower amortization to reduce the actual level of overcollateralization to its required level.

                               See "DESCRIPTION OF THE CLASS A CERTIFICATES -- Overcollateralization and Crosscollateralization
                               Provisions" in this Prospectus Supplement.

                               The Certificate Insurance Policies. The Depositor will obtain the Certificate Insurance Policies, which are noncancelable, in favor of the Trustee on behalf of the Holders of each Class of the Class A Certificates. On each Distribution Date, subject to the terms of the related Certificate Insurance Policy, the Certificate Insurer will be required to make available to the Trustee the amount by which the related Class A Current Interest and any Subordination Deficit (as defined herein), if any, for the related Mortgage Loan Group exceeds the Total Available Funds for such Group (as defined herein) after deducting the amount necessary to pay the related premium amount to the Certificate Insurer for such Mortgage Loan Group as of such Distribution Date. The Certificate Insurance Policies do not guarantee to Holders of the related Class A Certificates any specified rate of prepayments or any Variable Rate Certificates Carryover. See "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in this Prospectus Supplement and "DESCRIPTION OF CREDIT ENHANCEMENT" in the Prospectus.

Certificate Insurer:           __________________________ (the "Certificate
                               Insurer").

Pre-Funding Account:           On the Closing Date, the Original Pre-Funded
                               Amount (approximately $__________) will be deposited in the Pre-Funding Account which will be in the name of the Trustee on behalf of the Trust. Approximately $__________ of such aggregate amount will be funded from the sale of the Fixed Rate Certificates and an amount of approximately $__________ of such aggregate amount will be funded from the sale of the Variable Rate Certificates and may be used to acquire Subsequent Mortgage Loans for addition to the Fixed Rate Group and the Variable Rate Group, respectively. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent
                               Mortgage Loans in accordance with the Agreement.

                               Until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default occurs under the Agreement and
                               (iii) ________ _, 1997 (the "Funding Period"),
                               the Pre-Funded Amount will be maintained in the Pre-Funding Account. The amount on deposit in the Pre-Funding Account at any time, less any interest and other investment earnings on amounts on deposit therein (the "Pre-Funding Account Earnings"), is the "Pre-Funded Amount". Subsequent Mortgage Loans added to the Fixed Rate Group or the Variable Rate Group on any date (each, a "Subsequent Sales Date") must satisfy the criteria for such Group set forth in the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period with respect to either Group will be distributed to the Holders of the related Certificates then entitled to receive distributions of principal on the Distribution Date that immediately follows the end of the Funding Period in reduction of the Certificate Principal Balance of such Holders' Certificates, as specified herein under "DESCRIPTION OF THE CLASS A CERTIFICATES -- Distributions" in this Prospectus Supplement. Pre-Funding Account Earnings will be deposited in the Capitalized Interest Account. The Pre-Funding Account will be an asset of the Trust but will not be an asset of the REMIC (as defined herein).

Capitalized Interest Account:  On the Closing Date, cash will be deposited in the Capitalized Interest Account which account will be in the name of the Trustee on behalf of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Paying Agent to fund on each Distribution Date to and including the Distribution Date immediately following the end of the Funding Period the excess of (i) the sum of (a) the applicable Class A Current Interest for such Distribution Date and
                               (b) the related premium amount to the Certificate Insurer for such Distribution Date over (ii) the Interest Funds (as defined herein) for the related Mortgage Loan Group and Master Servicer Remittance Date. Amounts remaining in the Capitalized Interest Account at the end of the Funding Period will be paid to the Seller. The Capitalized Interest Account will be an asset of the Trust but will not be an asset of the REMIC (as defined herein).

Mandatory Prepayment of
Certificates:                  If, at the end of the Funding Period, not all the
                               approximately $__________ and $__________ funded from the sale of the Fixed Rate Certificates and Variable Rate Certificates, respectively, has been used to acquire Subsequent Mortgage Loans with respect to the related Group, then the Class
                               A Certificates of the related Group will receive a prepayment not later than ________ __, 1997.
                               The Agreement does not permit Pre-Funding Account moneys funded from the sale of one Group of Class
                               A Certificates to be used to acquire Subsequent
                               Mortgage Loans relating to the other Group of Class A Certificates.

                               Although no assurance can be given, it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust and added to the Fixed Rate Group or the Variable Rate Group will require application of substantially all the Original Pre-Funded Amount, and it is not intended that there be any material amount of principal prepaid to the Holders of the Fixed Rate or Variable Rate Certificates from the Pre-Funding Account.

Advances and Month-End
Interest:                      Each Servicer will be obligated to make advances
                               ("Advances") with respect to delinquent payments of interest (at the related Mortgage Interest
                               Rate less the Servicing Fee, as defined below) and scheduled principal due on each Mortgage Loan serviced by it to the extent that the Master
                               Servicer determines, in good faith, that such Advances will be recoverable from Insurance
                               Proceeds, Liquidation Proceeds or subsequent payments with respect to such Mortgage Loan. See
                               "SERVICING OF MORTGAGE LOANS -- Advances" in the
                               Prospectus.

                               In addition, the Servicers will be required to deposit in its Custodial Account on or before each of its remittance dates, an amount equal to Month End Interest (as defined herein) with respect to the preceding prepayment period.

Servicing Fee:                 Each Servicer will be entitled to (i) a monthly
                               servicing fee with respect to each Mortgage Loan serviced by it (the "Servicing Fee"), which fee will be payable from an amount equal to one-twelfth of a fixed percentage per annum (the
                               "Servicing Fee Rate") multiplied by the Scheduled
                               Principal Balance of such Mortgage Loan on the first day of the Due Period (the period from and including the second day of a month to and including the first day of the following month) with respect to each Distribution Date and (ii) additional servicing compensation described herein. See "THE MORTGAGE LOAN POOL-- Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement and "SERVICING OF
                               THE MORTGAGE LOANS" in the Prospectus.

Master Servicing Fee:          The Master Servicer will be entitled to a monthly
                               fee with respect to each Mortgage Loan (the
                               "Master Servicing Fee"), payable on each Distribution Date, in an amount equal to one-twelfth of _____% per annum (the "Master
                               Servicing Fee Rate") multiplied by the Scheduled
                               Principal Balance of such Mortgage Loan on the first day of the Due Period with respect to each Distribution Date. The Master Servicer will pay the Trustee, the Paying Agent, the Certificate
                               Registrar and the Custodian their monthly fees out of the Master Servicing Fee. See "THE
                               MORTGAGE LOAN POOL-- The Master Servicer" in this
                               Prospectus Supplement and "SERVICING OF MORTGAGE
                               LOANS-- Master Servicer Duties" in the
                               Prospectus.

Optional Termination:          The Holders of Class R Certificates will have the
                               right to purchase all the Mortgage Loans when the aggregate Scheduled Principal Balances of the Mortgage Loans have declined to less than 10% of the sum of (a) the aggregate Scheduled Principal
                               Balances of the Initial Mortgage Loans as of the Closing Date and (b) the Original Pre-Funded
                               Amount (the "Maximum Collateral Amount"). Any such repurchase will result in the early retirement of the Certificates. See "THE
                               AGREEMENT -- Optional Termination" in this
                               Prospectus Supplement.

Ratings: It is a condition of the original issuance of the Class A Certificates that the Class A Certificates receive ratings of AAA by Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), and Aaa by Moody's Investors Service, Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning entity. See "PREPAYMENT AND YIELD CONSIDERATIONS" and "RATINGS" in this Prospectus Supplement and "MATURITY, PREPAYMENT AND YIELD Considerations" in the Prospectus.

Book-Entry Registration of the
Class A Certificates:          The Class A Certificates will initially be issued
                               in book-entry form. Persons acquiring beneficial ownership interests in such Class A Certificates
                               ("Beneficial Holders") may elect to hold their interests through The Depository Trust Company
                               ("DTC"), in the United States, or CEDEL Bank,
                               S.A. ("CEDEL") or the Euroclear System
                               ("Euroclear"), in Europe. Transfers within DTC,
                               CEDEL or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Certificates are Book-Entry
                               Certificates (as defined herein), such
                               Certificates will be evidenced by one or more
                               Certificates registered in the name of Cede & Co.
                               ("Cede"), as the nominee of DTC or one of the European Depositaries (as defined below).
                               Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank

                               N.A. Citibank") or Chase Manhattan Bank ("Chase", and together with Citibank, the "European Depositaries"), the relevant depositaries of CEDEL and Euroclear, respectively, and each a participating member of DTC. No Beneficial Holder will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Class A Certificates reflect the rights of Beneficial Holders only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See "DESCRIPTION OF THE CLASS A CERTIFICATES--Book-Entry Registration of the Class A Certificates" and "--Global Clearance, Settlement and Tax Documentation Procedures" in the Prospectus.


Federal Income Tax Aspects:    For Federal income tax purposes an election will
                               be made to treat the Trust (exclusive of the Pre-Funding Account and the Capitalized Interest
                               Account) as a "real estate mortgage investment conduit" (the "REMIC"). Each Class of Class A
                               Certificates will be designated as "regular interests" in the REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes. The REMIC will also issue the Class R Certificates, which will be designated as the sole class of "residual interests" in the REMIC. See "CERTAIN FEDERAL
                               INCOME TAX CONSEQUENCES" in this Prospectus
                               Supplement and in the Prospectus.

ERISA Considerations:          Fiduciaries of employee benefit plans subject to
                               the Employee Retirement Income Security Act of
                               1974, as amended ("ERISA"), or plans subject to
                               Section 4975 of the Internal Revenue Code of 1986
                               (the "Code") should carefully review with their legal advisors whether the purchase or holding of the Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA
                               CONSIDERATIONS" in this Prospectus Supplement and in the Prospectus.

Legal Investment
Considerations:                Upon the termination of the Funding Period, the
                               Variable Rate Certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                               ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Variable Rate
                               Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

                               Although the Fixed Rate Certificates are expected to be rated "AAA" by Standard & Poor's and "Aaa" by Moody's, the Fixed Rate Certificates will not constitute "mortgage related securities" for purposes of SMMEA because some of the Mortgage Loans in the Fixed Rate Group are secured by second liens. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Fixed Rate Certificates.

                                  RISK FACTORS

            Prospective investors in the Class A Certificates should consider the following factors (as well as the factors set forth under "RISK FACTORS" in the Prospectus) in connection with the purchase of the Class A Certificates.

            Risk of Mortgage Loan Interest Rates Reducing Variable Rate Pass-Through Rate. Subject to the Variable Rate Available Funds Cap, the Variable Rate Pass-Through Rate is based upon the value of an index (One Month LIBOR) which is different from the value of the indices applicable to the Mortgage Loans in the Variable Rate Group, as described under "THE MORTGAGE POOL -- Variable Rate Group" in this Prospectus Supplement (either as a result of the use of a different index rate, determination date, rate adjustment date or rate cap or floor). The Variable Rate Group contains Mortgage Loans the interest rates of which adjust semi-annually based upon Six Month LIBOR or annually based on a One Year CMT Index or semi-annually based upon Six Month LIBOR beginning two or three years after origination whereas the Pass-Through Rate on the Variable Rate Certificates adjusts monthly based upon One Month LIBOR, subject to the Variable Rate Available Funds Cap. Consequently, the Variable Rate Pass-Through Rate for any Distribution Date may not equal the rate determined on the basis of One Month LIBOR plus the applicable margin on the Variable Rate Certificates during the related Accrual Period. In particular, the Variable Rate Pass-Through Rate adjusts monthly, while the interest rates of the Mortgage Loans in the Variable Rate Group adjust less frequently, with the result that the Variable Rate Available Funds Cap may be lower than the otherwise applicable Variable Rate Pass-Through Rate for extended periods in a rising interest rate environment. In addition, One Month LIBOR and the indices applicable to such Mortgage Loans may respond to different economic and market factors, and there is not necessarily any correlation between them. Thus, it is possible, for example, that One Month LIBOR may rise during periods in which such indices are stable or are falling or that, even if One Month LIBOR and such indices rise during the same period, One Month LIBOR may rise much more rapidly than such indices. If the Variable Pass-Through Rate on any Distribution Date is limited by application of the Variable Rate Available Funds Cap, a Variable Rate Certificates Carryover will result and, to the extent funds are available on subsequent Distribution Dates in accordance with the priority of payment provisions set forth in the Agreement, will be distributed to the Variable Rate Certificates.

            Risk of Early Prepayment of Principal Associated with the Pre-Funding Account. If the principal amount of eligible Subsequent Mortgage Loans available during the Funding Period is less than 100% of the Original Pre-Funded Amount, the Depositor will have insufficient Subsequent Mortgage Loans to sell to the Trust for addition to the Fixed Rate Group and the Variable Rate Group on the Subsequent Sales Dates, thereby resulting in a prepayment of principal to Holders of the Fixed Rate Certificates and/or the Variable Rate Certificates as described herein. See "Social, Economic and Other Factors" below.

            To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust for inclusion in the Fixed Rate Group or the Variable Rate Group by the end of the Funding Period, the Holders of the Fixed Rate Certificates and/or the Variable Rate Certificates will receive a prepayment of principal in an amount equal to the Pre-Funded Amount, remaining in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period (in no event later than ________ __, 1997). Although no assurances can be given, the Depositor intends that the principal amount of Subsequent Mortgage Loans sold to the Trust require the application of substantially all the Original Pre-Funded Amount and that there be no material principal prepayment to the Holders of the Fixed Rate Certificates or the Variable Rate Certificates from the Original Pre-Funded Amount.

            Subsequent Mortgage Loans may have different characteristics than the Initial Mortgage Loans. Therefore, following the transfer of Subsequent Mortgage Loans to the Fixed Rate Group or the Variable Rate Group, the aggregate characteristics of the Mortgage Loans then held in such Group may vary from those of the Initial Mortgage Loans in such Group. See "THE MORTGAGE LOAN POOL--Conveyance of Subsequent Mortgage Loans.

            Risk of Higher Delinquencies Associated with Underwriting Standards. All the Mortgage Loans will be originated or acquired by SMI in accordance with its mortgage loan program as described in the Prospectus. As a general matter, SMI's mortgage loan program consists of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by Federal National Mortgage Association ("FNMA") due to credit characteristics that do not meet FNMA guidelines. Mortgage loans originated under SMI's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under FNMA guidelines. Nevertheless, approximately __% and approximately __% (by aggregate Scheduled Principal Balances as of the Cut-Off Date) of the Mortgage Loans in the Fixed Rate Group and Variable Rate Group, respectively, had a first monthly payment due on or before _______ _, 1997. Therefore, it was not possible for any Mortgage Loan other than such Mortgage Loans to have had a monthly payment that was delinquent 30 days or more.

            Risk of Higher Default Rates Associated with California Real Property. Because the Mortgaged Premises for approximately __% of the Initial Mortgage Loans (approximately __% by Scheduled Principal Balance) in the Variable Rate Group and approximately __% of the Initial Mortgage Loans (approximately __% by Scheduled Principal Balance) in the Fixed Rate Group are located in California, an overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Premises securing such Mortgage Loans, causing the Scheduled Principal Balances of the related Mortgage Loans to equal or exceed the value of such Mortgaged Premises.

            The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mudflows). See "SERVICING OF MORTGAGE LOANS -- Standard Hazard Insurance Policies" in the Prospectus. Accordingly, if any such event causes losses in respect of the Mortgage Loans, the protection afforded by the overcollateralization and crosscollateralization of the Certificates is insufficient and the Certificate Insurer is unable to meet its obligations under the related Certificate Insurance Policy, the Holders of the Class A Certificates could experience a loss on their investment.

            Risk of Higher Default Rates Associated with Second Liens. Because approximately ___% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the Fixed Rate Group are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Mortgage Loans will be available to satisfy the outstanding balance of a Mortgage Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder. The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the first mortgage or make payments due to the first mortgagee. See "MORTGAGE LOAN POOL - Advances and Month-End Investment" herein.

            An overall decline in the residential real estate market, the general condition of Mortgage Premises, or other factors, could adversely affect the values of the Mortgage Premises such that the outstanding balances of the Mortgage Loans, together with any senior liens on the Mortgage Premises, equal or exceed the value of the Mortgage Premises. A decline in the value of Mortgage Premises would affect the interest of the Trust in the Mortgage Premises before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Mortgage Premises to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.

            Risk of Higher Default Rates for Balloon Loans. Approximately __% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the Fixed Rate Group are "balloon loans" that provide for the payment of the unamoritized principal balance in a single payment at maturity ("Balloon Loans"). Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan, generally five, seven, ten or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments at maturity and because the ability to repay such amounts is frequently dependent upon the ability to obtain refinancing, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans. Neither the Servicers nor the Master Servicer will be required to advance defaulted payments at maturity on Balloon Loans.

            Other Legal Considerations; Litigation. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of SMI and the other originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. SMI has represented that all applicable federal and state laws were complied with in connection with the origination of the Initial Mortgage Loans and will be complied with in connection with the Subsequent Mortgage Loans. If such representation is breached in respect of any Mortgage Loan in a manner that materially and adversely affects Certificateholders or the Certificate Insurer, SMI will be obligated to repurchase the affected Mortgage Loan at a price equal to the unpaid principal balance thereof plus accrued interest or to substitute a new mortgage loan in place of the affected Mortgage Loan. Unscheduled recoveries of principal on Mortgage Loans due to any such repurchase by SMI may, depending on the magnitude thereof and the availability of funds therefor, accelerate the timing of principal distributions to holders of the related Certificates and thereby affect the yields and weighted average lives of such Certificates, especially those purchased at a premium. See "PREPAYMENT AND YIELD CONSIDERATIONS" herein. In addition, depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Depositor to damages and administrative enforcement. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

            On November 12, 1996, SMI was served with a complaint in which the plaintiff alleged: (a) it obtained in March 1996 a mortgage loan from a broker which the broker subsequently sold to SMI; (b) although the amount paid by SMI to the broker was disclosed on the HUD-1 settlement sheet, that amount was not made available prior to closing in the good faith estimate; and (c) any such payment by SMI is impermissible under applicable law, regardless of disclosure. The complaint requests certification of a class of similarly situated persons and damages equal to three times the settlement charges. SMI is one of a number of major mortgage lending institutions subject to this type of lawsuit. SMI does not believe that the complaint will have any material adverse effect on its business and intends to file an answer denying liability. To the extent that a class of plaintiffs is certified which includes borrowers under the Mortgage Loans, and SMI subsequently suffers an adverse judgment, the related Mortgage Loans may be subject to repurchase as described in the preceding paragraph.

            Risk of SMI Insolvency. SMI believes that the transfer of the Mortgage Loans by SMI to the Depositor and by the Depositor to the Trust constitute sales by SMI to the Depositor and by the Depositor to the Trust and, accordingly, that the Mortgage Loans will not be part of the assets of SMI or the Depositor in the event of the insolvency of SMI and will not be available to the creditors of SMI. Nevertheless, in the event of an insolvency, it is possible that a bankruptcy trustee or a creditor of SMI may argue that the transaction between SMI and the Depositor was a pledge of such Mortgage Loans in connection with a borrowing by SMI rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

            On the Closing Date, the Trustee, the Depositor, the Rating Agencies and the Certificate Insurer will have received an opinion of Arter & Hadden, counsel to the Depositor, with respect to the true sale of the Mortgage Loans from SMI to the Depositor and from the Depositor to the Trust, in form and substance satisfactory to the Certificate Insurer and the Rating Agencies.

                                USE OF PROCEEDS

            The Depositor will sell the Mortgage Loans to the Trust concurrently with the delivery of the Certificates. Net proceeds from the sale of the Class A Certificates less the Original Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Class R Certificates retained by the Depositor or its affiliates) represent the purchase price to be paid by the Trust to the Depositor for the Mortgage Loans.

                             THE MORTGAGE LOAN POOL

General

            All the Mortgage Loans will be originated or acquired by SMI in accordance with its mortgage loan program as described in the Prospectus. As a general matter, SMI's mortgage loan program consists of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by Federal National Mortgage Association ("FNMA") due to credit characteristics that do not meet FNMA guidelines. Mortgage loans originated under SMI's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under FNMA guidelines. Subsequent Mortgage Loans are intended to be purchased by the Trust for inclusion in the Fixed Rate Group and the Variable Rate Group from the Depositor from time to time during the Funding Period from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans".

            The pool is expected initially to consist of approximately _____ Mortgage Loans evidenced by promissory notes (the "Notes") secured by Mortgages on the Mortgaged Premises, __% of which by aggregate Scheduled Principal Balance are located in the State of California. The Mortgaged Premises consist of single-family residences (which may be detached, attached, part of a two- to-four family dwelling, a condominium unit, townhouse, manufactured housing, or a unit in a planned unit development). The Mortgaged Premises may be owner-occupied (which includes second and vacation homes) or non-owner occupied investment properties. The Mortgage Loans are secured by first and second lien mortgages on the Mortgaged Premises.

            The Mortgage Loans satisfy certain criteria including: remaining terms to stated maturity of no more than 360 months; a Mortgage Interest Rate as of the Cut-Off Date of at least _____% with respect to the Fixed Rate Group and at least ____% with respect to the Variable Rate Group; and a loan-to-value ratio not in excess of 95%. Substantially all the Mortgage Loans will have been originated less than six months prior to the Cut-Off Date.

            Each Mortgage Loan in the Trust will be assigned to one of the two Mortgage Loan Groups comprised of Mortgage Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Mortgage Loans which bear variable interest rates only, in the case of the Variable Rate Group. Subject to the cross-collateralization provisions described herein, the Fixed Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and the Variable Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Variable Rate Group.

Characteristics of the Initial Mortgage Loans

            The information in the following tables (including the textual information beneath each table) has been derived solely from the Mortgage Loan Pool as constituted as of the Cut-Off Date and reflects only the characteristics of the Initial Mortgage Loans and does not include information with respect to the Subsequent Mortgage Loans. Totals may not sum to 100% due to rounding.


1) Current Scheduled Principal Balance

                          Variable Rate Group          Fixed Rate Group
                        -----------------------   -------------------------
                        Percent by   Percent by   Percent by     Percent by
                          No. of      Scheduled     No. of       Scheduled
Current Scheduled        Mortgage     Principal    Mortgage      Principal
Principal Balance         Loans        Balance       Loans        Balance
------------------      -----------  -----------  -----------   ------------

 $50,000  and  below
  50,001   - 100,000
 100.001   - 150,000
 150,001   - 200,000
 200,001   - 250,000
 250,001   - 300,000
 300,001   - 350,000
 350,001   - 400,000
 400,001   - 450,000
 450,001   - 500,000
 500,001   - 550,000
550,001    - 600,000
 600,001   - 650,000
 650,001   - 700,000
 700,001   - 750,000
 750,001   - 800,000
 850,000   - 900,000
 900,001   - 950,000
 950,001   -1,000,000
    over   1,000,000
 Totals:                   100           100          100           100
                           ===           ===          ===           ===


The average Scheduled Principal Balance is (a) $_____ for the Initial Mortgage Loans, (b) $______ for the Variable Rate Group and (c) $______ for the Fixed Rate Group. The maximum and minimum Scheduled Principal Balances of the Initial Mortgage Loans are $_________ and $_______, respectively.


2) Current Mortgage Interest Rates

                          Variable Rate Group          Fixed Rate Group
                        -----------------------   -------------------------
                        Percent by   Percent by   Percent by     Percent by
                          No. of      Scheduled     No. of       Scheduled
Current Scheduled        Mortgage     Principal    Mortgage      Principal
Principal Balance         Loans        Balance       Loans        Balance
------------------      ----------   -----------  ----------     ----------
   5.500   -   5.999
   6.000   -   6.499
   6.500   -   6.999
   7.000   -   7.499
   7.500   -   7.999
   8.000   -   8.499
   8.500   -   8.999
   9.000   -   9.499
   9.500   -   9.999
  10.000   -  10.499
  10.500   -  10.999
  11.000   -  11.499
  11.500   -  11.999
 112.000   -  12.499
  12.500   -  12.999
  13.000   -  13.499
  13.500   -  13.999
  14.000   -  14.499

      Totals:              100           100          100           100
                           ===           ===          ===           ===


The weighted average current Mortgage Interest Rate is (a) ____% per annum, for the Initial Mortgage Loans, (b) ____% per annum for the Variable Rate Group and
(c) _____% per annum for the Fixed Rate Group.


3) Maximum Lifetime Mortgage Interest Rates of the Variable Rate Group

     Maximum Lifetime         Percent by No. of      Percent by Scheduled
 Mortgage Interest Rates        Mortgage Loans        Principal Balance
 -----------------------        --------------        -----------------
11.500      -     11.999
12.000      -     12.499
12.500      -     12.999
13.000      -     13.499
13.500      -     13.999
14.000      -     14.499
14.500      -     14.999
15.000      -     15.499
15.500      -     15.999
16.000      -     16.499
16.500      -     16.999
17.000      -     17.499
17.500      -     17.999
18.000      -     18.499
18.500      -     18.999
19.000      -     19.499
19.500      -     19.999
      Totals:                       100                      100
                                    ===                      ===

The weighted average maximum lifetime Mortgage Interest Rate for the Variable Rate Group is ______% per annum.

4) Minimum Lifetime Mortgage Interest Rates of the Variable Rate Group

     Minimum Lifetime         Percent by No. of      Percent by Scheduled
 Mortgage Interest Rates        Mortgage Loans        Principal Balance
 -----------------------        --------------        -----------------
   3.000    -      3.499
   3.500    -      3.999
   4.000    -      4.499
   4.500    -      4.999
   5.000    -      5.499
   5.500    -      5.999
   6.000    -      6.499
   6.500    -      6.999
   7.000    -      7.499
   7.500    -      7.999
   8.000    -      8.499
   8.500    -      8.999
   9.000    -      9.499
   9.500    -      9.999
  10.000    -     10.499
  10.500    -     10.999
  11.000    -     11.499
  11.500    -     11.999
  12.000    -     12.499
  12.500    -     12.999
      Totals:                       100                      100
                                    ===                      ===


The weighted average minimum lifetime Mortgage Interest Rate for the Variable Rate Group is ____% per annum. In no case will the minimum lifetime Mortgage Interest Rate be less than the applicable Gross Margin.

5) Next Interest Adjustment Date on Variable Rate Group

        Interest             Percent by No. of      Percent by Scheduled
    Adjustment Date           Mortgage Loans          Principal Balance
    ---------------          -----------------      --------------------

April 1, 1997
May 1, 1997
June 1, 1997
July 1, 1997
August 1, 1997
September 1, 1997
October 1, 1997
November 1, 1997
May 1, 1998
June 1, 1998
July 1, 1998
August 1, 1998
September 1, 1998
October 1, 1998
April 1, 1999
May 1, 1999
July 1, 1999
August 1, 1999
September 1, 1999
October 1, 1999
November 1, 1999

      Totals:                     100                      100
                                  ===                      ===


The weighted average next Interest Adjustment Date for the Variable Rate Group is __________ __, 1997.


6) Gross Margins on Variable Rate Group

                             Percent by No. of      Percent by Scheduled
    Gross Margin (%)          Mortgage Loans          Principal Balance
    ----------------          --------------          -----------------
2.750      -     2.999
3.000      -     3.249
3.250      -     3.499
3.500      -     3.749
3.750      -     3.999
4.000      -     4.249
4.250      -     4.499
4.500      -     4.749
4.750      -     4.999
5.000      -     5.249
5.250      -     5.499
5.500      -     5.749
5,750      -     5.999
6.000      -     6.249
6.250      -     6.499
6.500      -     6.749
6.750      -     6.999
7.000      -     7.249
7.250      -     7.499
7.500      -     7.749
7.750      -     7.999

      Totals:                     100                       100
                                  ===                       ===

The weighted average Gross Margin for the Variable Group Rate is ____% per annum.


7) Remaining Terms to Stated Maturity

                         Variable Rate Group           Fixed Rate Group
                         -------------------           ----------------
                     Percent by    Percent by    Percent by    Percent by
                       No. of      Scheduled       No. of      Scheduled
 Remaining Terms      Mortgage     Principal      Mortgage     Principal
     (Months)          Loans        Balance        Loans        Balance
     --------          -----        -------        -----        -------
118     -     120
175     -     179
180
235     -     240
299     -     353
354
355
356
357
358
359
360

      Totals:           100           100           100           100
                        ===           ===           ===           ===

The weighted average remaining term to stated maturity for the Fixed Rate Group is ___ months.

The weighted average remaining term to stated maturity for the Variable Rate Group is approximately ___ months.


8) Original Loan-to-Value Ratios(1)

                         Variable Rate Group         Fixed Rate Group
                         -------------------         ----------------
                      Percent by    Percent by    Percent by   Percent by
                        No. of      Scheduled       No. of      Scheduled
 Original Loan-to-     Mortgage     Principal      Mortgage     Principal
    Value Ratios         Loans       Balance        Loans        Balance
    ------------         -----       -------        -----        -------
50.00   and  below
50.01    -   55.00
55.01    -   60.00
60.01    -   65.00
65.01    -   70.00
70.01    -   75.00
75.01    -   80.00
80.01    -   85.00
85.01    -   90.00
90.01    -   95.00

      Totals:              100        100           100           100
                           ===        ===           ===           ===

(1) The Loan-to-Value Ratio of a Mortgage Loan (including second lien Mortgage Loans) is equal to the ratio (expressed as a percentage) of the original Scheduled Principal Balance of the Mortgage Loan and the fair market value of the Mortgaged Premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.


The weighted average original loan-to-value ratio for the Fixed Rate Group is _____%.

The weighted average original loan-to-value ratio for the the Variable Rate Group is _____%.

9) Mortgage Loan Purpose


                               Variable Rate Group         Fixed Rate Group
                               -------------------         ----------------
                            Percent by    Percent by   Percent by    Percent by
                              No. of      Scheduled      No. of      Scheduled
                             Mortgage     Principal     Mortgage     Principal
       Loan Purpose            Loans       Balance        Loans       Balance
       ------------            -----       -------        -----       -------
Purchase
Refinance (Cash-Out)
Refinance (No Cash-  Out)

      Totals:                   100           100           100          100
                                ===           ===           ===          ===

10) Occupancy Type of Mortgaged Premises

                       Variable Rate Group           Fixed Rate Group
                       -------------------           ----------------
                     Percent by    Percent of    Percent by    Percent by
                       No. of      Scheduled       No. of      Scheduled
                      Mortgage     Principal      Mortgage     Principal
Occupancy Type (1)     Loans        Balance        Loans        Balance
------------------     -----        -------        -----        -------
Primary Home
Second Home
Investor

     Totals:             100          100            100           100
                         ===          ===            ===           ===

(1) As represented by the borrowers on their Mortgage Loan applications.

11) Property Types of Mortgage Premises


                         Variable Rate Group         Fixed Rate Group
                         -------------------         ----------------
                       Percent by   Percent by    Percent by   Percent by
                         No. of      Scheduled      No. of      Scheduled
                        Mortgage     Principal     Mortgage     Principal
Property Type            Loans        Balance       Loans        Balance
-------------            -----        -------       -----        -------
Single-Family
  Detached
Single-Family
  Attached
De Minimis PUD
Planned Unit
  Development
Low Rise
  Condominium
Manufactured
  Housing
High Rise
  Condominium
Townhouse
2-4 Family

      Totals:            100           100          100           100
                         ===           ===          ===           ===

12) Origination Program

                             Variable Rate Group          Fixed Rate Group
                             -------------------          ----------------
                           Percent by    Percent of   Percent by    Percent by
                             No. Of      Scheduled      No. Of       Scheduled
                            Mortgage     Principal     Mortgage      Principal
  Origination Program        Loans        Balance        Loans        Balance
  -------------------        -----        -------        -----        -------
Full Documentation
Limited Documentation
Stated Income

      Totals:

13) State Distribution of Mortgage Premises


                      Variable Rate Group              Fixed Rate Group
                      -------------------              ----------------
                  Percent by      Percent of     Percent by      Percent by
                    No. of        Scheduled        No. of         Scheduled
                   Mortgage       Principal       Mortgage        Principal
     State           Loans         Balance          Loans          Balance
     -----           -----         -------          -----          -------
Arizona
California
Colorado
Florida
Georgia
Illinois
Maryland
Missouri
New Jersey
Nevada
Ohio
Oklahoma
Oregon
Pennsylvania
Tennessee
Texas
Utah
Utah
Virginia
Washington
Other*

   Totals:             100           100             100             100
                       ===           ===             ===             ===

*Others may include: Alabama, District of Columbia, Delaware, Hawaii, Idaho, Iowa, Indiana, Kansas, Kentucky, Louisiana, Massachusetts, Maine, Michigan, Minnesota, Mississippi, Montana, Nebraska, North Carolina, New Mexico, New York, Rhode Island, South Carolina, West Virginia, Wisconsin and Wyoming.

Conveyance of Subsequent Mortgage Loans

            The Agreement permits the Trust to acquire approximately $__________ and $__________ in aggregate Scheduled Principal Balance of Subsequent Mortgage Loans for addition to the Fixed Rate Group and Variable Rate Group, respectively. Accordingly, the statistical characteristics of the Mortgage Loan Pool and the Fixed Rate Group and the Variable Rate Group will change upon the acquisition of Subsequent Mortgage Loans. Pursuant to the Agreement, however, the Depositor has covenanted to deliver Subsequent Mortgage Loans for inclusion that will not materially change the statistical characteristics of the Fixed Rate Group or the Variable Rate Group.

            The obligation of the Trust to purchase Subsequent Mortgage Loans on a Subsequent Sales Date is subject to the requirements of the Agreement.

Conversion Option

            Less than ___% of the Initial Mortgage Loans in the Variable Rate Group are expected to be convertible, upon the fulfillment of certain conditions, from a variable rate to a fixed rate at the option of the Mortgagor. Should interest rates decline so that the fixed rates applicable upon conversion are significantly lower than the then current variable rates, or are significantly lower than the applicable maximum lifetime variable rates on convertible Mortgage Loans in the Variable Rate Group, borrowers may have a significant financial incentive to effect conversions.

            The Depositor is obligated to purchase any such converted Mortgage Loan from the Trustee at a purchase price equal to 100% of its Scheduled Principal Balance plus 30 days' interest thereon at the applicable rate in effect immediately prior to such conversion. If any such converted Mortgage Loan is not repurchased from the Trustee, the Master Servicer will attempt to sell such Mortgage Loan, but only at a price at which the Trustee would receive a net amount at least equal to the price at which the Depositor is obligated to repurchase such Converted Mortgage Loan. Until sold at such a price, such converted Mortgage Loan will remain in the Variable Rate Group, but with a fixed rate. The ratings assigned to the Certificates do not represent an assessment of the ability of the Depositor to purchase converted Mortgage Loans when the Depositor is required to do so.

Interest Payments on the Mortgage Loans

            Each Mortgage Loan will provide for monthly payments by the obligor on the related Note (the "Mortgagor") according to the actuarial method ("Actuarial Loans"). Actuarial Loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the actuarial loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

Additional Information

            The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Premises is based upon the pool of Initial Mortgage Loans, as constituted at the close of business on the Cut-Off Date. Initial Mortgage Loans may be removed from either mortgage pool prior to closing as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement, if the Depositor deems such removal necessary or appropriate and the Depositor may substitute other Initial Mortgage Loans subject to certain terms and conditions set forth in the Agreement including the consent of the Certificate Insurer. None of the substitution of Mortgage Loans, the addition of the Mortgage Loans not included in the Initial Mortgage Loans or the acquisition of the Subsequent Mortgage Loans are expected to cause material variances from the information set forth herein.

            A current report on Form 8-K will be available to purchasers of the Class A Certificates and will be filed with the Commission, together with the Agreement within fifteen days after the initial issuance of the Class A Certificates. Any Mortgage Loans that are added to, or removed from, the Mortgage Pool as set forth in the preceding paragraph, will be noted in the current report on Form 8-K. A current report on Form 8-K will also be filed within fifteen days of the end of the Funding Period reflecting Subsequent Mortgage Loans added to the Trust. Also, the Depositor intends to file certain additional yield tables and other computational materials with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions; see "PREPAYMENT AND YIELD CONSIDERATIONS" in this Prospectus Supplement. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Servicing of the Mortgage Loans

            General. The Mortgage Loans will be serviced by Meritech Mortgage Services, Inc. ("Meritech"), an affiliate of the Depositor, and by ________________ ("__________"; __________ and Meritech are referred to collectively as the "Servicers"). The Servicers are (a) HUD-approved originators and (b) approved by and in good standing with FNMA and FHLMC. The Servicers will provide customary servicing functions with respect to the Mortgage Loans pursuant to Servicing Agreements among the Depositor, each Servicer and the Master Servicer. Among other things, each Servicer is obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans and to pay Month-End Interest with respect to Mortgage Loans serviced by it. Each Servicing Agreement requires each related Servicer to obtain approvals of the Master Servicer with respect to certain servicing activities. See "SERVICING OF THE MORTGAGE LOANS" in the Prospectus.

            Meritech Loan Servicing Activities. Meritech commenced its servicing operations in 1960 and operated under the name Cram Mortgage Service, Inc. prior to September 1994. The principal offices of Meritech are located in Fort Worth, Texas.

            As of December 31, 1996, Meritech serviced a portfolio of approximately ______ one- to- four family residential mortgage loans totalling approximately $_____ million. The following tables set forth certain unaudited information concerning the delinquency experience (including loans in foreclosure) and mortgage loans foreclosed with respect to Meritech's conventional loan servicing portfolio as of the end of the indicated period. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 30 days past due on a contractual basis.


                       Percentage of Total   Percentage of Total    Percentage of Total
                         Portfolio as of       Portfolio as of        Portfolio as of
                        December 30, 1996     December 31, 1995      December 31, 1994
                        -----------------     -----------------      -----------------

                          By      By Dollar     By      By Dollar      By     By Dollar
                        No. of    Amount of   No. of    Amount of    No. of   Amount of
                         Loans      Loans      Loans      Loans       Loans      Loans
Period of delinquency
 (including loans in
 foreclosure)
30 to 59 days               [To be supplied]
60 to 89 days
90 days or more
Percentage of Total
 Portfolio Delinquent(1)
Percentage of Total
 Portfolio Foreclosed


---------------------------------------------
(1)Totals may not sum due to rounding.

            The above statistics represent the recent experience of Meritech. There can be no assurance, however, that the delinquency and foreclosure experience of the Mortgage Loans will be comparable. In addition, the foregoing statistics are based on all the one- to four-family residential mortgage loans in Meritech's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Not all the mortgage loans in Meritech's servicing portfolio constitute non-conforming credits. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans in the future will correspond to the future delinquency and foreclosure experience of Meritech's one- to- four family conventional residential mortgage loan servicing portfolio. The actual delinquency and foreclosure experience of the Mortgage Loans will depend, among other things, upon the value of real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

               __________ Servicing Activities.  [To be supplied]

Servicing and Other Compensation and Payment of Expenses; Repurchase

            The Servicing Fee Rate applicable to each Mortgage Loan equals one twelfth of a fixed percentage per annum of the Scheduled Principal Balance of such Mortgage Loan with respect to each Distribution Date. As of the Cut-Off Date, the weighted average Servicing Fee Rate for the Mortgage Loans in the Fixed Rate Group is approximately ____% per annum and the weighted average Servicing Fee Rate for Mortgage Loans in the Variable Rate Group is approximately ____% per annum. In addition, late payment fees with respect to the Mortgage Loans, and any interest or other income earned on collections with respect to the Mortgage Loans pending remittance to the Asset Proceeds Account, will be paid to or retained by each Servicer as additional servicing compensation. Each Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and expenses incurred by each Servicer in connection with its responsibilities under the related Servicing Agreement. With the consent of the Certificate Insurer, each Servicer may transfer its servicing to successor servicers that meet the criteria for servicers approved by the Rating Agencies.

            Each Servicer and/or the Depositor will have the right, but not the obligation, to repurchase from the Trust any Mortgage Loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest thereon.

Advances and Month End Interest

            Prior to each Distribution Date, each Servicer is, and any successor servicer will be, obligated to advance its own funds with respect to delinquent payments of principal and interest on the Mortgage Loans, net of the Servicing Fees with respect to any Mortgage Loan for which it is making an advance, unless the Master Servicer deems such advance "non-recoverable". Advances of principal and interest will be deemed by the Master Servicer to be non-recoverable only to the extent such amounts are not reimbursable from late collections, Insurance Proceeds, Liquidation Proceeds and other assets of the Trust. Any failure by a Servicer to make any such required advance will constitute an event of default under the related Servicing Agreement. If a Servicer fails to make a required advance of principal and interest, the Master Servicer will be obligated to make such advance. Neither Servicer nor the Master Servicer will be required to make an advance of principal and interest that the Master Servicer deems non-recoverable. The total advance obligations of the Master Servicer may be subject to a dollar limitation that is acceptable to the Rating Agencies and the Certificate Insurer as set forth in the Agreement. See "SERVICING OF MORTGAGE LOANS -- Advances" in the Prospectus.

            In addition, each Servicer will be required to deposit in its Custodial Account on or before each remittance date (as defined in its Servicing Agreement), an amount equal to Month End Interest with respect to the preceding prepayment period (as defined in its Servicing Agreement) but only to the extent of the Servicing Fee payable with respect to the remittance date. "Month End Interest" means, with respect to any Mortgage Loan liquidated or prepaid in full during a prepayment period, the difference between the interest that would have been paid on such Mortgage Loan through the last day of the month in which such liquidation or prepayment occurred and interest actually received by the applicable Servicer with respect to such Mortgage Loan, in each case net of the Servicing Fee (except that Month End Interest does not accrue with respect to a prepayment of a Mortgage Loan or to liquidation proceeds during the period from the first day of a month through the last day of the prepayment period ending during such month). The Master Servicer is not obligated to pay Month End Interest.

The Master Servicer

            ________________________________________ will act as master servicer of both Mortgage Loan Groups (in such capacity, the "Master Servicer"). The Master Servicer has limited experience master servicing mortgage loans. The Master Servicer will supervise the servicing of the Mortgage Loans, provide certain reports to the Trustee regarding the Mortgage Loans, make advances to the extent described herein with respect to the Mortgage Loans if the Servicer fails to make a required advance and appoint a successor servicer, with the consent of or at the direction of the Certificate Insurer, if a Servicer is terminated. The Master Servicer is entitled to a monthly fee with respect to the

Mortgage Loans (the "Master Servicing Fee"), payable on each Distribution Date, in the amount equal to one-twelfth of _____% per annum (the "Master Servicing Fee Rate") multiplied by the Scheduled Principal Balance of such Mortgage Loan on the first day of the Due Period with respect to each Distribution Date. The Master Servicer will pay the Trustee and the Custodian their monthly fees out of the Master Servicing Fee.


                      PREPAYMENT AND YIELD CONSIDERATIONS

            The weighted average life of, and, if purchased at other than par, the yield to maturity on each Class of the Class A Certificates will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including payments in full of Mortgage Loans in the related Mortgage Loan Group prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans in the related Mortgage Loan Group by the Depositor. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status.

            The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class A Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

            "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate will be repaid to the investor. As described above, the weighted average life and yield to maturity (if purchased at a price other than par) of each class of the Class A Certificates will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Group are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, liquidations due to default or early termination of the Trust) and will also be significantly influenced by the amount of excess spread generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of excess spread available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Class A Certificates will be influenced by, among other factors, (i) the overcollateralization level of the assets in the Trust at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Scheduled Principal Balance than the Certificate Principal Balance of the Certificates);
(ii) the delinquency and default experience of the Mortgage Loans (i.e., excess spread will be applied to shortfalls on the Certificates before it is distributed in reduction of the Certificate Principal Balances thereof); (iii) the level of One Month LIBOR and the indices for the Variable Rate Mortgage Loans (i.e., excess spread is largely a function of the extent to which the values of the indices applicable to the Variable Rate Mortgage Loans plus the applicable gross margin exceed the Variable Pass-Through Rate); and (iv) the provisions of the Agreement that permit excess spread to be distributed to Subordinated Certificateholders when required overcollateralization levels have been met. To the extent that greater amounts of excess spread are distributed in reduction of the Certificate Principal Balances of a Class of Class A Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of excess spread distributed at any time or in the aggregate. See "DESCRIPTION OF THE CLASS A CERTIFICATES -- Overcollateralization and Crosscollateralization Provisions" in this Prospectus Supplement.

Mandatory Prepayment

            If not all the Original Pre-Funded Amount is used to acquire Subsequent Mortgage Loans for inclusion in the Fixed Rate Group or the Variable Rate Group, then the Holders of the Fixed Rate Certificates and/or Variable Rate Certificates then entitled to receive payments of principal will receive a partial prepayment on the Distribution Date immediately following the end of the Funding Period (not later than ________ __, 1997).

            Although no assurances can be given, the Depositor expects that the principal amount of Subsequent Mortgage Loans sold to the Trust for inclusion in the Fixed Rate Group and the Variable Rate Group will require the application of substantially all the amount on deposit in the Pre-Funding Account and that there should be no material principal prepaid to the Holders of the Fixed Rate Certificates or Variable Rate Certificates.

Prepayments and Yields for Class A Certificates

            Generally, if purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in a Mortgage Loan Group is slower than the rate anticipated by an investor who purchases a Class A Certificate of the related Class at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in a Mortgage Loan Group is faster than the rate anticipated by an investor who purchases a Class A Certificate of the related Class at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

            All the Mortgage Loans in the Fixed Rate Group are fixed rate Mortgage Loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

            All the Mortgage Loans in the Variable Rate Group are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

            The "Last Scheduled Distribution Date" for the Class A-1, Class A-2, Class A-3 and Class A-4, Class A-5 and Class A-6 Certificates is __________ __, 20__, ________ __, 20__, _________ __, 20__, ____ __, 20__, and ____ __, 20__,
respectively, which are the dates on which the Certificate Principal Balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the Mortgage Loans in the Fixed Rate Group and that scheduled monthly payments of principal of and interest on each of such Mortgage Loans are timely received and that no Total Monthly Excess Cashflow is used to make accelerated payments of principal to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-6 Certificates. The actual final Distribution Date with respect to each Class of Class A Certificates could occur significantly earlier than the Last Scheduled Distribution Date because (i) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, (ii) excess interest to the extent available will be applied as an accelerated payment of principal on the Class A Certificates up to the Specified Subordinated Amount for each Class and (iii) the holders of a majority of the Subordinated Certificates or, in limited circumstances, the Certificate Insurer, may purchase all the Mortgage Loans when the aggregate outstanding Scheduled Principal Balances of the Mortgage Loans in the Trust has declined to 10% or less of the Maximum Collateral Amount.

            Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this Prospectus Supplement ("Home Equity Prepayment" or "HEP") is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. __% HEP, which represents Scenario IV for the Fixed Rate Group, assumes prepayment rates of ___% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional ___% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Mortgage Loans, __% HEP assumes a constant prepayment rate of __% per annum. Similarly, __% HEP, which represents Scenario IV for the Variable Rate Group, assumes prepayment rates of ___% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional ___% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Mortgage Loans, __% HEP assumes a constant prepayment rate of __% per annum. As used in the table below, 0% Prepayment Assumption (Scenario I for each Group below) assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans.

            The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"): (i) the Mortgage Loans of the related Mortgage Loan Groups prepay at the indicated percentage of the related Prepayment Assumption; (ii) distributions on the Class A Certificates are received, in cash, on the 25th day of each month, commencing ________ __, 1997, in accordance with the payment priorities defined herein;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (iv) scheduled payments are assumed to be received on the first day of each Due Period commencing in ________ ____, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each Prepayment Period, commencing ________ __, 1997, and include 30 days' interest thereon; (v) the level of Six-Month LIBOR remains constant at ______%; (vi) the level of One Year CMT remains constant at _____%; (vii) the Variable Rate Pass-Through Rate remains constant at _____% per annum; (viii) the Closing Date for the Certificates is ________ _, 1997; (ix) all the Original Pre-Funded Amount is applied to acquired Subsequent Mortgage Loans on ________ __, ____; (x) the Mortgage Interest Rate for each Mortgage Loan in the Variable Rate Group is adjusted on its next Mortgage Interest Rate change date (and on subsequent Mortgage Interest Rate change dates, if necessary) to equal the sum of (a) the assumed level of the applicable index and
(b) the respective gross margin (such sum being subject to the applicable periodic adjustment caps and floors); (xi) overcollateralization levels are initially set as specified in the Agreement, and thereafter decrease in accordance with the provisions of the Agreement; (xii) prepayments are stated as a percentage of the related Group's Prepayment Assumption each as stated in the "Prepayment Scenario" table below; (xiii) the optional termination is exercised; and (xiv) each Mortgage Loan Group consists of Mortgage Loans having the approximate characteristics described below:

                                FIXED RATE GROUP


                                     Original     Remaining   Original  Remaining
Amortization   Current        Net  Amortization  Amortization Term to    Term to   Balloon
Methodology    Balance   WAC  WAC      Term          Term     Maturity   Maturity   Date
------------   --------  ---  ---  ------------  ------------ --------   --------  -------




                              VARIABLE RATE GROUP

Six Month LIBOR Loans


                     Original  Remaining          Initial
Current       Net     Term to   Term to   Gross  Periodic Periodic   Net     Net   Next
Balance  WAC  WAC   Maturity   Maturity   Margin     Cap     Cap   Life Cap  Floor Reset
------- ----  ----  --------   --------   ------ -------- -------- --------  ----- -----



One Year CMT Loans


                                                Initial
Current        Net   Original Remaining  Gross  Periodic  Periodic    Net     Net  Next
Balance  WAC   WAC    Term      Term     Margin   Cap       Cap    Life Cap  Floor Reset
-------  ----  ----  -------- ---------  ------ -------- --------- --------  ----- -----



(1) Assumes transfer to the Trust in ________ ____ with monthly payments calculated thereafter using the assumed characteristics set forth above.
(2) Assumes transfer to the Trust in _______ ____ with monthly payments calculated thereafter using the assumed characteristics set forth above.
(3) For any accrual period before transfer to the Trust interest is calculated on the current balance at the Net WAC.


                              PREPAYMENT SCENARIOS


                           Scenario I  Scenario II  Scenario III  Scenario IV  Scenario V  Scenario VI
                           ----------  -----------  ------------  -----------  ----------  -----------
Fixed Rate Group (HEP):             0%
Variable Rate Group (HEP):          0%


            The following tables set forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled "Prepayment Scenarios." The percentages have been rounded to the nearest 1%. Asterisks (*) in the following tables indicate values between 0.0% and 0.5%.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                Class A-1 Scenario       Class A-2 Scenario   Class A-3 Scenario
               ----------------------    ------------------   ------------------
Payment Date   I  II  III  IV   V  VI    I II III IV  V  VI   I II III IV  V  VI
               -  --  ---  --   -  --    - -- --- --  -  --   - -- --- --  -  --

Initial
11/25/97
11/25/98
11/25/99
11/25/00
11/25/01
11/25/02
11/25/03
11/25/04
11/25/05
11/25/06
11/25/07
11/25/08
11/25/09
11/25/10
11/25/11
11/25/12
11/25/13
11/25/14
11/25/15
11/25/16
11/25/17
11/25/18
11/25/19
11/25/20
11/25/21
11/25/22
11/25/23
11/25/24
11/25/25
11/25/26
11/25/27
Weighted Average
Life Years(1)

-----------------------------
(1) The weighted average life of the Class A Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificates.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

               Class A-4 Scenario  Class A-5 Scenario   Class A-6 Scenario
              -------------------  ------------------   ------------------
Payment Date  I II III IV  V  VI   I II III IV  V  VI   I II  III IV  V VI
              - -- --- --  -  --   - -- --- --  -  --   - --  --- --  - --

Initial
11/25/97
11/25/98
11/25/99
11/25/00
11/25/01
11/25/02
11/25/03
11/25/04
11/25/05
11/25/06
11/25/07
11/25/08
11/25/09
11/25/10
11/25/11
11/25/12
11/25/13
11/25/14
11/25/15
11/25/16
11/25/17
11/25/18
11/25/19
11/25/20
11/25/21
11/25/22
11/25/23
11/25/24
11/25/25
11/25/26
11/25/27
Weighted Average
Life Years(1)

-----------------------------

(1) The weighted average life of the Class A Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificates.

            There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage or in accordance with any of the aforementioned Prepayment Assumptions.

Payment Delay Feature of Fixed Rate Certificates

            The effective yield to the Holders of the Fixed Rate Certificates will be lower than the yield otherwise produced by the related Fixed Rate Certificate Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).


                    DESCRIPTION OF THE CLASS A CERTIFICATES

General

            The Certificates will consist of the Fixed Rate Certificates, the Variable Rate Certificates and the Subordinated Certificates. The Certificates will be issued by Saxon Asset Securities Trust 1997-_, pursuant to the Agreement. Only the Class A Certificates are offered hereby. The Subordinated Certificates will be retained by the Depositor and are not being offered hereby.

            Persons in whose name Certificates are registered in the Register maintained by the Certificate Registrar are the "Holders" of the Certificates. For so long as the Class A Certificates are in book-entry form with DTC, the only "Holder" of the Class A Certificates as the term "Holder" is used in the Agreement will be Cede & Co., a nominee of DTC. No Beneficial Holders will be entitled to receive a definitive certificate representing such person's interest in the Trust, except in the event that physical Certificates are issued under limited circumstances set forth in the Agreement. All references herein to the Holders of Class A Certificates shall mean and include the rights of Holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Agreement.

            As described under "THE MORTGAGE LOAN POOL" in this Prospectus Supplement, the Mortgage Loan Pool is divided into the Fixed Rate Group, which contains Mortgage Loans having fixed rates of interest, and the Variable Rate Group, which contains Mortgage Loans having variable rates of interest. On each Distribution Date, the Fixed Rate Certificates and Variable Rate Certificates will evidence the right to receive the related Class A Distribution Amount.

            Any Deficiency Amount (as defined herein) is insured by the Certificate Insurer pursuant to, and subject to the terms of, the Certificate Insurance Policies. See "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in this Prospectus Supplement.

Available Funds

            The Agreement requires that the Trustee create an Asset Proceeds Account. All funds in the Asset Proceeds Account shall be invested and reinvested for the benefit of the Holders of the Certificates and the Certificate Insurer, as directed by the Master Servicer, in Permitted Investments (as defined in the Prospectus). See "THE AGREEMENT -- Administration of Accounts" in the Prospectus.

            One business day prior to the related Distribution Date (or, if such day is not a business day, the immediately preceding business day) (the "Master Servicer Remittance Date") the Master Servicer is required to withdraw from the Master Servicer Custodial Account and remit to the Asset Proceeds Account an amount equal to the Available Funds with respect to each Group. The "Available Funds" with respect to each Group and Distribution Date are equal to the sum of the related Interest Funds and the related Principal Funds and any amounts transferred from the Capitalized Interest Fund with respect to such Group in each case for such Distribution Date.

            The "Interest Funds" with respect to each Mortgage Loan Group and Master Servicer Remittance Date are equal to the sum, without duplication, of
(i) all scheduled interest collected by the Servicers during the related Due Period less the related Servicing Fee and Master Servicing Fee, (ii) all Advances relating to interest, (iii) all Month End Interest and (iv) Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest) less all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period.

            The "Principal Funds" with respect to each Mortgage Loan Group and Master Servicer Remittance Date are equal to the sum, without duplication, of
(i) the scheduled principal actually collected by the Servicers during the related Due Period or advanced on or before such Master Servicer Remittance Date, (ii) prepayments collected by the Servicers in the related Prepayment Period, (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Depositor, to the extent such Scheduled Principal Balance was actually deposited in the Master Servicer Custodial Account on the related Master Servicer Remittance Date, (iv) any Substitution Shortfall (the amount, if any, by which the aggregate unpaid principal balance of any substitute Mortgage Loans is less than the aggregate unpaid principal balance of any deleted Mortgage Loans) delivered by the Depositor in connection with a substitution of a Mortgage Loan, to the extent such Substitution Shortfall was actually deposited in the Master Servicer Custodial Account on such Master Servicer Remittance Date, (v) all Liquidation Proceeds collected by the Servicer during the related Due Period (to the extent such Liquidation Proceeds related to principal) to the extent such Liquidation Proceeds were actually deposited in the Master Servicer Custodial Account on such Master Servicer Remittance Date, less all non-recoverable Advances relating to principal reimbursed during the related Due Period and (vi) with respect to the Distribution Date immediately following the end of the Funding Period, the Pre-Funded Amount, if any.

Distributions

            General. Distributions on each Class of the Class A Certificates will be made on each Distribution Date to Holders of each Class of the Class A Certificates as of the immediately preceding Record Date in an amount equal to the product of such Holder's Percentage Interest and the related Class A Distribution Amount (as defined below) on such Distribution Date. The "Percentage Interest" represented by any Class A Certificate will be equal to the percentage obtained by dividing the initial Certificate Principal Balance of such Class A Certificate by the initial Certificate Principal Balance of all Certificates of the same Class.

            Distributions to the Fixed Rate and Variable Rate Certificates will be made on each Distribution Date from the related Available Funds, except to the extent described below. The Class A Distribution Amount relating to each Mortgage Loan Group for each Distribution Date (to the extent funds are available therefor) shall be allocated in the following amounts and in the following order of priority:

            (i) First, to the Holders of the Fixed Rate and Variable Rate Certificates, the Class A Current Interest (including any such interest remaining unpaid from previous Distribution Dates) on a pro rata basis without any priority among such Class A Certificates; and

            (ii) Second, to the Holders of the Fixed Rate and Variable Rate Certificates, the Class A Principal Distribution Amount (as defined below under "Distributions of Principal") for the applicable Mortgage Loan Group until the Certificate Principal Balance thereof is reduced to zero; provided, however, any such amounts payable to the Fixed Rate Certificates will be payable first to the Class A-1 Certificates, until the Certificate Principal Balances thereof have been reduced to zero, then to the Class A-2 Certificates until the Certificate Principal Balances thereof have been reduced to zero, then to the Class A-3 Certificates until the Certificate Principal Balances thereof have been reduced to zero, then to the Class A-4 Certificates until the Certificate Principal Balances thereof have been reduced to zero, and then to the Class A-5 Certificates.

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            Distributions of Interest. On each Distribution Date, the interest due with respect to the Fixed Rate Certificates will be the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs; and the interest due with respect to the Variable Rate Certificates will be the interest which has accrued thereon at the then applicable Variable Rate Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Class A Certificates and the amount of interest due on a Class of Class A Certificates on a Distribution Date less any Variable Rate Certificates Carryover is the "Class A Current Interest" for such Class of Class A Certificates on such Distribution Date.

            All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days and a year of 360 days.


            Distributions of Principal. The "Class A Principal Distribution Amount" for each Mortgage Loan Group with respect to each Distribution Date shall be the lesser of:their Certificate Principal Balances which distributions
(i) will generally reflect collections of principal in respect of the Mortgage Loans in the related Group on each Distribution Date and (ii) until certain overcollateralization levels have been reached, will include excess interest; provided, however, any such amounts payable to the Fixed Rate Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates so that no such distribution shall be made to any such Class until the Certificate Principal Balances of all prior classes shall have been reduced to zero.

            The "Class A Principal Distribution Amount" for each Mortgage Loan Group with respect to each Distribution Date shall be the lesser of:


            (x) the Total Available Funds (as defined under "-- Class A Distributions and Insured Payments") for the related Mortgage Loan Group plus any Deficiency Amount paid under the related Certificate Insurance Policy minus the related Class A Current Interest and the Certificate Insurer premium for the related Mortgage Loan Group; and

            (y)(i) the sum (without duplication) of:

            (a) the principal portion of all scheduled monthly payments on the Mortgage Loans in the related Mortgage Loan Group due during the related Due Period, to the extent actually received by the Trustee on or prior to the related Master Servicer Remittance Date or to the extent actually advanced on or prior to the related Master Servicer Remittance Date, and the principal portion of all full and partial principal prepayments made by the respective Mortgagors during the related Prepayment Period;

            (b) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group that was repurchased during the related Prepayment Period to the extent an amount representing such Scheduled Principal Balance is actually received by the Trustee on or before the related Master Servicer Remittance Date;

            (c) any Substitution Shortfall delivered in connection with a substitution of a Mortgage Loan during the related Prepayment Period to the extent an amount representing such Substitution Shortfall is actually received by the Trustee on or before the related Master Servicer Remittance Date;

            (d) all Liquidation Proceeds actually collected by the Servicers with respect to the Mortgage Loans in the related Mortgage Loan Group during the related Prepayment Period to the extent such Liquidation Proceeds relate to principal and were actually received by the Trustee on or before the related Master Servicer Remittance Date;

            (e) the amount of any Subordination Deficit with respect to such Mortgage Loan Group for such Distribution Date;

            (f) the proceeds received by the Trustee with respect to the related Mortgage Loan Group (to the extent such proceeds relate to principal) on any termination of the Trust;

            (g) the amount of any Subordination Increase Amount with respect to such Mortgage Loan Group for such Distribution Date consisting of the portion of any Total Monthly Excess Cash Flow to be applied for the accelerated payment of principal on the related Class A Certificates; and

            (h) with respect to the Distribution Date immediately following the end of the Funding Period, the Pre-Funded Amount, if any, with respect to such Mortgage Loan Group;

minus

            (ii) the amount of any Subordination Reduction Amount with respect to such Mortgage Loan Group for such Distribution Date.

            In no event will the Class A Principal Distribution Amount for any Mortgage Loan Group and Distribution Date (x) be less than zero or (y) be greater than the then outstanding Certificate Principal Balance of the related Class of Class A Certificates.

            The sum of the Class A Current Interest (including any such amounts remaining unpaid from previous Distribution Dates) and the Class A Principal Distribution Amount with respect to any Class of Class A Certificates and Distribution Date is the "Class A Distribution Amount" for such Class of Class A Certificates and Distribution Date.

            "Liquidation Proceeds" are the proceeds received in connection with the liquidation of any Mortgage Loan as a result of defaults (including any insurance or guarantee proceeds with respect thereto), less the expenses of such liquidation and any unreimbursed Advances related to such Mortgage Loan.

            A "Subordination Deficit" with respect to a Mortgage Loan Group and Distribution Date is the amount, if any, by which (x) the Certificate Principal Balance of the related Class A Certificates, giving effect to all distributions made on such Distribution Date (except any payments as to principal by the Certificate Insurer), exceeds (y) the sum of (i) the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of the related Due Period and (ii) the amount, if any, on deposit with respect to such Mortgage Loan Group in the Pre-Funding Account less any Pre-Funding Account Earnings with respect thereto. As described herein, Insured Payments do not include Realized Losses until such time as the aggregate cumulative Realized Losses have created a Subordination Deficit, nor do Insured Payments cover any failure to make Advances until such time as the sum of the aggregate cumulative amount of such unpaid Advances and Realized Losses results in a Subordination Deficit.

Overcollateralization and Crosscollateralization Provisions

            The Agreement requires that, on each Distribution Date, Total Monthly Excess Cashflow with respect to a Mortgage Loan Group be applied as an additional payment of principal on the related Class of Class A Certificates, but only to the limited extent hereafter described. "Total Monthly Excess Cashflow" for any Distribution Date and Mortgage Loan Group equals the sum of
(i) the excess of (x) the related Interest Funds over (y) the sum of (A) the related Class A Current Interest (plus any amounts representing such interest remaining unpaid from previous Distribution Dates) and (B) the related Certificate Insurance Policy premium and (ii) the related Subordination Reduction Amount (as defined in the fifth succeeding paragraph), if any.

            Pursuant to the Agreement, on each Distribution Date each Mortgage Loan Group's Total Monthly Excess Cashflow is required to be applied in the following order:

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

                                 (i) to fund any Available Funds Shortfall
            (which is equal to the excess, if any, of (x) the related Class A Distribution Amount (calculated only with respect to clause (y) of the definition of Class A Principal Distribution Amount and without any Subordination Increase Amount) with respect to such Mortgage Loan Group for such Distribution Date over (y) the Available Funds with respect to such Mortgage Loan Group for such Distribution Date) with respect to the related Mortgage Loan Group;

                                (ii) to fund any Available Funds Shortfall with
            respect to the other Mortgage Loan Group;

                               (iii) to pay to the Certificate Insurer all
            amounts owed to the Certificate Insurer with respect to the related Mortgage Loan Group, including amounts owed on account of any Insured Payments theretofore made and interest thereon (any such amount so owed to the Certificate Insurer and not theretofore paid, together with accrued interest thereon, the "Insurer Reimbursable Amount" with respect to the related Mortgage Loan Group);

                                (iv) to pay to the Certificate Insurer in
            respect of any Insurer Reimbursable Amount with respect to the other Mortgage Loan Group;

                                 (v) to fund any required Subordination Increase
            Amount with respect to the related Mortgage Loan Group as a portion of the distribution of the Class A Principal Distribution Amount with respect to the related Mortgage Loan Group;

                                (vi) to fund any required Subordination Increase
            Amount with respect to the other Mortgage Loan Group as a portion of the distribution of the Class A Principal Distribution Amount with respect to the other Mortgage Loan Group; and

                               (vii) from the Total Monthly Excess Cashflow with
            respect to the Variable Rate Mortgage Loan Group, to pay the Variable Rate Certificates Carryover to the Holders of the Variable Rate Certificates.

            With respect to each Mortgage Loan Group, any remaining amount after payment of the Class A Distribution Amount and all other amounts payable from Total Monthly Excess Cashflow will be distributed to the Subordinated Certificates.

            "Subordinated Amount" means, with respect to any Mortgage Loan Group and Distribution Date, the excess of (x) the sum of (i) the aggregate Scheduled Principal Balances (minus the principal portion of all Monthly Payments due but not paid by the Borrowers as of the last day of the related Prepayment Period) of the Mortgage Loans in such Mortgage Loan Group as of the close of business on the last day of the preceding Due Period and (ii) any amount with respect to such Mortgage Loan Group on deposit in the Pre-Funding Account less any Pre-Funding Account Earnings with respect thereto over (y) the Certificate Principal Balance of the related Class of Class A Certificates as of such Distribution Date (giving effect to all distributions made on such Distribution Date other than an Insured Payment). With respect to either Mortgage Loan Group, a "Subordination Increase Amount", is the lesser of (i) the excess of (a) the related Specified Subordinated Amount over (b) the related Subordinated Amount and (ii) any amount of Total Monthly Excess Cashflow available on the applicable Distribution Date to reduce the principal amount of the related Class A Certificates. The required level of the Subordinated Amount with respect to a Mortgage Loan Group and Distribution Date is the "Specified Subordinated Amount" with respect to such Mortgage Loan Group and Distribution Date. The Agreement generally provides that the related Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers.

            The application of Total Monthly Excess Cashflow to principal has the effect of accelerating the amortization of the related Class of Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group.

            If the required level of the Specified Subordinated Amount with respect to a Mortgage Loan Group is permitted to decrease or "step down" on a Distribution Date in the future, the Agreement provides for the related Class A Principal Distribution Amount to be reduced by the related Subordination Reduction Amount (as defined below) with the result that principal which would otherwise have been distributed to the Holders of the related Class of Class A Certificates on such Distribution Date is made available for distribution to the other Class of Class A Certificates, to the Certificate Insurer as an Insurer Reimbursable Amount or to the Holders of the Subordinated Certificates to the extent of the Excess Subordinated Amount. This has the effect of reducing the rate of amortization of the related Class of Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group and of reducing the related Subordinated Amount. On any Distribution Date, the Subordination Reduction Amount with respect to a Mortgage Loan Group is an amount equal to the lesser of (x) the Excess Subordinated Amount (the amount, if any, by which (i) the Subordinated Amount that would apply to the related Mortgage Loan Group on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of related Subordination Reduction Amounts) exceeds (ii) the related Specified Subordinated Amount for such Distribution Date) and (y) the amount available for distribution on account of principal with respect to the related Class of Class A Certificates on such Distribution Date.

            Liquidation Proceeds with respect to a Mortgage Loan which are allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." The Agreement does not require that the amount of any Realized Loss be distributed to the Holders of the related Class of Class A Certificates on the Distribution Date which immediately follows the event of loss; that is the Agreement does not require the current recovery of losses to Certificateholders. Nevertheless, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to the related Mortgage Loan Group, which, to the extent that such reduction causes the Subordinated Amount to be less than the related Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate Realized Losses to the Holders of the Subordinated Certificates by reducing, or eliminating entirely, payments of Total Monthly Excess Cashflow which such Holders would otherwise receive.

Class A Distributions and Insured Payments

            No later than three Business Days prior to each Distribution Date the Master Servicer will be required to determine "Available Funds" (as defined above under "-- Distribution Dates") with respect to each Mortgage Loan Group; and "Total Available Funds" with respect to each Mortgage Loan Group (which is equal to the Available Funds for that Mortgage Loan Group plus any amount of Total Monthly Excess Cashflow with respect to the other Mortgage Loan Group to be applied on account of that Mortgage Loan Group as described above under "-- Overcollateralization and Crosscollateralization Provisions"). If the Class A Current Interest (including any such interest remaining unpaid on previous Distribution Dates) and any Subordination Deficit with respect to a Class of the Class A Certificates for any Distribution Date exceeds the Total Available Funds (after deducting the amount necessary to pay the related premium amount to the Certificate Insurer) for the related Mortgage Loan Group on such Distribution Date, the Trustee will be required to make a claim for such insufficiency from the Certificate Insurer under the related Certificate Insurance Policy. The amount of any Insured Payment made by the Certificate Insurer will be deposited in the Asset Proceeds Account to pay to the Holders of the related Classes of the Class A Certificates.

            On each Distribution Date, and following the application of all allocations, transfers and deposits heretofore described under this caption, from amounts (including any related Insured Payment) then on deposit in the Asset Proceeds Account with respect to the related Mortgage Loan Group, the Paying Agent will be required to distribute to the Holders of each Class of the Class A Certificates, the related Class A Distribution Amount for such Distribution Date.

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

            To the extent that the aggregate Certificate Principal Balance of the Variable Rate Certificates has not been reduced to zero on the Last Scheduled Distribution Date therefor, the Certificate Insurer will include as an Insured Payment to the Variable Rate Certificates on such Distribution Date an amount which shall be sufficient to reduce such aggregate Certificate Principal Balance to zero (any such payment, the "Variable Rate Final Payment"). See "DESCRIPTION OF THE CLASS A CERTIFICATES--Class A Distributions and Insured Payments" and "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" herein.

Pre-Funding Account


            On the Closing Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans for addition to the Fixed Rate Group or the Variable Rate Group in accordance with the Agreement. Any Pre-Funded Amount with respect to a Mortgage Loan Group remaining at the end of the Funding Period will be distributed to the Holders of the related Class or Classes of the Class A Certificates then entitled to receive principal in accordance with the terms of the Agreement on the Distribution Date that immediately follows the end of the Funding Period in reduction of the Certificate Principal Balance of such Holder's Certificates, thus resulting in a principal prepayment of such Class of Certificates.

            Amounts on deposit in the Pre-Funding Account will be invested in Permitted Investments. Pre-Funding Account Earnings will be deposited in the Capitalized Interest Account. The Pre-Funding Account will not be an asset of the REMIC.


Capitalized Interest Account

            On the Closing Date, cash will be deposited in the Capitalized Interest Account. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Paying Agent to fund on each Distribution Date to and including the Distribution Date immediately following the end of the Funding Period the excess of (i) the sum of (a) the applicable Class A Current Interest for such Distribution Date and (b) the related premium amount to the Certificate Insurer for such Distribution Date over (ii) the Interest Funds (as defined herein) for the related Mortgage Loan Group and Master Servicer Remittance Date. Amounts remaining in the Capitalized Interest Account at the end of the Funding Period will be paid to the Seller. The Capitalized Interest Account will be an asset of the Trust but will not be an asset of the REMIC (as defined herein).


            Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments. The Capitalized Interest Account will not be an asset of the REMIC.

Calculation of One Month LIBOR

            On the second business day preceding each Distribution Date other than the first Distribution Date (each such date, an "Interest Determination Date"), the Paying Agent will determine One Month LIBOR (as defined below).

            "One Month LIBOR" means, as of any Interest Determination Date, the rate for deposits in United States dollars for one-month U.S. dollar deposits ("LIBOR") which appears in the Telerate Page 3750, as of 11:00 a.m., (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Paying Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic-mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).

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

            "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Paying Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book Entry Registration of the Class A Certificates


            The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Beneficial Holders may elect to hold their Book-Entry Certificates directly through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Class A Certificates which in the aggregate equal the principal balance of such Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. See "Description of the Certificates -- Book Entry Procedures" and -- Global Clearance Settlement and Tax Documentation Procedures" in the Prospectus.


     THE CERTIFICATE INSURER INSURANCE POLICIES AND THE CERTIFICATE INSURER

            The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

                                [TO BE SUPPLIED]


                                 THE AGREEMENT

            In addition to the provisions of the Agreement summarized elsewhere in this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Agreement. See also "THE AGREEMENT -- The Trustee", "-- Administration of Accounts", "-- Events of Default and Remedies", "-- Amendment", and "-- Termination" in the Prospectus.

Formation of the Trust

            On the Closing Date, the Trust will be created and established pursuant to the Agreement. On such date, the Depositor will sell without recourse the Mortgage Loans to the Trust and the Trust will issue the Class A Certificates to the Holders thereof pursuant to the Agreement. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Certificates. The Depositor will provide to any prospective or actual Certificateholder, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060, Attention:
Secretary.

            The Trust created pursuant to the Agreement will consist of (a) the Mortgage Loans, (b) such assets as from time to time are identified as deposited in any account held for the benefit of the related Certificateholders, (c) any Mortgaged Premises acquired on behalf of such Certificateholders by foreclosure or by deed in lieu of foreclosure, (d) the rights of the Trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained pursuant to the Agreement, (e) certain rights of the Depositor to the enforcement of representations and warranties made by SMI relating to the Mortgage Loans and (f) the Servicing Agreement. On the Closing Date, the Depositor will also deposit with the Trustee an amount in respect of Mortgage Loans that do not provide for a monthly payment prior to the first Distribution Date.

            The Class A Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Depositor, the Servicers, the Master Servicer or the Trustee.

Reports to Certificateholders

            On each Distribution Date the Master Servicer is required to report in writing to each Holder of a Class A Certificate and the Certificate Insurer:

                                    (i) the amount of the distribution with
                        respect to each Class of Class A Certificates (based on a Class A Certificate in the original principal amount of $1,000);

                                    (ii) the amount of such distributions
                        allocable to principal, separately identifying the aggregate amount of any prepayments or other recoveries of principal included therein, and any Subordination Increase Amount with respect to the related Mortgage Loan Group (based on a Class A Certificate in the original principal amount of $1,000);

                                    (iii) the amount of such distributions
                        allocable to interest (based on a Class A Certificate in the original principal amount of $1,000);

                                    (iv) if the distribution with respect to any
                        Class of the Class A Certificates on such Distribution Date was less than the related Class A Distribution Amount on such Distribution Date, the allocation thereof to the related Classes of the Class A Certificates resulting therefrom;

                                    (v) the amount of any Insured Payment
                        included in the amounts distributed to the Class A Certificates on such Distribution Date;

                                    (vi) the Certificate Principal Balance of
                        each Class of Class A Certificates and the aggregate Scheduled Principal Balance of each Group, in each case after giving effect to any Class A Principal Distribution on such Distribution Date;

                                    (vii) the Subordinated Amount or
                        Subordination Deficit, if any, for each Group remaining after giving effect to all distributions and transfers on such Distribution Date;

                                    (viii) the total of any Substitution
                        Shortfalls and any repurchase amounts included in such distribution with respect to each Group;

                                    (ix) the weighted average Net Rate of the
                        Mortgage Loans with respect to each Group;

                                    (x) such other information as the
                        Certificate Insurer may reasonably request with respect to Delinquent Mortgage Loans;

                                    (xi) the largest Mortgage Loan balance
                        outstanding in each Group;

                                    (xii) the Servicing Fees, Master Servicing
                        Fees and related premium amount to the Certificate Insurer allocable to each Group;

                                    (xiii) One-Month LIBOR on the most recent
                        Interest Determination Date; and

                                    (xiv) the Pass-through Rates for the Class
                        A-6 Certificates for the Current Accrual Period; and

                                    (xv) for each Distribution Date during the
                        Funding Period, the Pre-Funded Amount allocable to each Group.

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


Assignment of Mortgage Loans

            The Depositor is required, with respect to each Mortgage Loan, to deliver or cause to be delivered to the Trustee or Custodian the related mortgage note (the "Note") endorsed to the order of the Trustee or Custodian or in blank, evidence of recording of the Mortgage, and certain other original documents relating to the Mortgage Loans.

            Currently, the Depositor is also required to deliver an assignment of such Mortgage in recordable form either naming the Trustee as assignee or in blank, and to cause such assignment to be recorded in the appropriate public office for real property records. See "THE TRUSTS -- Assignment of Mortgage Assets" in the Prospectus.

Delivery and Substitution of Mortgage Loans

            If any Mortgage Loan proposed to be included in the Mortgage Loan Groups is not delivered with all the required documentation on the Closing Date, the Depositor intends to deposit cash on an interim basis with the Trustee in an amount equal to the Scheduled Principal Balance of any such Mortgage Loan, plus applicable interest for one month on the amount of cash deposited. If cash is deposited, the Depositor will use its reasonable best efforts to provide the Trustee with Mortgage Loans consistent with the terms hereof before the first Distribution Date.

            Under the limited circumstances specified in the Agreement, certain mortgage loans acceptable to the Certificate Insurer may be substituted for Mortgage Loans initially delivered to the Custodian. It is anticipated that any permitted substitution will not materially change the characteristics of the Mortgage Pools, as set forth above. See "THE TRUSTS -- The Mortgage Assets -- Substitution of Mortgage Assets" in the Prospectus.

The Trustee, Certificate Registrar, Paying Agent and the Custodian

            ______________, a national banking association, will act as Trustee of the Trust. The mailing address of the Trustee's Corporate Trust Office is _________________________________________, and its telephone number is (___)
___-____. ________________________________________ will act Certificate
Registrar and Paying Agent for the Certificates and as Custodian of the Mortgage Loans. The mailing address of the Certificate Registrar and Paying Agent is ________________________________. The mailing address of the Custodian's office is ________ ____________________________________________.

Voting Rights

            The voting rights of the Trust will be allocated as follows: 1% to the Subordinated Certificates and 99% to the Classes of Class A Certificates in proportion to their respective outstanding Certificate Principal Balances. In the absence of a default on the part of the Certificate Insurer, the Certificate Insurer will be entitled to exercise all voting rights of the Class A Certificateholders without the consent of such Class A Certificateholders, and such Class A Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer.

Termination of the Trust

            The Agreement provides that the Trust will terminate upon the payment to the Holders of all Class A Certificates and the Certificate Insurer, from amounts other than those available under the Certificate Insurance Polices of all amounts required to be paid to such Holders and the Certificate Insurer upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect hereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust and (c) at any time when a qualified liquidation (as defined in the Code) of the Trust is effected as described below.

Optional Termination

            By Owners of Class R Certificate. At their option, the Holders of a majority in interest of the Class R Certificates then outstanding may, on any Distribution Date when the aggregate outstanding Scheduled Principal Balances of the Mortgage Loans are less than 10% of the Maximum Collateral Amount (the first such Distribution Date, "Initial Optional Termination Date"), purchase from the Trust all (but not fewer than all) remaining Mortgage Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust at a price equal to 100% of the aggregate Schedule Principal Balances of the Mortgage Loans plus one month's interest computed as provided in the Agreement plus any Insurer Reimbursable Amount with respect to either Mortgage Loan Group.

            Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal may be taken, to the effect that the REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, the Certificate Insurer or the Holders of a majority in Percentage Interests represented by the Class A Certificates then outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation acceptable to the Certificate Insurer.

Sale of Mortgage Loans

            On the Closing Date the Depositor will sell without recourse to the Trust all right, title and interest of the Depositor in each Initial Mortgage Loan listed on the related schedules of the Mortgage Loans delivered to the Trustee prior to the Closing Date with respect to the Initial Mortgage Loans and all its right, title and interest in all scheduled payments due on each Initial Mortgage Loan on or after the Cut-Off Date and all principal and interest collected on each such Initial Mortgage Loan on or after the Cut-Off Date. On each Subsequent Sales Date the Depositor will sell without recourse to the Trust all right, title and interest of the Depositor in each Subsequent Mortgage Loan listed on the related schedules of Subsequent Mortgage Loans and all its right, title and interest in all scheduled payments due on each Mortgage Loan on or after the related cut-off date and all principal and interest collected on each such Subsequent Mortgage Loan on and after such cut-off date.

            In connection with the sale of Mortgage Loans, the Depositor will be required to deliver to the Custodian a file consisting of (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon,
(iii) originals of all assumption and modification agreements, if any, (iv) unless such Mortgage Loan is covered by a counsel's opinion to the effect that recording is not required in order to protect the right, title and interest of the Trustee in such Mortgage Loan, either: (a) the original Mortgage, with evidence of recording thereon, or a certified copy of the Mortgage as recorded, or (b) if the original Mortgage has not yet been returned from the recording office, a certified copy of the Mortgage, and (v) evidence of title insurance with respect to the mortgaged property in the form of a binder or commitment. The Custodian will agree, for the benefit of the Holders and the Certificate Insurer, as their interests may appear, to review each such file on or before the Closing Date (or Subsequent Sales Date) and again within 90 days after the Closing Date (or Subsequent Sales Date) or to ascertain that all required documents (or certified copies of documents) have been executed and received.

            Pursuant to the terms of the Agreement, the Depositor shall assign to the Trustee for the benefit of the Holders of the Certificates and the Certificate Insurer, as their interests may appear, all the Depositor's right, title and interest in the Sales Agreement and any Subsequent Sales Agreement insofar as it relates to the representations and warranties made therein by SMI in respect of the origination of the Mortgage Loans and the remedies provided for breach of such representations and warranties. Upon discovery by the Trustee, the Master Servicer or the Certificate Insurer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the Holders of the Certificates or of the Certificate Insurer, such party will promptly notify the Depositor, SMI and the Certificate Insurer. SMI will have 60 days from its discovery or its receipt of such notice to cure such breach or repurchase the Mortgage Loan or to substitute a qualified substitute mortgage loan.

Events of Default

            The Master Servicer will have the right which may only be exercised with the consent of and must be exercised at the direction of the Certificate Insurer to direct the termination of a Servicer in the event of a breach by such Servicer under its Servicing Agreement. In the event of such termination, the Master Servicer will be required to appoint a successor servicer acceptable to the Certificate Insurer to assume the obligations of such Servicer under the Servicing Agreement, including the obligation to make Advances (the Master Servicer will not be obligated to pay Month End Interest). See "THE MORTGAGE LOAN POOL -- Advances and Month End Interest" in this Prospectus Supplement. If the Master Servicer is unable to appoint a successor servicer acceptable to the Certificate Insurer, the Trustee will appoint or petition a court of competent jurisdiction for the appointment of a suitable mortgage loan servicing institution to act as successor servicer under the Servicing Agreement. Pending such appointment, the Master Servicer will be obligated to service the Mortgage Loans. Any successor servicer, including the Trustee, will be entitled to compensation arrangements similar to (but no greater than) those provided to the predecessor Servicer. See "SERVICING OF THE MORTGAGE LOANS -- General" in the Prospectus.

Governing Law

            The Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

REMIC Elections

            The Trustee will cause an election to be made to treat the Trust as a REMIC for federal income tax purposes. In the opinion of Arter & Hadden, counsel to the Depositor, for federal income tax purposes, assuming (i) a REMIC election is made, (ii) the Agreement is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, (iii) the transactions described herein are completed on substantially the terms and conditions set forth herein and (iv) compliance with the Trust Agreement, the Trust will be treated as a REMIC and each Class of Class A Certificates will be treated as "regular interests" in the REMIC and generally will be treated as debt instruments issued by the REMIC. Holders of Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Class A Certificates under an accrual method. The Class A Certificates may be issued with "original issue discount" for federal income tax purposes. In that connection, the Trust will report the variable rate of interest on the Class A-6 Certificates as "qualified stated interest". The prepayment assumptions to be used in determining whether the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates are issued with original issue discount and the rate of accrual of original issue discount are 100% of the respective Prepayment Assumptions as defined herein. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMIC Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

            The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements (and entities whose underlying assets include plan assets by reason of such a plan's or arrangement's investment in such entities) to which it applies ("Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA CONSIDERATIONS -- Plan Asset Regulations," "-- Prohibited Transaction Class Exemption," "-- Tax Exempt Investors" and "--Consultation with Counsel" in the Prospectus.

            Section 406 of ERISA prohibits Plans from engaging in certain transactions involving the assets of such Plans with Parties in Interest with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on Plan fiduciaries and Parties in Interest (or "disqualified persons" under the Code) that engage in "prohibited transactions" involving assets of a Plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Furthermore, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993) an insurance company may be subject to excise taxes and other penalties if such insurance company's general account is deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).

            The Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exemption described in the regulation is applicable, the underlying assets of an entity considered, for purposes of ERISA, to be the assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Class A Certificates, such plan assets would include an undivided interest in any exemption, the purchase, sale or holding of any Certificate by a Plan subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

            The DOL has issued to __________________________________ an individual prohibited transaction exemption, Prohibited Transaction Exemption _____ (the "Exemption"), which generally exempts from the application of the prohibited transaction provision of Section 406(a), Section 406(b)(1) and
Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, relating to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations with respect to which Prudential Securities Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; provided that the conditions and requirements of the Exemption are met. The loans covered by the Exemption include mortgage loans such as the Mortgage Loans.

            Among the conditions that must be satisfied for the Exemption to apply are the following:

                        (1) the acquisition of the certificates by a Plan is on
            terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                        (2) the rights and interests evidenced by the
            certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

                        (3) the certificates acquired by the Plan have received
            a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

                        (4) the Trustee must not be an affiliate of any other
            member of the Restricted Group (as defined below);

                        (5) the sum of all payments made to and retained by the
            Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the loans to the Trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                        (6) the Plan investing in the certificates is an
            "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

            The Trust must also meet the following requirements:

                        (i) the corpus of the Trust must consist solely of
            assets of the type that have been included in other investment pools;

                        (ii) certificates in such other investment pools must
            have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

                        (iii) certificates evidencing interests in such other
            investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

            Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the Certificate Insurer, the Underwriters, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

            Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                    RATINGS

            It is a condition of the original issuance of the Class A Certificates that they receive ratings of AAA by Standard & Poor's and Aaa by Moody's. The ratings assigned to the Class A Certificates will be based on the claims-paying ability of the Certificate Insurer. The ratings do not represent any assessment of the likelihood or rate of principal prepayments, the likelihood that any Variable Rate Certificates Carryover will be paid or any assessment of the ability of the Depositor to purchase Converted Mortgage Loans.

            A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Class A Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

            Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York, 10007 and Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates.


                        LEGAL INVESTMENT CONSIDERATIONS

            Upon the termination of the Funding Period, the Variable Rate Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Variable Rate Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

            Although the Fixed Rate Certificates are expected to be rated "AAA" by Standard & Poor's and "Aaa" by Moody's, the Fixed Rate Certificates will not constitute "mortgage related securities" for purposes of SMMEA because some of the Mortgage Loans in the Fixed Rate Group are secured by second liens.

Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Fixed Rate Certificates.

                                  UNDERWRITING

            Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Class A Certificates, the Depositor has agreed to cause the Trust to sell and the Underwriters named below (the "Underwriters") have severally agreed to purchase the principal amount of Class A Certificates set forth below.

     Underwriters                           Fixed Rate        Variable Rate
                                            Certificates      Certificates
-----------------------------------------------------------------------------

----------------------------------            $----------       $-----------
---------------                                        --         ----------
------------------------------------
                  ------------                 ----------                 --
________________________                               --
                                                ---------         ----------
                                             $-----------       $-----------

            The Underwriters have advised the Depositor that they propose to offer the Class A Certificates for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Class A Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Class A Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Class A Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act.

            Proceeds to the Depositor are expected to be approximately $___________ plus accrued interest, before deducting expenses payable by the Depositor in connection with the Class A Certificates, estimated to be $_______. In connection with the purchase and sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

            The Depositor, SMI and Dominion Mortgage Services, Inc., have agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended.

            Certain of the Mortgage Loans may have been the subject of financing provided by affiliates of the Underwriters.


                               REPORT OF EXPERTS

            The consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 1996 and December 31, 1995, and for each of the three years ended December 31, 1995, incorporated by reference into this Prospectus Supplement have been audited by ______________________, independent accountants, as set forth in their report thereon and have been incorporated by reference into this Prospectus Supplement in reliance upon the authority of such firm as experts in accounting and auditing.

                             CERTAIN LEGAL MATTERS

            Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor by legal counsel of the Depositor and SMI, Arter & Hadden, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Arter & Hadden, Washington, D.C. Certain legal matters relating to the validity of the Certificates will be passed upon for the Underwriters by __________________________________. Certain legal matters relating to the
Certificate Insurance Policies will be passed upon for the Certificate Insurer by ----------, ---------------.

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

2/28 Loans................................................................S-4
3/27 Loans................................................................S-4
Accrual Period............................................................S-7
Actuarial Loans..........................................................S-18
Advances..................................................................S-9
Asset Proceeds Account...................................................S-30
Available Funds..........................................................S-30
Beneficial Holders.......................................................S-11
Book-Entry Certificates..................................................S-36
Capitalized Interest Account..............................................S-9
Cede.....................................................................S-11
CEDEL....................................................................S-11
CEDEL Participants.......................................................S-38
Certificate Account......................................................S-30
Certificate Insurance Policies............................................S-8
Certificate Insurer.......................................................S-8
Certificate Registrar.....................................................S-2
Class A Certificates......................................................S-1
Class A Current Interest..................................................S-7
Class A Distribution Amount..............................................S-33
Class A Principal Distribution Amount....................................S-32
Class A-1 Pass-Through Rate...............................................S-1
Class A-2 Certificates....................................................S-1
Class A-3 Certificates....................................................S-1
Class A-4 Certificates....................................................S-1
Class A-5 Certificates....................................................S-1
Closing Date..............................................................S-2
Code.....................................................................S-11
Company...................................................................S-2
Cooperative..............................................................S-38
Credit Enhancement........................................................S-7
Cut-Off Date..............................................................S-2
Definitive Certificate...................................................S-37
Denominations.............................................................S-2
Distribution Date.........................................................S-7
DOL......................................................................S-48
DTC......................................................................S-11
DTC Participants.........................................................S-38
Due Period...............................................................S-10
ERISA....................................................................S-11
Euroclear................................................................S-11
Euroclear Operator.......................................................S-38
Euroclear Participants...................................................S-38
European Depositaries....................................................S-11
Excess Subordinated Amount...............................................S-34
Exemption................................................................S-49
Financial Intermediary...................................................S-37
Fiscal Agent.............................................................S-40
Fixed Rate Group..........................................................S-2
FNMA......................................................................S-3
Funding Period............................................................S-8
Group.....................................................................S-2
Holder...................................................................S-30
Initial Mortgage Loans....................................................S-2
Insurer Reimburseable Amount.............................................S-34
Interest Determination Date..............................................S-36
Interest Funds...........................................................S-30
Last Scheduled Payment Date..............................................S-25
Liquidated Mortgage Loan.................................................S-33
Master Servicer...........................................................S-2
Master Servicer Remittance Date..........................................S-30
Master Servicing Fee.....................................................S-10
Master Servicing Fee Rate................................................S-10
Maximum Collateral Amount................................................S-10
Modeling Assumptions.....................................................S-26
Month End Interest.......................................................S-24
Moody's..................................................................S-10
Mortgage Loan Group.......................................................S-2
Mortgage Loans............................................................S-3
Mortgaged Properties......................................................S-2
Mortgages.................................................................S-2
Mortgagor................................................................S-18
Notes....................................................................S-15
One Month LIBOR...........................................................S-6
One Year CMT Loans........................................................S-4
Optional Termination Date................................................S-46
Original Pre-Funded Amount................................................S-3
Participants.............................................................S-36
Pass-Through Rates........................................................S-6
Paying Agent..............................................................S-2
Percentage Interest......................................................S-31
Permitted Investments....................................................S-30
Plan.....................................................................S-48
Plan Asset Regulation....................................................S-48
Pre-Funded Amount.........................................................S-9
Pre-Funding Account.......................................................S-8
Pre-Funding Account Earnings..............................................S-9
Prepayment...............................................................S-24
Principal Funds..........................................................S-31
Realized Loss............................................................S-35
Record Date...............................................................S-7
Relevant Depositary......................................................S-37
REMIC....................................................................S-11
Remittance Date..........................................................S-10
Restricted Group.........................................................S-50
Rules....................................................................S-37
SMI.......................................................................S-2
Securities................................................................S-1
Servicers.................................................................S-2
Servicing Fee............................................................S-10
Servicing Fee Rate.......................................................S-10
Six Month LIBOR...........................................................S-4
Six Month LIBOR Loans.....................................................S-4
SMMEA....................................................................S-11
Specified Subordinated Amount............................................S-34
Standard & Poor's........................................................S-10
Subordinate Certificates..................................................S-1
Subordinated Amount......................................................S-34
Subordination Deficit....................................................S-33
Subordination Increase Amount............................................S-34
Subordination Reduction Amount...........................................S-34
Subsequent Mortgage Loans.................................................S-3
Subsequent Sales Date....................................................S-47
Substitution Shortfall...................................................S-31
Terms and Conditions.....................................................S-38
Total Available Funds....................................................S-35
Total Monthly Excess Cashflow............................................S-33
Trust.....................................................................S-1
Trustee...................................................................S-2
Underwriter..............................................................S-51
Variable Rate Available Funds Cap.........................................S-6
Variable Rate Certificates................................................S-1
Variable Rate Certificates Carryover......................................S-6
Variable Rate Group.......................................................S-2
Variable Rate Pass-Through Rate...........................................S-6
Weighted average life....................................................S-24

            No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the Certificates offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                               TABLE OF CONTENTS
                             Prospectus Supplement

Summary....................................................................S-
Risk Factors...............................................................S-
Use of Proceeds............................................................S-
The Mortgage Loan Pool.....................................................S-
Prepayment and Yield Considerations........................................S-
Description of the Class A Certificates....................................S-
The Certificate Insurance Policies and the Certificate Insurer.............S-
The Agreement..............................................................S-
Certain Federal Income Tax Consequences....................................S-
ERISA Considerations.......................................................S-
Ratings....................................................................S-
Legal Investment Considerations............................................S-
Underwriting...............................................................S-
Report of Experts..........................................................S-
Certain Legal Matters......................................................S-
Global Clearance, Settlement and Tax Documentation
  Procedures..........................................................Annex I
Index to Location of Principal Defined Terms..............................A-1


                                   Prospectus

Prospectus Summary.........................................................
Risk Factors...............................................................
Description of the Certificates............................................
Maturity, Prepayment and Yield Considerations..............................
The Trusts.................................................................
Credit Enhancement.........................................................
Origination of Mortgage Loans..............................................
Servicing of Mortgage Loans................................................
The Agreement..............................................................
Certain Legal Aspects of Mortgage Loans....................................
The Seller.................................................................
Use of Proceeds............................................................
Certain Federal Income Tax Consequences....................................
State Tax Considerations...................................................
ERISA Considerations.......................................................
Legal Investment Matters...................................................
Plan of Distribution.......................................................
Index to Location of Principal Defined Terms...............................


      Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus Supplement and the related Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             $____________________

                       Saxon Asset Securities Trust 1997-


                        Saxon Asset Securities Company,
                                  as Depositor



                   $__________ _____% Class A-1 Certificates
                   $__________ _____% Class A-2 Certificates
                   $__________ _____% Class A-3 Certificates
                   $__________ _____% Class A-4 Certificates
                   $__________ _____% Class A-5 Certificates
               $___________ Variable Rate Class A-6 Certificates

                    Mortgage Loan Asset Backed Certificates
                                 Series 1997-_

                             PROSPECTUS SUPPLEMENT


                             ____________ __, 1997

                SUBJECT TO COMPLETION DATED JANUARY 17, 1997



                         SAXON ASSET SECURITIES COMPANY

                                   (DEPOSITOR)

                     MORTGAGE LOAN ASSET BACKED CERTIFICATES

                              (ISSUABLE IN SERIES)

         This Prospectus relates to Mortgage Loan Asset Backed Certificates (the "Certificates") to be issued from time to time in one or more Series (each, a "Series") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each Series of Certificates will be issued by a separate trust (each, a "Trust") and will evidence beneficial ownership interests in one or more segregated pools of mortgage-related assets as described herein (the "Mortgage Assets") and certain other assets.

         Each Series of Certificates will be issued in one or more classes (each, a "Class"). One or more Classes of Certificates of a Series may be subordinated in right to receive distributions and be subject to allocation of losses in favor of one or more other Classes of Certificates of the same Series as specified in the related Prospectus Supplement. Each Series of Certificates will be entitled to receive distributions at the intervals and on the dates specified in the related Prospectus Supplement from the assets of the related Trust. The Depositor or an affiliate of the Depositor may make or obtain for the benefit of any Series of Certificates limited representations and warranties with respect to the Mortgage Assets included in the related Trust. Neither the Depositor nor any affiliate of the Depositor will have any other obligation with respect to any Series of Certificates.

         The yield on each Series of Certificates will be affected by, among other things, the rate and timing of payments of principal (including prepayments) of the Mortgage Assets included in the related Trust. Each Series of Certificates will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         If specified in the Prospectus Supplement for a Series, one or more elections may be made to treat the related Trust or specified portions thereof as real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         SEE "RISK FACTORS" HEREIN AT PAGE 86 AND IN THE RELATED PROSPECTUS SUPPLEMENT. PROSPECTIVE PURCHASERS SHOULD CAREFULLY REVIEW THE INFORMATION IN THE RELATED PROSPECTUS SUPPLEMENT CONCERNING THE RISKS ASSOCIATED WITH DIFFERENT TYPES AND CLASSES OF CERTIFICATES.

         See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Certificates by "plan fiduciaries."

         THE CERTIFICATES OF EACH SERIES WILL BE ENTITLED TO PAYMENT ONLY FROM THE ASSETS OF THE RELATED TRUST. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY SELLER, ANY SERVICER, ANY MASTER SERVICER, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SELLER, ANY SERVICER, ANY MASTER SERVICER, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

                         ------------------------------

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         ------------------------------

         Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "PLAN OF DISTRIBUTION" herein. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if such a market does develop, that it will provide the holders of such Certificates with liquidity of investment or that it will continue for the life of such Certificates.

         This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                              ---------------------
                 The date of this Prospectus is January __, 1997



RED HERRING
-----------
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                TABLE OF CONTENTS

                                                    Page
Prospectus Summary....................................1
Risk Factors..........................................6
Description of the Certificates.......................9

     General..........................................9
     Classes of Certificates..........................9
     Book-Entry Procedures...........................10

     Global Clearance, Settlement and Tax
          Documentation Procedures...................13
     Allocation of Distributions.....................16
     Allocation of Losses and Shortfalls.............17
     Mortgage Assets.................................17
     Optional Termination............................18
Maturity, Prepayment and Yield Considerations........18
The Trusts...........................................20

     Assignment of Mortgage Assets...................20
     The Mortgage Loans--General.....................21
     Single Family Loans.............................23
     Cooperative Loans...............................23
     Multi-Family Loans..............................23
     Junior Mortgage Loans...........................23
     Home Improvement Loans..........................24
     Home Equity Lines of Credit.....................24
     Repurchase of Converted Mortgage Loans..........25
     Repurchase of Delinquent Mortgage Loans.........25
     Substitution of Mortgage Loans..................25
     Mortgage-Backed Securities......................26
     Pre-Funding Account.............................26
     Asset Proceeds Account..........................26

Credit Enhancement...................................27
     General.........................................27
     Subordination...................................27
     Certificate Guaranty Insurance Policies.........28
     Overcollateralization...........................28
     Cross Support...................................29
     Mortgage Pool Insurance Policies................29
     Special Hazard Insurance Policies...............30
     Bankruptcy Bonds................................31
     Reserve Funds...................................31
     Other Credit Enhancement........................31

Origination of Mortgage Loans........................32
     General.........................................32
     Representations and Warranties..................33

Servicing of Mortgage Loans..........................33
     General.........................................33

     Payments on Mortgage Loans......................34
     Advances........................................35
     Collection and Other Servicing Procedures.......35
     Primary Mortgage Insurance Policies.............36
     Standard Hazard Insurance Policies..............36

     Maintenance of Insurance Policies; Claims There
          under and Other Realization Upon
          Defaulted Mortgage Loans...................38

     Modification of Mortgage Loans..................38
     Evidence as to Servicing Compliance.............39
     Events of Default and Remedies..................39
     Master Servicer Duties..........................39
     Special Servicing Agreement.....................40

The Agreement........................................40
     The Trustee.....................................41
     Administration of Accounts......................41
     Reports to Certificateholders...................42
     Events of Default and Remedies..................42
     Amendment.......................................42
     Termination.....................................43

Certain Legal Aspects of Mortgage Loans..............43
     General.........................................43
     The Mortgage Loans..............................43
     Foreclosure.....................................44
     Junior Mortgage Loans; Rights of Senior
          Mortgagees.................................47
     Right of Redemption.............................48

     Anti-Deficiency Legislation and Other
          Limitations on Lenders.....................48
     Soldiers' and Sailors' Civil Relief Act of 1940.49
     Environmental Considerations....................50
     "Due-on-Sale" Clauses...........................50
     Enforceability of Certain Provisions............51
The Depositor........................................51
Use of Proceeds......................................52
Certain Federal Income Tax Consequences..............52

     REMIC Certificates..............................52
     Securities Classified as Partnership Interests..74
     State and Local Taxation........................74

State Tax Considerations.............................75
ERISA Considerations.................................75
Legal Investment Matters.............................77
Plan of Distribution.................................78
Available Information................................78
Incorporation of Certain Documents by Reference......79
Index to Location of Principal Defined Terms.........80


                          REPORTS TO CERTIFICATEHOLDERS

         The Depositor will cause to be provided to the Certificateholders of each Series periodic and annual reports concerning the Certificates of such Series and the related Trust as described herein and in the related Prospectus Supplement. See "THE AGREEMENT -- Reports to Certificateholders."

                               PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement and in the Agreement with respect to such Series.

DEPOSITOR                           Saxon Asset Securities Company (the
                                    "Depositor") a wholly owned, limited-purpose financing subsidiary of Dominion Mortgage
                                    Services, Inc., a Virginia corporation
                                    ("Dominion Mortgage"). Neither Dominion
                                    Resources nor the Depositor has guaranteed, or is otherwise obligated with respect to, the Certificates of any Series. The principal executive offices of the Depositor are located at 4880 Cox Road, Glen Allen,
                                    Virginia 23060, and the telephone number of the Depositor is (804) 967-7400. See "THE
                                    DEPOSITOR."

SELLERS Saxon Mortgage, Inc. (SMI"), a wholly owned subsidiary of Dominion Mortgage and an affiliate of the Depositor, and one or more other mortgage originators named in the related Prospectus Supplement (each a "Seller").

CERTIFICATES OFFERED                Mortgage Loan Asset Backed Certificates (the
                                    "Certificates"), issuable in one or more
                                    Series (each, a "Series"), all as more fully described in the related Prospectus
                                    Supplement. The Certificates of each Series will be issued by a separate trust (each, a "Trust") and will evidence beneficial ownership interests in one or more segregated pools of Mortgage Assets and certain other assets. Each Series of Certificates will be issued in one or more classes (each, a "Class") as specified in the related Prospectus Supplement. The
                                    Certificates of each Series will be entitled to payment only from the assets of the related Trust.

                                    The Certificates of any Class of any Series
                                    (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination of principal and interest, (ii) may be entitled to receive distributions allocable to prepayments of principal throughout the life of such Certificates or only during specified periods, (iii) may be subordinated in right to receive distributions and be subject to allocation of losses in favor of one or more other Classes of Certificates of such Series, (iv) may be entitled to receive distributions only after the occurrence of specified events, (v) may be entitled to receive distributions in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the Mortgage Assets, (vi) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive interest at a specified rate (a "Pass-Through Rate"), which may be fixed, variable or adjustable and may differ from the rate at which other Classes of Certificates of such Series are entitled to receive interest and (vii) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive such distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement.

                                    The Certificates of each Series will be
                                    issued as fully registered certificates in certificated or book-entry form in the authorized denominations specified in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality or by the Depositor, any Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth in the related Prospectus Supplement. The Depositor, a Seller or one of their affiliates may retain or hold for sale from time to time one or more Classes of Certificates. See "DESCRIPTION OF THE CERTIFICATES."

AGREEMENT                           Each Series of Certificates will be issued
                                    pursuant to one or more trust agreements or pooling and servicing agreements (each, an "Agreement") with the Depositor and the trustee (the Trustee") identified in the related Prospectus Supplement. Pursuant to an Agreement, the Depositor will assign and transfer the Mortgage Assets and other assets to be included in the related Trust to the Trustee in exchange for a Series of Certificates. See "THE TRUSTS -- Assignment of Mortgage Assets."

DISTRIBUTIONS                       The Prospectus Supplement for each Series of
                                    Certificates will specify (i) whether
                                    distributions with respect to such
                                    Certificates will be made monthly,
                                    quarterly, semi-annually or at other
                                    intervals, (ii) the date for each such
                                    distribution (each, a "Distribution Date"), and (iii) the amount of each such distribution allocable to principal and interest. The amount available to be distributed on each Distribution Date with respect to each Series of Certificates will be determined as set forth in the related
                                    Agreement and will be described in the
                                    related Prospectus Supplement. See
                                    "DESCRIPTION OF THE CERTIFICATES --
                                    Allocation of Distributions."

                                    The Scheduled Principal Balance of the
                                    Mortgage Assets and the amount of any other assets included in the Trust for each Series of Certificates (including amounts held in any Pre-Funding Account for such Series) will equal or exceed the aggregate original principal balance of the Certificates of such Series. See "DESCRIPTION OF THE CERTIFICATES -- Valuation of Mortgage Assets."

MORTGAGE ASSETS                     The Mortgage Assets assigned or transferred
                                    to the Trust for a Series may consist of one or more of the following:

A. MORTGAGE LOANS                   "Mortgage Loans" may include: (i) one- to
                                    four-family mortgage loans secured by first, second or more junior liens on residential and mixed use properties (or participation interests in such loans) ("Single Family
                                    Loans"), (ii) loans secured by security
                                    interests in or similar liens on shares in private, non-profit cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the Cooperatives (or participation interests in such loans)
                                    ("Cooperative Loans"), (iii) multi-family mortgage loans secured by first, second or more junior liens on residential and mixed use properties, including buildings owned by Cooperatives (or participation interests in such loans) ("Multi-Family Loans"), (iv) home improvement mortgage loans secured by first, second or more junior liens on various types of properties (or participation interests in such loans)
                                    ("Home Improvement Loans"), and (v) home equity lines of credit("HELOCs").

B.  MORTGAGE-BACKED
    SECURITIES                      "Mortgage-Backed Securities" may include (i)
                                    private (that is not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participation or pass-through certificates or other mortgage-backed securities
                                    (representing either debt or equity) or (ii) securities insured or guaranteed by Federal
                                    National Mortgage Association ("FNMA"),
                                    Federal Home Loan Mortgage Corporation
                                    ("FHLMC") or Government National
                                    Mortgage Association ("GNMA"). See "THE
                                    TRUSTS-- Mortgage-Backed Securities."

PRE-FUNDING ACCOUNT                 If so specified in the related Prospectus
                                    Supplement, a Trust may enter into an
                                    agreement (each, a "Pre-Funding Agreement") with the Depositor under which the Depositor transfers additional Mortgage Assets to such Trust following the date on which such Trust is established and the related Certificates are issued.

                                    If a Pre-Funding Agreement is used, the
                                    related Trustee will be required to deposit in a segregated account (each, a Pre-Funding Account") a portion of the proceeds received by the Trustee in connection with the sale of Certificates of the related Series. Additional Mortgage Assets will thereafter be transferred to the related Trust in exchange for money released to the Depositor from the related Pre-Funding Account. If all moneys originally deposited in such Pre-Funding Account are not applied to the acquisition of additional Mortgage Assets by the end of the period specified in the Pre-Funding Agreement (which may not exceed three months), then any remaining moneys will be applied as a mandatory prepayment of one or more Classes of Certificates as specified in the related Prospectus Supplement. See "THE Trusts-- Pre-Funding Account."

SERVICER One or more servicers (each, a "Servicer"), which may include an affiliate of the Depositor, will perform certain customary servicing functions with respect to the Mortgage Loans included in the Trust for any Series of Certificates. See "SERVICING OF MORTGAGE LOANS."

MASTER SERVICER                     If specified in the Prospectus Supplement
                                    for a Series, a master servicer (the "Master
                                    Servicer"), which may include an affiliate of the Depositor, will perform, directly or indirectly through one or more sub-servicers, certain administrative and supervisory functions with respect to the Mortgage Assets included in the related
                                    Trust. See "SERVICING OF MORTGAGE LOANS."

SPECIAL SERVICER                    If specified in the Prospectus Supplement
                                    for a Series, a special servicer (a Special
                                    Servicer") may be appointed to service, make certain decisions with respect to and take various actions with respect to delinquent or defaulted Mortgage Loans or Mortgage
                                    Loans that are secured by Mortgaged Premises acquired by foreclosure or by deed-in-lieu of foreclosure (collectively, "REO
                                    Properties").

ASSETS PROCEEDS
  ACCOUNT All payments and collections received or advanced on the Mortgage Assets assigned or transferred to the Trust for the Certificates of a Series will be remitted to one or more accounts (collectively, the "Asset Proceeds Account") established and maintained in trust on behalf of the holders of such Certificates. In general, reinvestment income, if any, on amounts in the Asset Proceeds Account will not accrue for the benefit of the holders of the Certificates of a Series. See "THE TRUSTS -- Asset Proceeds Account."

ADVANCES If so specified in the Prospectus Supplement for a Series, the Servicers of the Mortgage Loans included in the related Trust and, to the limited extent described herein, the Master Servicer are, obligated to advance funds to such Trust to cover (i) delinquent payments on such Mortgage Loans, (ii) delinquent payments of taxes, insurance premiums or other escrowed items and (iii) foreclosure costs, including reasonable attorney's fees ("Advances"). Any such advance obligation may be limited to amounts deemed to be recoverable from late payments or liquidation proceeds, to amounts due holders of specified Classes of Certificates of the related Series, to specified periods of time, to certain dollar amounts or to any combination of the foregoing, in each case as specified in the related Prospectus Supplement. Any such Advance will be recoverable as specified in the related Prospectus Supplement. See "SERVICING OF MORTGAGE LOANS -- General" and " -- Advances."

CREDIT ENHANCEMENT                  If so specified in the Prospectus Supplement
                                    for a Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, certain ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the Mortgage Assets to the holders of such Certificates, including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements. In addition, if so specified in the Prospectus Supplement for a Series, one or more Classes of Certificates of such Series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited. See "CREDIT
                                    ENHANCEMENT."

OPTIONAL TERMINATION                To the extent and under the circumstances
                                    specified in the Prospectus Supplement for a Series, the early retirement of the Certificates of such Series may be effected.
                                    See "DESCRIPTION OF THE CERTIFICATES --
                                    Optional Termination."

CERTAIN FEDERAL INCOME
  TAX CONSEQUENCES                  The federal income tax consequences to the
                                    holders of the Certificates of any Series will depend on, among other factors, whether an election is made to treat the related
                                    Trust or specified portions thereof as "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code of 1986, as amended
                                    (the "Code") or, if no REMIC election is made, whether the Certificates are considered to be Pass-Through Certificates or Strip Certificates. The Prospectus
                                    Supplement for each series of Certificates will specify whether a REMIC election will be made. Investors are urged to consult their tax advisors concerning the application of federal income tax laws to their particular situations. See "CERTAIN
                                    FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT
  MATTERS If so specified in the related Prospectus Supplement, the Certificates of the related Series will constitute "mortgage-related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA, subject, in each case, to state laws overriding SMMEA and to any other regulations which may govern investments by such institutional investors. If so specified in the related Prospectus Supplement, all or certain Classes of Certificates may not constitute "mortgage-related securities" under SMMEA. Securities that do not constitute "mortgage-related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as "mortgage-related securities." See "LEGAL INVESTMENT MATTERS" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS                Fiduciaries of employee benefit plans or
                                    other retirement plans or arrangements,
                                    including individual retirement accounts, certain Keogh plans, and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee
                                    Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should carefully review with their legal advisors whether an investment in Certificates will cause the assets of the related Trust to be considered plan assets under the Department of Labor ("DOL") regulations set forth in 29
                                    C.F.R. Section 2510.3-101 (the "Plan Asset
                                    Regulations"), thereby subjecting the
                                    Trustee and the Master Servicer to the
                                    fiduciary responsibility standards of ERISA, and whether the purchase, holding or transfer of Certificates gives rise to a transaction that is prohibited under

                                    ERISA or subject to the excise tax
                                    provisions of Section 4975 of the Code.
                                    Certain Classes of Certificates may not be offered for sale or transferable to Plans (as defined herein). See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.

RATINGS Each Class of Certificates offered hereby and by the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each, a Rating Agency").

RISK FACTORS                        An investment in the Certificates will be
                                    subject to one or more risk factors,
                                    including declines in the value of Mortgaged
                                    Premises, prepayment of Mortgage Loans,
                                    limitations on credit enhancement, consumer credit laws affecting the Mortgage Assets, the risk of higher losses with respect to particular types of Mortgage Loans and various other factors. See "RISK FACTORS" herein and in the related Prospectus
                                    Supplement.

                                  RISK FACTORS

         Prospective investors should consider, among other things, the following risk factors and the risk factors identified in the related Prospectus Supplement in connection with a purchase of the Certificates of any Series. See "Risk Factors" in the related Prospectus Supplement.

         LIMITED OBLIGATIONS. The Certificates will not represent an interest in or obligation of the Depositor, any Seller, any Servicer, any Master Servicer or any Trustee or any of their affiliates and will not be insured by any government agency or instrumentality. Each Trust is expected to have no significant assets other than the Mortgage Assets and any other assets assigned to the Trust by the Depositor. Prospective purchasers of the Certificates of a Series must rely primarily upon payments on the related Mortgage Assets, the security therefor and the sources of credit enhancement, if any, identified in the related Prospectus Supplement. The related Mortgage Assets will not be guaranteed or insured by any governmental agency or instrumentality or by the Depositor, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth in the related Prospectus Supplement.

         LIMITATIONS ON CREDIT ENHANCEMENT. The credit enhancement, if any, for any Series of Certificates may be limited in amount and may be subject to periodic reduction in accordance with a schedule or formula. In addition, such credit enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates to the extent specified in the related Prospectus Supplement. See "CREDIT ENHANCEMENT."

         DECLINING REAL ESTATE MARKET. If the residential real estate market in general or a regional or local area where the Mortgage Assets for a Trust are concentrated should experience an overall decline in property values or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent such losses are not covered by credit enhancement, holders of the Certificates of the related Series will have to look primarily to the value of the Mortgaged Premises for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

         BANKRUPTCY. The Sellers and the Depositor intend that the transfers of the Mortgage Assets to the Depositor and, in turn, to the related Trust constitute sales rather than pledges to secure indebtedness for insolvency purposes. If a Seller were to become a debtor under the federal Bankruptcy Code, however, a creditor, trustee-in-bankruptcy or receiver of that Seller might argue that such transfers were pledges rather than sales. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the Certificates of the related Series.

         REGULATORY RISKS. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of a mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Anti-Deficiency Legislation and Other Limitations on Lenders."

         MODIFICATION OF MORTGAGE LOANS MAY DELAY OR REDUCE CERTIFICATE PAYMENTS. With respect to a Mortgage Loan on which a material default has occurred or a payment default is imminent, the related Servicer, may enter into a forbearance or modification agreement with the borrower. The terms of any such forbearance or modification agreement may affect the amount and timing of payments on the Mortgage Loan and, consequently, the amount and timing of payments on one or more Classes of the related Series of Certificates. For example, a modification agreement that results in a lower Mortgage Interest Rate would lower the Pass-Through Rate of any related Class of Certificates that accrues interest at a rate based on the weighted average Net Rate of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS -- Modification of Mortgage Loans."

         PAYMENT CONSIDERATIONS. The prepayment experience on the Mortgage Assets underlying a particular Series of Certificates will affect (i) the average life of each Class of such Certificates and (ii) for Certificates purchased at a price other than par, the effective yield on such Certificates. The timing and amount of prepayments on mortgage loans are influenced by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Prepayments may also result from foreclosure, condemnation and other dispositions of the Mortgaged Premises (including amounts paid by insurers under applicable insurance policies), from the repurchase of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or from the deposit of certain amounts in respect of the delivery of a substitute Mortgage Loan), from the repurchase of Mortgage Loans modified in lieu of refinancing, from the repurchase of any liquidated Mortgage Loan or delinquent Mortgage Loan, if applicable, or from the repurchase by the Depositor of all the Certificates of a Series or all the Mortgage Loans or Mortgage Certificates in certain circumstances. The yields realized by the holders of certain Certificates of a Series with disproportionate allocations of principal or interest will be extremely sensitive to levels of prepayments on the Mortgage Assets of the related Trust. No assurance can be given as to the prepayment experience of the mortgage loans underlying any Series of Certificates. Each prospective investor must make its own decision as to the appropriate prepayment assumption. See "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS."

         LIMITED LIQUIDITY. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if such a market does develop, that it will provide the holders of such Certificates with liquidity of investment or that it will continue for the life of such Certificates. Certain Classes of Certificates may not constitute "mortgage related securities" under SMMEA, and certain investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA Certificates. In addition, if so specified in the related Prospectus Supplement, certain Classes of Certificates may be restricted as to transferability to certain entities. Any restrictions on the purchase or transferability of the Certificates of a Series may have a negative effect on the development of a secondary market for such Certificates. See "LEGAL INVESTMENT MATTERS."

         BOOK-ENTRY CERTIFICATES. If so specified in the related Prospectus Supplement, certain Certificates of Book-Entry Certificates"). Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market because investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. In addition, since transfers of Book-Entry Certificates will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, the ability of a Certificateholder to pledge a Book-Entry Certificate to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a Book-Entry Certificate, may be impaired since physical certificates representing the Certificates will generally not be available. Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Book-Entry Certificates because distributions may be required to be forwarded by the Trustee through book-entry system participants which thereafter will be required to credit them to the accounts of the applicable Certificates, whether directly or indirectly through financial intermediaries. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Procedures."

         LIMITED NATURE OF RATINGS. The rating of Certificates credit-enhanced through external credit enhancement, such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance policy, will depend primarily on the creditworthiness of the provider of such external credit enhancement. Any lowering of the rating assigned to the claims-paying ability of any such provider below the rating initially given to the Certificates of the related Series would likely result in a lowering of the rating assigned to such Certificates. Any such rating is not a recommendation to buy, sell or hold Certificates and is subject to revision or withdrawal at any time by the Rating Agency issuing such rating. The Depositor will not be obligated to obtain additional credit enhancement if necessary to maintain the rating initially assigned to the Certificates of any Series.

         ORIGINAL ISSUE DISCOUNT. Compound Interest Certificates and certain other Classes of Certificates that are entitled only to interest distributions will be, and certain other Classes of Certificates may be, issued with original issue discount for federal income tax purposes. The holder of a Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Certificates generally will be treated as original issue discount for this purpose. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

         BALLOON LOANS. A portion of the Mortgage Assets may include "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loans in a single payment at maturity ("Balloon Balloon Loans"). Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan, generally five, seven, ten or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than its term results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments at maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend upon such borrower's ability to refinance such loan. Neither the Depositor nor the Trustee is obligated to obtain refinancing. Any loss on a Balloon Loan resulting from a borrower's inability to obtain refinancing will be borne by Certificateholders if not covered by credit enhancement.

         JUNIOR LOANS. A portion of the Mortgage Assets may include loans secured by second or more junior liens on residential properties. Because the rights of a holder of a second or more junior lien are subordinate to the rights of senior lienholders, the position of such Trust and the holders of the Certificates of such Series could be more adversely affected by a reduction in the value of the Mortgaged Premises than would the position of the senior lienholders. In the event of a default by the related borrower, liquidation or other proceeds may be insufficient to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses. See "THE TRUSTS -- Junior Mortgage Loans."

         NON-OWNER OCCUPIED MORTGAGE PREMISES. A portion of the Mortgage Assets may be secured by liens on Mortgaged Premises which are not owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than on Mortgage Loans secured by liens on Mortgaged Premises which are the primary residences of the owner.

         NON-CONFORMING CREDITS. All or a portion of the Mortgage Assets may consist of mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." A mortgage loan made to non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies. As a consequence, delinquencies and foreclosures can be expected to be more prevalent with respect to such Mortgage Loans than with respect to mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines and changes in the values of the Mortgaged Premises may have a greater effect on the loss experience of such Mortgage Loans than on mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. Each prospective investor must make its own decision as to the effect of non-conforming credits upon the delinquency, foreclosure, and prepayment experience of the Mortgage Loans. See "ORIGINATION OF MORTGAGE LOANS."

         DELINQUENT MORTGAGE LOANS. All or a portion of the Mortgage Loans may be delinquent upon the issuance of the related Certificates. Credit enhancement provided with respect to a particular Series of Certificates may not cover all losses related thereto. Prospective investors should consider the risk that the inclusion of such Mortgage Loans in the Trust for a Series may cause the rate of defaults and prepayments on the Mortgage Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series. See "THE TRUSTS -- The Mortgage Loans -- General."

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Mortgage Loan Asset Backed Certificates described herein and in the related Prospectus Supplement Certificates") will be issued from time to time in Series pursuant to one or more trust agreements or pooling and Agreement"). The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. The following summaries describe the material provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to the Prospectus Supplement and the Agreement with respect to a particular Series. The material terms of the Agreement with respect to a Series of Certificates will be further described in the related Prospectus Supplement and a copy thereof will be filed with the Commission on Form 8-K.

         The Certificates of a Series will be entitled to payment only from the assets of the related Trust. The Certificates do not represent an interest in or obligation of the Depositor, any Seller, any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth herein and in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality or by the Depositor, any Seller any Servicer, any Master Servicer, any Trustee or any of their affiliates, except as set forth in the related Prospectus Supplement. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the applicable Servicer or any other entity or paid from any applicable credit enhancement, such delinquencies may result in delays in the distribution of payments to the holders of one or more Classes of Certificates and such losses may be allocated to the holders of one or more Classes of Certificates.

         The Certificates of each Series will be issued as fully registered certificates in certificated or book-entry form in the authorized denominations for each Class specified in the related Prospectus Supplement. The Certificates of each Series in certificated form may be transferred (subject to the limitations on transfer, if any, specified in the related Agreement) or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. If so specified in the Prospectus Supplement for a Series, distributions of principal and interest on each Certificate in certificated form will be made on each Distribution Date by or on behalf of the Trustee (i) by check mailed to each holder of such a Certificate at the address of such holder appearing on the books and records of the Trust or (ii) by wire transfer of immediately available funds upon timely request to the Trustee in writing by any holder of such a Certificate having an initial principal amount of at least $1,000,000 or such other amount as may be specified in the related Prospectus Supplement; PROVIDED, HOWEVER, that the final distribution in retirement of a Certificate of a Series in certificated form will be made only upon presentation and surrender of such Certificates at the corporate trust office of the Trustee. Distributions of principal and of interest on each Class of Certificates in book-entry form will be made as set forth below.

CLASSES OF CERTIFICATES

Class") as specified in the related Prospectus Supplement. The Certificates of any Class of any Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination of principal and interest, (ii) may be entitled to receive distributions allocable to prepayments of principal throughout the life of such Certificates or only during specified periods, (iii) may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other Classes of Certificates of such Series, (iv) may be entitled to receive distributions only after the occurrence of specified events, (v) may be entitled to receive distributions in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the Mortgage Assets, (vi) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive interest at a specified rate (a Pass-Through Rate"), which may be fixed, variable or adjustable and may differ from the rate at which other Classes of Certificates of such Series are entitled to receive interest and (vii) in the case of Certificates entitled to receive distributions allocable to interest, may be entitled to receive such distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement.

BOOK-ENTRY PROCEDURES

         The Prospectus Supplement for a Series may specify that certain Classes of Certificates will initially Book-Entry Certificates") in the authorized denominations specified therein. Each such Class will be represented by a single certificate registered in the name of the nominee of the depository, which is expected to be The Depository"). The Depository or its nominee will be registered as the record holder of each Class of Book-Entry Certificates in the certificate register maintained by the Trustee for the related Trust. Except as described Beneficial Owner") will be entitled to receive a physical certificate representing such Certificate, the only "Holder" of the Book-Entry Certificates will be the nominee of the Depository and Beneficial Owners will not be "Holders" as that term is used in the Agreement. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and participants in the Depository ("Depository Participants"), as in effect from time to time.

         A Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary") that maintains such Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a Depository Participant which acts as agent for the Financial Intermediary and whose interest in turn will be recorded on the records of the Depository, if the Beneficial Owner's Financial Intermediary is not a Depository Participant). Therefore, the Beneficial Owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate, and beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository Participants.

         DTC, which is a New York-chartered limited-purpose trust company, performs services for its participants some of whom (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in DTC in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. If DTC is the Depository (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among its participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. DTC participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

         BECAUSE TRANSACTIONS IN BOOK-ENTRY CERTIFICATES MAY BE EFFECTED ONLY THROUGH THE DEPOSITORY, PARTICIPATING ORGANIZATIONS, INDIRECT PARTICIPANTS AND CERTAIN BANKS, THE ABILITY OF THE BENEFICIAL OWNER OF A BOOK-ENTRY CERTIFICATE TO PLEDGE SUCH CERTIFICATE TO PERSONS OR ENTITIES THAT DO NOT PARTICIPATE IN THE DEPOSITORY, OR OTHERWISE TO TAKE ACTIONS IN RESPECT OF SUCH CERTIFICATE, MAY BE LIMITED DUE TO THE LACK OF A PHYSICAL CERTIFICATE REPRESENTING SUCH CERTIFICATE. ISSUANCE OF THE BOOK-ENTRY CERTIFICATES IN BOOK-ENTRY FORM MAY REDUCE THE LIQUIDITY OF SUCH CERTIFICATES IN THE SECONDARY TRADING MARKET BECAUSE INVESTORS MAY BE UNWILLING TO PURCHASE BOOK-ENTRY CERTIFICATES FOR WHICH THEY CANNOT OBTAIN PHYSICAL CERTIFICATES.

         The Prospectus Supplement for a Series may also specify that CEDEL Bank, S.A. ("CEDEL") and Euroclear System ("Euroclear") will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of the Depository. Citibank, N.A., acts as depositary for CEDEL and Chase Manhattan Bank acts as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

         CEDEL. CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         EUROCLEAR. Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels Office (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is an office of a New York trust company which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Depository Participant will be made during subsequent securities settlement processing and dated the business day following the settlement date for the Depository. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a Depository Participant will be received with value on the settlement date for the Depository but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in the Depository. For information with respect to tax documentation procedures relating to the Certificates, see "CERTAIN FEDERAL INCOME TAX Consequences -- Backup Withholding" and "-- Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements".

         Transfers between Depository Participants will occur in accordance with the rules of the Depository. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through the Depository, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in the Depository in accordance with its rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depository, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to the Depository. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Master Servicer to the Depository, may be made available by the Depository to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Depository Participants to whose accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         So long as the Certificates are held as Book-Entry Certificates by the Depository, it is expected that the Depository will take any action permitted to be taken by the Holders of the Certificates under the Agreement only at the direction of one or more Depository Participants to whose accounts the Book-Entry Certificates are credited. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by a Holder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through the Depository. The Depository may take actions, at the direction of the Depository Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

         None of the Sellers, the Depositor, the Servicers, the Master Servicer, any Certificate Insurer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Depositor advises in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through the Depository or (c) the Depository, at the direction of the Depository Participants to whose accounts are credited a majority of the outstanding Book-Entry Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Certificate Registrar will issue Definitive Certificates, and thereafter the Certificate Registrar will recognize the holders of such Definitive Certificates as Holders under the Agreement.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         The Prospectus Supplement for a Series may specify that Certificates of a Series will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

         Secondary market trading between investors through the Depository will be conducted according to its rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and Depository Participants will be effected on a delivery-against-payment basis through the Relevant Depositaries (in such capacity) and as Depository Participants.

         Non-U.S. holders (as described below) will be subject to U.S. withholding taxes unless they meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         INITIAL SETTLEMENT. All Certificates will be held in book-entry form by the Depository. Investors' interests in the Certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in the Depository. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in its account as a Depository Participant.

         Investors electing to hold through the Depository will follow its settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         SECONDARY MARKET TRADING. Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DEPOSITORY PARTICIPANTS. Secondary market trading between Depository Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

         TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DEPOSITORY PARTICIPANT AS SELLER AND CEDEL OR EUROCLEAR PARTICIPANT AS PURCHASER. When Certificates are to be transferred from the account of a Depository Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Certificates from and including the last distribution date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the account of the Depository Participant against delivery of the Certificates. After settlement has been completed, the Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Certificates will accrue from, the value date (which will be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (I.E., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Certificates are credited to their account one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Certificates were credited to their accounts. Nevertheless, interest on the Certificates would accrue from the value date. Therefore, in many cases the interest accruing on the Certificates during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Because the settlement is taking place during New York business hours, Depository Participants may employ their usual procedures for crediting Certificates to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the seller on the settlement date. Thus, to the Depository Participants a cross-Depository market transaction will settle no differently than a trade between two Depository Participants.

         TRADING BETWEEN CEDEL OR EUROCLEAR PARTICIPANT AS SELLER AND PARTICIPANT AS PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Certificates are to be transferred by the respective clearing system, through the respective Depository, to a Depository Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to credit the Certificates to the Depository Participant's account against payment. Payment will include interest accrued on the Certificates from and including the last distribution to and excluding the settlement date on the basis of the actual number of days in such accrual period or a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will be back-valued to the value date (which will be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Certificates from Depository Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Certificates in the U.S. from a Depository Participant no later than one day prior to settlement, which would give the Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Depository Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

         CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS. A Beneficial Owner of Certificates holding through CEDEL or Euroclear (or through the Depository Participant if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Beneficial Owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial Owners of Certificates that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Holder of a Certificate or their agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Holder of a Certificate or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust for which (a) a Court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Certificates.

ALLOCATION OF DISTRIBUTIONS

         The Prospectus Supplement for each Series of Certificates will specify
(i) whether distributions on such Certificates will be made monthly, quarterly, semi-annually or at other intervals, (ii) the date for each such Distribution Date") and (iii) the amount of each such distribution allocable to principal and interest. All distributions with respect to each Certificate of a Series will be made to the person in whose name such Certificateholder") as of the close of business on the record date specified in the related Prospectus Supplement.

         The amount available to be distributed on each Distribution Date with respect to each Series of Certificates will be determined as set forth in the related Agreement and will be described in the related Prospectus Supplement and in general, will be equal to the amount of principal and interest actually collected, advanced or received during the related Due Period or Prepayment Period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed Advances and any other amounts specified in the related Prospectus Supplement. The amount distributed will be allocated among the Classes of Certificates in the proportion and order of application set forth in the related Agreement and described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts received in respect of the Mortgage Assets representing excess interest may be applied in reduction of the principal balance of one or more specified Classes.

         "Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and continuing through the first day of the calendar month in which such Distribution Date occurs, or such other period as may be specified in the related Prospectus Supplement.

         "Prepayment Period" means, with respect to any Distribution Date, the time period or periods specified in the servicing agreement for each Servicer to identify prepayments or other unscheduled payments of principal or interest received with respect to Mortgage Assets that will be used to pay
Certificateholders of such Series on such Distribution Date.

         The Prospectus Supplement for each Series of Certificates will specify the Pass-Through Rate, or the method for determining the Pass-Through Rate, for each applicable Class of Certificates. One or more Classes of Certificates may be represented by a notional principal amount. The notional principal amount is used solely for purposes of determining interest distributions and certain other rights and obligations of the holders of such Certificates and does not represent a beneficial interest in principal payments on the Mortgage Assets in the related Trust. One or more Classes of Certificates may provide for interest that accrues but is not currently Compound Interest Certificates"). Any interest that has accrued but is not paid with respect to a Compound Interest Certificate on any Distribution Date will be added to the principal balance of such Compound Interest Certificate on such Distribution Date.

         The Prospectus Supplement for each Series of Certificates will specify the method by which the amount of principal to be distributed on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates of such Series entitled to distributions of principal. The aggregate original principal balance of the Certificates of each Series will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. One or more Classes of Certificates may be entitled to payments of principal in specified amounts on specified Distribution Dates, to the extent of the amount available therefor on such Distribution Dates, or may be entitled to payments of principal from the amount by which the available amount exceeds specified amounts. One or more Classes of Certificates may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other Classes of Certificates of the same Series as specified in the related Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The Prospectus Supplement for each Series of Certificates will specify the method by which realized losses or interest shortfalls will be allocated. A loss may be realized with respect to a Mortgage Loan (a Realized Loss") as a result of (i) the final liquidation of such Mortgage Loan through foreclosure sale, disposition of the related Mortgaged Premises if acquired by deed-in-lieu of foreclosure, or otherwise, (ii) the reduction of the unpaid principal balance of a Mortgage Loan or the modification of the payment terms of such Mortgage Loan in connection with a proceeding under the federal Bankruptcy Code or otherwise, (iii) certain physical damage to the related Mortgaged Premises of a type not covered by Standard Hazard Insurance Policies or (iv) fraud, dishonesty or misrepresentation in the origination of such Mortgage Loan. An interest shortfall may occur with respect to a Mortgage Loan as a result of a failure on the part of the Servicer, Master Servicer or Trustee to advance funds to cover delinquent payments of principal or interest on such Mortgage Loan, the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or the prepayment in full of such Mortgage Loan and the failure of the Servicer or, in certain cases, the Master Servicer to pay interest to month-end.

         If so specified in the related Prospectus Supplement, the Senior Certificates of a Series will not bear any Realized Losses on the related Mortgage Loans until the Subordinated Certificates of such Series have borne realized losses up to a specified amount or loss limit or until the principal amount of the Subordinated Certificates has been reduced to zero, either through the allocation of Realized Losses, the priority of distributions or both. If so specified in the related Prospectus Supplement, interest shortfalls may result in a reallocation to the Senior Certificates of a Series of amounts otherwise distributable to the Subordinated Certificates of such Series.

MORTGAGE ASSETS

         The Scheduled Principal Balance of the Mortgage Assets and the amount of any other assets included in the Trust for each Series of Certificates (including amounts held in any Pre-Funding Account for such Series) will equal or exceed the aggregate original principal balance of the Certificates of such Series.

         "Scheduled Principal Balance" means, with respect to any Mortgage Loan as of any date of determination, the scheduled principal balance of such Mortgage Loan as of the Cut-Off Date, increased by the amount of negative amortization, if any, with respect thereto and reduced by (i) the principal portion of all scheduled monthly payments due on or before such date of determination, whether or not received, (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the preceding Prepayment Period, and (iii) without duplication, the amount of any Realized Loss that has occurred with respect to such Mortgage Loan on or before such date of determination.

         "Cut-Off Date" means, with respect to any Series, the date specified in the related Prospectus Supplement after which payments on the Mortgage Assets included in the related Trust are for the account of the Certificateholders of such Series.

OPTIONAL TERMINATION

         To the extent and under the circumstances specified in the Prospectus Supplement for a Series, the Certificates of such Series may be terminated at the option of the Depositor or such other party as may be specified in the related Prospectus Supplement for a purchase price calculated as specified in such Prospectus Supplement. Upon termination of the Certificates, at the option of the terminating party, (i) the related Trust may be terminated, thereby causing the sale of the remaining Mortgage Assets, or (ii) such Certificates may be held or resold by the redeeming party. If so specified in the Prospectus Supplement for a Series, the right to redeem the Certificates of such Series will be conditioned upon the passage of a certain date specified in such Prospectus Supplement and/or Scheduled Principal Balance of the Mortgage Assets in the Trust or the outstanding principal balance of a specified Class of Certificates at the time of purchase aggregating less than a percentage, specified in such Prospectus Supplement, of the Scheduled Principal Balance of the Mortgage Assets in the Trust or the outstanding principal balance of a specified Class of Certificates at the time of the issuance of such Series of Certificates. Notice will be given to Certificateholders as provided in the related Agreement.

                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

         The prepayment experience on the Mortgage Assets will affect (i) the average life of each Class of Certificates issued by the related Trust and (ii) for Certificates purchased at a price other than par, the effective yield on such Certificates.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the Single Monthly Mortality ("SMM") prepayment model, the Constant Prepayment Rate ("CPR") model or the prepayment speed assumption ("PSA") model. The Prospectus Supplement for a Series may contain a table setting forth percentages of the original principal amount of each Class of Certificates of such Series to be outstanding after each of the dates shown in the table based on the prepayment assumption model. It is unlikely that the prepayment of the Mortgage Assets of any Trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related Prospectus Supplement.

         A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, including the age of the mortgage loans, the geographic distribution of the mortgaged premises, the payment terms of the mortgage loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the mortgaged premises are located, enforceability of "due-on-sale" clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans, the availability of mortgage funds, the use of second or home equity loans by borrowers, the availability of refinancing opportunities, the use of the mortgaged premises as second or vacation homes, the net equity of the borrowers in the mortgaged premises and, if the mortgage loans are secured by investment properties, tax-related considerations and the availability of other investments. The prepayment rate may also be subject to seasonal variations.

         The prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years. In general, if prevailing interest rates were to fall significantly below the interest rates on a pool of mortgage loans, the mortgage loans in that pool would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on those mortgage loans. Conversely, if interest rates were to rise above the interest rates on a pool of the mortgage loans, the mortgage loans in that pool would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the mortgage loans. In general, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, junior mortgage loans may experience a higher rate of prepayment than senior or first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may affect in the rate of prepayment of mortgage loans.

         Distributions on the Certificates of a Series on any Distribution Date generally will include interest accrued through a date specified in the related Prospectus Supplement that may precede such Distribution Date. Because interest generally will not be distributed to the Certificateholders of such Series until the Distribution Date, the effective yield to such Certificateholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price for such Certificates.

         The yield to maturity of any Certificate will be affected by the rate of interest and, in the case of certificates purchased at a price other than par, timing of payments of principal on the Mortgage Loans. If the purchaser of a Certificate offered at a discount calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities), the actual yield to maturity will be lower than that so calculated.

         If so specified in a related Prospectus Supplement, amounts received in respect of the Mortgage Assets representing excess interest may be applied in reduction of the principal balance of one or more specified Classes. The amount of excess interest required so to be applied may effect the weighted average life of the related Series of Certificates.

         The timing of changes in the rate of prepayments on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments (including prepayments) on the Mortgage Loans (or on the mortgage loans underlying Mortgage Backed Securities) will significantly affect the weighted average life and other characteristics of any Class of Certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments and the suitability of the Certificates to their investment objectives.

         Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to effect earlier retirement of the related Series of Certificates. See "THE TRUSTS -- Repurchase of Converted Mortgage Loans" and " -- Repurchase of Delinquent Mortgage Loans" and "THE AGREEMENT -- Termination."

         Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal at any time or over the lives of the Certificates.

                                   THE TRUSTS

ASSIGNMENT OF MORTGAGE ASSETS

         Pursuant to the applicable Agreement, the Depositor will cause the Mortgage Assets and other assets to be included in the related Trust to be assigned and transferred to the Trustee together with all principal and interest paid on such Mortgage Assets from the date or dates specified in the related Prospectus Supplement. The Trustee will deliver to the order of the Depositor, in exchange for the Mortgage Assets so transferred, Certificates of the related Series in authorized denominations registered in such names as the Depositor may request representing the beneficial ownership interest in the related Trust. Each Mortgage Loan or Mortgage Backed Security included in a Trust will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the Scheduled Principal Balance of each Mortgage Loan or Mortgage Backed Securities as of the specified date and its interest rate, its original principal balance and certain other information.

         In addition, the Depositor will take such steps as are necessary to have the Trustee become the registered owner of each Mortgage Loan or Mortgage Backed Security which is included in a Trust and to provide for all payments thereon after the specified date or dates to be made directly to the Trustee. As to each Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee the related Mortgage Note endorsed to the order of the Trustee, evidence of recording of the related mortgage or deed of trust (a "Security Security Instrument"), an assignment of such Security Instrument in recordable form naming the Trustee as assignee and certain other original documents evidencing or relating to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, within one year following the closing date for a Series, the Depositor will cause the assignments of the Mortgage Loans to be recorded in the appropriate public office for real property records wherever necessary to protect the Trustee's interest in the Mortgage Loans. In lieu of recording the assignments of Mortgage Loans in a particular jurisdiction, the Depositor may deliver or cause to be delivered to the Trustee an opinion of counsel to the effect that such recording is not required to protect the right, title and interest of the Trustee in such Mortgage Loans. The original mortgage documents are to be held by the Trustee or a custodian acting on its behalf except to the extent released to the Servicer or the Master Servicer from time to time in connection with servicing the Mortgage Loans.

         The Depositor will make certain customary representations and warranties in each Agreement with respect to each related Mortgage Asset. In addition, SMI or other Sellers of Mortgage Assets may make customary representations and warranties with respect to the Mortgage Assets in the sales agreement pursuant to which the Mortgage Assets are assigned and transferred to the Depositor. See "ORIGINATION OF MORTGAGE LOANS -- Representations and Warranties." The right of the Depositor to enforce such representations and warranties will be assigned to the Trustee under the related Agreement. If any representation or warranty is breached, and such breach adversely affects the interest of the Certificateholders, the Depositor or the Seller thereof will be required, subject to the terms imposed under the related Agreement or sales agreement, (i) to cure such breach, (ii) to substitute other Mortgage Assets for the affected Mortgage Assets or (iii) to repurchase the affected Mortgage Assets at a price generally equal to the unpaid principal balance of such Mortgage Assets, together with accrued and unpaid interest thereon at the related Mortgage Interest Rate. Neither the Depositor nor the Master Servicer will be obligated to substitute Mortgage Assets or to repurchase Mortgage Assets, and no assurance can be given that any Seller will perform its obligations with respect to Mortgage Assets.

         The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates is initially offered, more general information of the nature described below will be provided in the Prospectus Supplement and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

THE MORTGAGE LOANS--GENERAL

         The Mortgage Loans will be evidenced by promissory notes (each, a "Mortgage Note") and will be secured by first, second or more junior liens on
(i) the related real property or leasehold interest, together with improvements thereon, or (ii) with respect to Cooperative Loans, the shares Mortgaged Premises"). Cooperative (the "Mortgaged Premises").

         The payment terms of the Mortgage Loans to be included in the Trust for any Series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or any other features described in such Prospectus Supplement:

     (a) Interest may be payable at a fixed rate (a "Fixed Rate") or may be payable at a rate that is adjustable from time to time on specified adjustment Index") (which sum may be rounded), that otherwise varies from time to time, that is fixed for a period of time or under certain circumstances and is followed by a rate that is adjustable from time to time as described above or that otherwise varies from time to time or that is convertible Adjustable Rate"). Changes to an Adjustable Rate may be subject to periodic limitations (a "Periodic Periodic Rate Cap"), maximum rate, a minimum rate or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may permit the payment of interest at a rate lower than the interest rate on the related Mortgage Interest Rate") for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the related Mortgaged Premises or another source or may be treated as accrued interest and added to the principal balance of the Mortgage Loan.

     (b) Principal may be payable on a level basis to amortize fully the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the Mortgage Loan or on an interest rate that is different from the related Mortgage Interest Rate or may not be amortized during all or a portion of such original term. Payment of all or a substantial portion of the principal may be due at maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

     (c) Payments may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may adjust or decline over time, and may be prohibited for the life of Lockout Periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a prepayment fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain other transfers of the related Mortgaged Premises. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

         The Mortgaged Premises (and, with respect to Cooperative Loans, the buildings owned by Cooperatives) may be located in any state, territory or possession of the United States (including the District of Columbia or Puerto
Rico). The Mortgaged Premises generally will be covered by Standard Hazard Insurance Policies insuring against losses due to fire and various other causes. The Mortgage Loans may be covered by Primary Mortgage

Insurance Policies insuring against all or a portion of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related Prospectus Supplement.

         The Prospectus Supplement for each Series of Certificates will contain information with respect to the Mortgage Loans expected to be included in the related Trust. Such information may include: (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans as of the date set forth in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Premises and/or other assets securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the expected aggregate outstanding Principal Balance of Mortgage Loans having loan-to-value ratios at origination exceeding 80%, (vii) the expected Mortgage Interest Rates and the range of Mortgage Interest Rates, (viii) in the case of ARM Loans, the expected weighted average of the Adjustable Rates, (ix) the expected aggregate outstanding Scheduled Principal Balance, if any, of Buy-Down Loans as of the date set forth in the Prospectus Supplement, (x) the expected aggregate outstanding principal balance, if any, of GPM Loans as of the date set forth in the Prospectus Supplement, (xi) the amount of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to the related Trust, (xii) to the extent different from the amounts described herein, the amount of any Standard Hazard Insurance Policy required to be maintained with respect to each Mortgage Loan, (xiii) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or a material portion of the Mortgage Loans and (xv) the expected geographic location of the Mortgaged Premises (or, in the case of a Cooperative Loan, the building owned by the related Cooperative). If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

         ARM Loans" means Mortgage Loans providing for periodic adjustments to the related Mortgage Interest Rate to equal the sum (which may be rounded) of a Gross Margin and an Index.

         Buy-Down Loans" means Mortgage Loans as to which funds have been provided (and deposited into an escrow account) to reduce the monthly payments of the borrowers during the early years of such Mortgage Loans.

         GPM Loans" means Mortgage Loans providing for monthly payments during the early years of such Mortgage Loans which are or may be less than the amount of interest due on such Mortgage Loans and as to which unpaid interest is added to the principal balance of such Mortgage Loans (resulting in negative amortization) and paid, together with interest thereon, in later years.

         No assurance can be given that values of the Mortgaged Premises have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Premises) in the related Trust become equal to or greater than the value of such Mortgaged Premises, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         If specified in the Prospectus Supplement for a Series, the Mortgage Assets in the related Trust may include Mortgage Loans that are delinquent upon the issuance of the related Certificates. The inclusion of such Mortgage Loans in the Trust for a Series may cause the rate of defaults and prepayments on the Mortgage Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series.

SINGLE FAMILY LOANS

         Single Family Loans will consist of mortgage loans secured by liens on one- to four-family residential and mixed use properties. The Mortgaged Premises which secure Single Family Loans will consist of detached or semi-detached one-to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Premises may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

COOPERATIVE LOANS

         Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by such Cooperatives. A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's PRO RATA share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative is directly responsible for management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a mortgage loan on the building owned by the Cooperative, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

MULTI-FAMILY LOANS

         Multi-Family Loans will consist of mortgage loans secured by liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units including high-rise, mid-rise and garden apartments and projects owned by Cooperatives.

JUNIOR MORTGAGE LOANS

         If specified in the Prospectus Supplement for a Series, the Mortgage Loans assigned and transferred to the related Trust may include Mortgage Loans secured by second or more junior liens on residential properties Junior Mortgage Loans"). Because the rights of a holder of a junior lien are subordinate to the rights of senior lienholders, the position of such Trust and the holders of the Certificates of such Series could be more adversely affected by a reduction in the value of the Mortgaged Premises than would the position of the senior lienholders. In the event of a default by the related borrower, liquidation or other proceeds would be applied first to the payment of court costs and fees in connection with the foreclosure, second to unpaid real estate taxes, and third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the senior lienholders. The claims of the senior lienholders would be satisfied in full out of the proceeds of the liquidation of the Mortgaged Premises, if such proceeds are sufficient, before the Trust would receive any payments. If the proceeds from a foreclosure or similar sale of Mortgaged Premises on which the Trust holds a junior lien are insufficient to satisfy the senior lienholders in the aggregate, the Trust, as the holder of the junior lien, and the holders of the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment, if any, against the borrower is obtained and (ii) the risk of loss if the deficiency judgment, if any, is not realized upon. In addition, deficiency judgments may not be available in certain jurisdictions.

         Even if the Mortgaged Premises provide adequate security for the related Junior Mortgage Loan, substantial delays could be encountered in connection with the liquidation of such Junior Mortgage Loan, and corresponding delays in the receipt of related proceeds by the holders of the Certificates of the related Series could occur. An action to foreclose on Mortgaged Premises securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In addition, in some states, an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of the related Mortgaged Premises. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Servicer to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer generally will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

HOME IMPROVEMENT LOANS

         The Home Improvement Loans will consist of secured loans, the proceeds of which generally will be used to improve or protect the basic livability or utility of the property. To the extent set forth in the related Prospectus Supplement, Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable rate. To the extent a material portion of the Mortgage Assets included in a Trust consists of Home Improvement Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated.

HOME EQUITY LINES OF CREDIT

         HELOCs will consist of home equity lines of credit or certain balances thereof secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties. The HELOCs may be subordinated to other mortgages on such properties.

         As more fully described in the related Prospectus Supplement, interest on each HELOC, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the HELOCs may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each HELOC from time to time. If specified in the related Prospectus Supplement, new draws by borrowers under HELOCs automatically will become part of the Trust for a Series. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the Trust and principal payments are applied to such balances, and such amounts usually will differ each day, as more specifically described in the Prospectus Supplement. Under certain circumstances more fully described in the related Prospectus Supplement, a borrower under a HELOC may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on such loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

         The Mortgaged Premises relating to HELOCs will include one- to four-family residential properties, including condominium units and Cooperative dwellings, and mixed-use properties. Mixed-use properties will consist of one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. The Mortgaged Premises may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each one- to four-family dwelling unit will be located on land owned in fee simple by the borrower or, if so specified in the related Prospectus Supplement, on land leased by the borrower for a term of at least ten years greater than the term of the related HELOC. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively-owned apartment building.

         The aggregate principal balance of HELOCs secured by Mortgaged Premises that are owner-occupied will be disclosed in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the HELOCs are secured by one- to four-family dwelling units that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the HELOC either that the underlying Mortgaged Premises will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Premises as a primary residence or (ii) a finding that the address of the underlying Mortgaged Premises is the borrower's mailing address as reflected in the Master Servicer's records. If so specified in the related Prospectus Supplement, the Mortgaged Premises may include non-owner occupied investment properties and vacation and second homes.

REPURCHASE OF CONVERTED MORTGAGE LOANS

         Unless otherwise specified in the Prospectus Supplement for a Series, the Trust for such Series may include Mortgage Loans with respect to which the related Mortgage Interest Rate is convertible from an Adjustable Rate to a Fixed Rate at the option of the borrower upon the fulfillment of certain conditions. If so specified in such Prospectus Supplement, the applicable Servicer (or other party specified in such Prospectus Supplement) may be obligated to repurchase from the Trust any Mortgage Loan with respect to which the related Mortgage Converted Mortgage Loan") at a purchase price equal to the unpaid principal balance of such Converted Mortgage Loan plus 30 days of interest thereon at the applicable Mortgage Interest Rate. If the applicable Servicer (other than a successor servicer) is not obligated to purchase Converted Mortgage Loans, the Master Servicer may be obligated to purchase such Converted Mortgage Loans to the extent provided in such Prospectus Supplement. Any such purchase price will be treated as a prepayment of the related Mortgage Loan.

REPURCHASE OF DELINQUENT MORTGAGE LOANS

         If so specified in the Prospectus Supplement for a Series, the Depositor may, but will not be obligated to, repurchase from the Trust any Mortgage Loan as to which the borrower is delinquent in payments by 90 days or Delinquent Mortgage Loan") at a purchase price equal to the greater of the unpaid principal balance of such Delinquent Mortgage Loan plus interest thereon at the applicable Mortgage Interest Rate from the date on which interest was last paid to the last day of the month in which such purchase price occurs or the fair market value of the Delinquent Mortgage Loan at the time of its purchase. Any such purchase price will be treated as a prepayment of the related Mortgage Loan.

SUBSTITUTION OF MORTGAGE LOANS

         If so specified in the Prospectus Supplement for a Series, the Depositor may, within three months of the closing date for such Series, deliver to the Trustee other Mortgage Loans in substitution for any one or more Mortgage Loans initially included in the Trust for such Series. In general, any substitute Mortgage Loan must, on the date of such substitution, (i) have an unpaid principal balance not greater than the unpaid principal balance of any deleted Mortgage Loan, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the deleted Mortgage Loan, (iii) have a Net Rate that is not less than the Net Rate of the deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted Mortgage Loans,
(v) have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the deleted Mortgage Loans as of such date (in each case, using the value at origination and after taking into account the payment due on such date), and (vi) comply with each applicable representation and warranty relating to the Mortgage Loans. In general, no ARM Loan may be substituted unless the deleted Mortgage Loan is an ARM Loan, in which case the substituted Mortgage Loan must also (i) have a minimum lifetime Mortgage Interest Rate that is not less than the minimum lifetime Mortgage Interest Rate on the deleted Mortgage Loan, (ii) have a maximum lifetime Mortgage Interest Rate that is not less than the maximum lifetime Mortgage Interest Rate on the deleted Mortgage Loans, (iii) provide for a lowest possible Net Rate that is not lower than the lowest possible Net Rate for the deleted Mortgage Loans and a highest possible Net Rate that is not lower than the highest possible Net Rate for the deleted Mortgage Loans, (iv) have a Gross Margin that is not less than the Gross Margin of the deleted Mortgage Loans, (v) have a Periodic Rate Cap equal to the Periodic Rate Cap on the deleted Mortgage Loans, (vi) have a next Interest Adjustment Date that is the same as the next Interest Adjustment Date for the deleted Mortgage Loan or occurs not more than two months prior to the next Interest Adjustment Date for the deleted Mortgage Loans and (vii) not be a Mortgage Loan with respect to which the Mortgage Interest Rate may be converted from an Adjustable Rate to a Fixed Rate unless the Mortgage Interest Rate on the deleted Mortgage Loan may be so converted. If more than one Mortgage Loan is substituted for a deleted Mortgage Asset, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the Agreement.

MORTGAGE-BACKED SECURITIES

         The Mortgage-Backed Securities may include (i) private (that is not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participation or pass-through certificates or other mortgage-backed securities or (representing either debt or equity) (ii) Certificates insured or guaranteed by FNMA, FHLMC or GNMA. Private Mortgage-Backed Securities will not include participations in previously issued mortgage-backed securities unless such securities (i) have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder or (ii) were acquired in a BONA FIDE secondary market transaction from someone other than an affiliate of the Depositor. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS Agreement (the "PMBS Agreement").

         The related Prospectus Supplement for a series of Certificates that evidence interests in Mortgage-Backed Securities will specify (i) the approximate aggregate principal amount and type of any Mortgage-Backed Securities to be included in the Trust, (ii) to the extent known to the Depositor, certain characteristics of the mortgage loans underlying the Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans and
(D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Mortgage-Backed Securities, (vii) the issuer, servicer and trustee of the Mortgage- Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the Mortgage-Backed Securities or to MBS the Mortgage-Backed Securities themselves, (ix) the terms on which the underlying mortgage loans may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the Mortgage-Backed Securities and (x) the terms on which other mortgage loans may be substituted for those originally underlying the Mortgage-Backed Securities.

PRE-FUNDING ACCOUNT

         If so specified in the related Prospectus Supplement, a Trust may enter into an agreement (each, a "Pre-Funding Agreement") with the Depositor under which the Depositor will transfer additional Mortgage Assets to such Trust following the date on which such Trust is established and the related Certificates are issued. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is used, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") upon receipt a portion of the proceeds received by the Trustee in connection with the sale of Certificates of the related Series. The additional Mortgage Assets will thereafter be transferred to the related Trust in exchange for money released to the Depositor from the related Pre-Funding Account. Each Pre-Funding Agreement will specify a period during which any such transfer must occur. If all moneys originally deposited in such Pre-Funding Account are not used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of one or more Classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans will not exceed three months from the date such Trust is established and the maximum deposit of Mortgage Loans to the Pre-Funding Account will not exceed thirty-five percent of the aggregate proceeds received from the sale of all Classes of Certificates of the related Series.

ASSET PROCEEDS ACCOUNT

         All payments and collections received or advanced on the Mortgage Assets assigned or transferred to the Trust for the Certificates of a Series will be remitted to one or more accounts (collectively, the "Asset Proceeds Account") established and maintained in trust on behalf of the holders of such Certificates. In general, reinvestment income, if any, on amounts in the Asset Proceeds Account will not accrue for the benefit of the holders of the Certificates of such Series.

         If so specified in the Prospectus Supplement for a Series, payments on the Mortgage Loans included in the related Trust will be remitted to the Servicer Custodial Account or the Master Servicer Custodial Account and then to the Asset Proceeds Account for such Series, net of amounts required to pay servicing fees and any amounts that are to be included in any Reserve Fund or other fund or account for such Series. All payments received on Mortgage-Backed Securities included in the Trust for a Series will be remitted to the Asset Proceeds Account. All or a portion of the amounts in such Asset Proceeds Account, together with reinvestment income thereon if payable to the Certificateholders, will be available, to the extent specified in the related Prospectus Supplement, for the payment of Trustee fees, certain and any other fees to be paid directly by the Trustee and to make distributions with respect to Certificates of such Series in accordance with the respective allocations set forth in the related Prospectus Supplement.

                               CREDIT ENHANCEMENT

GENERAL

         If so specified in the Prospectus Supplement for a Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, certain ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the Mortgage Assets to the holders of such Certificates, including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements. In addition, if so specified in the Prospectus Supplement for a Series, one or more Classes of Certificates of such Series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

         Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more Classes of Certificates will bear their allocable share of any resulting losses. If a form of credit enhancement applies to several Classes of Certificates, and if distributions with respect to principal equal to the aggregate principal balances of certain Classes of Certificates are distributed prior to such distributions to other Classes of Certificates, the Classes of Certificates which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. In certain cases, credit enhancement may be canceled or reduced if such cancellation or reduction would not adversely affect the rating of the related Certificates.

SUBORDINATION

         If so specified in the related Prospectus Supplement, a Series may include one or more Classes of Certificates (the "Subordinated Certificates") that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other Classes of Certificates of such Series (the "Senior Certificates"). If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates of a Series may instead be payable to one or more Classes of Senior Certificates of such Series under the circumstances and to the extent specified in such Prospectus Supplement. If so specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect thereto will be borne first by Classes of Subordinated Certificates and thereafter by one or more Classes of Senior Certificates, under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise payable to the Subordinated Certificates that will be payable to the Senior Certificates on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed a specified maximum amount, holders of Senior Certificates could experience losses on the Certificates.

         If so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to the holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts established by the Trustee for specified periods or until the balance in any such reserve account has reached a specified amount and, following payments from such reserve account to the holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance of such reserve account to required levels. If so specified in the Prospectus Supplement, amounts on deposit in any such reserve account may be released to the Depositor or a Seller or the holders of any Class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

         If so specified in the related Prospectus Supplement, one or more Classes of Certificates may bear the risk of losses not covered by credit enhancement prior to other Classes of Certificates. Such subordination might be effected by reducing the principal balance of the Subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

         If so specified in the related Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior Certificates and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise. If so specified in the Prospectus Supplement, the same Class of Certificates may constitute Senior Certificates with respect to certain types of payments or losses and Subordinated Certificates with respect to other types of payments or losses.

         Distributions may be allocated among Classes of Senior Certificates and Classes of Subordinated Certificates (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or (iv) otherwise, in each case as specified in the Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the Prospectus Supplement.

CERTIFICATE GUARANTY INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, one or more certificate guaranty insurance Certificate Guaranty Insurance Policy") will be obtained and maintained for one or more Classes or Series of Certificate Insurer") will be named in the related Prospectus Supplement. In general, Certificate Guaranty Insurance Policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related Certificates are entitled under the related Agreement, as well as any other amounts specified in the related Prospectus Supplement, will be received by an agent of the Trustee for distribution by the Trustee to such holders.

         The specific terms of any Certificate Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. Certificate Guaranty Insurance Policies may have limitations including, but not limited to, limitations on the obligation of the Certificate Insurer to guarantee any Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates on any specified date. The Certificate Insurer may be subrogated to the rights of the holders of the related Certificates to receive distributions to which they are entitled, as well as certain other amounts specified in the related Prospectus Supplement, to the extent of any payments made by such Certificate Insurer under the related Certificate Guaranty Insurance Policy.

OVERCOLLATERALIZATION

         If so specified in the related Prospectus Supplement, the aggregate principal balance of the Mortgage Assets included in a Trust may exceed the original principal balance of the related Certificates. In addition, if so specified in the related Prospectus Supplement, certain Classes of Certificates may be entitled to receive distributions, creating a limited acceleration of the payment of the principal of such Certificates relative to the amortization of the related Mortgage Assets by applying excess interest collected on the Mortgage Assets to distributions of principal on such Classes of Certificates. Such acceleration feature may continue for the life of the applicable Classes of Certificates or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

CROSS SUPPORT

         If so specified in the related Prospectus Supplement, the ownership interests of separate Trusts or separate groups of assets may be evidenced by separate Classes of the related Series of Certificates. In such case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates evidencing interests in other Trusts or asset groups. If so specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate Trusts or asset groups, without priority among such Trusts or asset groups, until the credit enhancement is exhausted. If applicable, such Prospectus Supplement will identify the Trusts or asset groups to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

MORTGAGE POOL INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, one or more mortgage pool insurance policies Mortgage Pool Insurance Policy") insuring, subject to their provisions and certain limitations, against defaults on the related Mortgage Loans will be obtained and maintained for the related Series in an amount specified in Pool Insurer") will be named in the related Prospectus Supplement. A Mortgage Pool Insurance Policy for a Series will not be a blanket policy against loss because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described in the related Prospectus Supplement. A Mortgage Pool Insurance Policy generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         A Mortgage Pool Insurance Policy will generally not insure (and many Primary Mortgage Insurance Policies may not insure) against Special Hazard Losses or losses sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the borrower or persons involved in the origination thereof, (ii) failure to construct Mortgaged Premises in accordance with plans and specifications or (iii) a claim in respect of a defaulted Mortgage Loan occurring when the Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the Pool Insurer. A failure of coverage attributable to one of the foregoing events might result in a breach of the representations and warranties of the Seller or Servicer and, in such event, subject to certain limitations, might give rise to an obligation on the part of the Seller or Servicer to purchase the defaulted Mortgage Loan if the breach cannot be cured. See "ORIGINATION OF MORTGAGE LOANS -- Representations and Warranties", see "SERVICING OF MORTGAGE LOANS -- General" and " --Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans."

         The original amount of coverage under any Mortgage Pool Insurance Policy assigned to the Trust for a Series will be reduced over the life of the Certificates of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Premises covered thereby. The amount of claims paid includes certain expenses incurred by the Servicer or the Master Servicer of the defaulted Mortgage Loan, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. The net amounts realized by the Pool Insurer will depend primarily on the market value of the Mortgaged Premises securing the defaulted Mortgage Loan. The market value of the Mortgaged

Premises will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably have been anticipated at the time the original Mortgage Loan was made. If aggregate net claims paid under a Mortgage Pool Insurance Policy reach the original policy limit, any further losses may affect adversely distributions to holders of the Certificates of such Series. The original amount of coverage under a Mortgage Pool Insurance Policy assigned to the Trust for a Series may also be reduced or canceled to the extent each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series confirms that such reduction will not result in a lowering or withdrawal of such rating.

         If so specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy may insure against losses on mortgage loans that secure other mortgage-backed securities or collateralized mortgage obligations; PROVIDED, HOWEVER, that any subsequent extension of coverage (and the corresponding assignment of the Mortgage Pool Insurance Policy) to such other securities or obligations does not, at the time of such extension, result in the downgrade or withdrawal of any credit rating assigned, at the request of the Depositor, to the outstanding Certificates of such Series.

SPECIAL HAZARD INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, one or more special hazard insurance policies Special Hazard Insurance Policy") insuring, subject to their provisions and certain limitations, against certain losses not covered by Standard Hazard Insurance Policies will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Special Hazard Insurance Policy Special Hazard Insurer") will be named in the related Prospectus Supplement. A Special Hazard Insurance Policy will, subject to the limitations described below, protect the holders of the Certificates of such Series from (i) loss by reason of damage to the Mortgaged Premises underlying defaulted Mortgage Loans caused by certain hazards (including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows) not covered by the Standard Hazard Insurance Policies with respect to such Mortgage Loans and (ii) loss from partial damage to such Mortgaged Premises caused by reason of the application of the coinsurance clause contained in such Standard Hazard Insurance Policies. A Special Hazard Insurance Policy for a Series will not, however, cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, insurrection, normal wear and tear or certain other risks.

         Subject to the foregoing limitations, the Special Hazard Insurance Policy with respect to a Series will provide that, when there has been damage to the Mortgaged Premises securing a defaulted Mortgage Loan and such damage is not covered by the Standard Hazard Insurance Policy maintained by the borrower or the Servicer or the Master Servicer with respect to such Mortgage Loan, the Special Hazard Insurer will pay the lesser of (i) the cost of repair of such Mortgaged Premises or (ii) upon transfer of such Mortgaged Premises to it, the unpaid principal balance of such Mortgage Loan at the time of the acquisition of such Mortgaged Premises, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest), and certain expenses incurred in respect of such Mortgaged Premises. No claim may be validly presented under a Special Hazard Insurance Policy unless (i) hazard insurance on the Mortgaged Premises securing the defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the Special Hazard Insurer and (ii) the insured has acquired title to the Mortgaged Premises as a result of default by the borrower. If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Premises. Any amount paid as the cost of repair of the Mortgaged Premises will reduce coverage by such amount.

         The terms of the Agreement with respect to a Series will require the Master Servicer to maintain the Special Hazard Insurance Policies for such Series in full force and effect throughout the term of such Agreement, subject to certain conditions contained therein, present claims thereunder on behalf of the Depositor, the Trustee and the holders of the Certificates of such Series for all losses not otherwise covered by the applicable Standard Hazard Insurance Policies and take all reasonable steps necessary to permit recoveries on such claims. See "SERVICING OF MORTGAGE LOANS." To the extent specified in the Prospectus Supplement for a Series, a deposit may be made of cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series in the related Trust to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy.

         If so specified in the related Prospectus Supplement, a Special Hazard Insurance Policy may insure against losses on mortgage loans that secure other mortgage-backed securities or collateralized mortgage obligations; PROVIDED, HOWEVER, that any subsequent extension of coverage (and the corresponding assignment of the Special Hazard Insurance Policy) to any other Series or such other securities or obligations does not, at the time of such extension, result in the downgrade or withdrawal of the credit rating assigned, at the request of the Depositor, to the outstanding Certificates of such Series.

BANKRUPTCY BONDS

         If so specified in the related Prospectus Supplement, one or more mortgagor bankruptcy bonds (each, a Bankruptcy Bond") covering certain losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related Series in an amount specified in such Prospectus Supplement. The issuer of any such Bankruptcy Bond will be named in the related Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. To the extent specified in the Prospectus Supplement for a Series, a deposit may be made of cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series in the related Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Anti-Deficiency Legislation and Other Limitations on Lenders."

RESERVE FUNDS

         If so specified in the related Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement Reserve Fund") established and maintained with the Trustee. In addition, if so specified in the related Prospectus Supplement, a Reserve Fund may be funded with all or a portion of the interest payments on the related Mortgage Assets not needed to make required distributions. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in such Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of such Trust or for such other purposes as may be specified in such Prospectus Supplement. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the related Prospectus Supplement.

OTHER CREDIT ENHANCEMENT

         If so specified in the Prospectus Supplement for a Series, the related Trust may include, or the related Certificates may be entitled to the benefits of, certain other assets including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements (i) for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) for the purpose of paying administrative expenses, (iii) for the purpose of establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rates on such assets, (iv) for the purpose of guaranteeing timely distributions with respect to the Certificates or
(v) for such other purposes as may be specified in such Prospectus Supplement. These arrangements may be in addition to or in substitution for any forms of credit enhancement described in this Prospectus. Any such arrangement must be acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of the related Series.

                          ORIGINATION OF MORTGAGE LOANS

GENERAL

         As set forth in the related Prospectus Supplement, each Mortgage Loan included in the Trust for a Series of Certificates will be originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority. In originating a Mortgage Loan, the Originator will follow either (i) its own credit approval process, to the extent that such process conforms to underwriting standards generally acceptable to FNMA or FHLMC, or (ii) credit, appraisal and underwriting standards and guidelines approved by the Depositor. The underwriting guidelines with respect to loan programs approved by the Depositor may be less stringent than those of FNMA or FHLMC, primarily in that they generally may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of FNMA or FHLMC. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, Mortgage Loans underwritten pursuant to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines.

         The underwriting standards are applied in a manner intended to comply with applicable federal and state laws and regulations. The purpose of applying these standards is to evaluate each prospective borrower's credit standing and repayment ability and the value and adequacy of the related Mortgaged Premises as collateral.

         In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the Mortgaged Premises as collateral, an appraisal is made of each property considered for financing by a qualified independent appraiser. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of constructing a similar home. All appraisals generally are expected to conform to FNMA or FHLMC appraisal standards then in effect.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Premises (such as property taxes and insurance premiums) and (ii) to meet other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

         A prospective borrower applying for a loan pursuant to the full documentation program is required to provide, in addition to the above, a statement of income, expenses and liabilities (existing or prior). An employment verification is obtained from an independent source (typically the prospective borrower's employer), which verification generally reports the length of employment with that organization, the prospective borrower's current salary and whether it is expected that the prospective borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

         Under the limited documentation program or stated income program, greater emphasis is placed on the value and adequacy of the Mortgaged Premises as collateral rather than on credit underwriting, and certain credit underwriting documentation concerning income and employment verification is therefore waived. Accordingly, the maximum permitted loan-to-value ratios for loans originated under such program are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

REPRESENTATIONS AND WARRANTIES

         The Depositor generally will acquire the Mortgage Loans from SMI. SMI will make certain customary representations and warranties with respect to the Mortgage Loans in the sales agreement by which SMI transfers its interest in the Mortgage Loans to the Depositor. SMI will represent and warrant, among other things, (i) that each Mortgage Loan has been originated in compliance with all applicable laws, rules and regulations, (ii) that each Primary Mortgage Insurance Policy is issued by the related mortgage insurer, (iii) that each note and Security Instrument has been executed and delivered by the borrower and the Security Instrument has been duly recorded where the Mortgage Premises are located in order to make effective lien on the related Mortgaged Premises and
(iv) that upon foreclosure on the Mortgage Premises, the holders of the Mortgage Loan will be able to deliver good and merchantable title to such Mortgaged Premises. If so specified in the Prospectus Supplement for a Series, SMI is required to submit to the Trustee with each Mortgage Loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title insurance. If a preliminary title report is delivered initially, SMI is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy.

         If SMI breaches a representation or warranty made with respect to a Mortgage Loan or if any principal document executed by the borrower relating to a Mortgage Loan is found to be defective in any material respect and such breach or defect cannot be cured within the number of days specified in the Agreement, the Trustee may require SMI to purchase such Mortgage Loan from the related Trust upon deposit with the Trustee of funds equal to the then unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the related Mortgage Interest Rate through the end of the month in which the purchase occurs. In the event of a breach by SMI of a representation or warranty with respect to a Mortgage Loan or the delivery by SMI to the Trustee of a materially defective document with respect to a Mortgage Loan, SMI may under certain circumstances, in lieu of repurchasing such Mortgage Loan, substitute a Mortgage Loan having characteristics substantially similar to those of the defective Mortgage Loan. SMI's obligation to purchase a Mortgage Loan will not be guaranteed by the Depositor or any other party.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         For each Trust that includes Mortgage Loans, one or more Servicers, which may include an affiliate of the Depositor, will perform certain customary servicing functions with respect to such Mortgage Loans pursuant to Servicing Agreement") which will be assigned to the Trustee. If specified in the Prospectus Supplement for a Master Servicer"), which may include an affiliate of the Depositor, will perform, directly or indirectly through one or more sub-servicers, certain administrative and supervisory functions with respect to such Mortgage Loans. The Master Servicer is deemed to be a Servicer for purposes of the following discussion to the extent the Master Servicer is directly servicing any of the Mortgage Loans in a Trust. The Servicers will be entitled to withhold their servicing fees and certain other fees and charges from remittances of payments received on Mortgage Loans Special Servicer") may be appointed to service, make certain decisions with respect to and take various actions with respect to delinquent or defaulted Mortgage Loans or related REO Properties. The related Prospectus Supplement will describe the duties and obligations of the Special Servicer, if any. A Special Servicer will be entitled to a special servicing fee.

         Each Servicer generally will be approved or will utilize a sub-servicer that is approved by FNMA or FHLMC as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Depositor will review the credit of the Servicer and, if necessary for the approval of the Servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations. In addition, the Depositor will review the Servicer's and, if necessary, the sub-servicer's servicing record and will evaluate the ability of the Servicer and, if necessary, the sub-servicer to conform with required servicing procedures. Generally, the Depositor will not approve a Servicer unless either the Servicer or the sub-servicer, if any, (i) has serviced conventional mortgage loans for a minimum of two years, (ii) maintains a loan servicing portfolio of at least $300,000,000 and (iii) has tangible net worth (determined in accordance with generally accepted accounting principles) of at least $3,000,000. The Depositor will continue to monitor on a regular basis the credit and servicing performance of the Servicer and, to the extent the Servicer does not meet the foregoing requirements, the sub-servicer, if any.

         The duties to be performed by the Servicers with respect to the Mortgage Loans included in the Trust for each Series will include the calculation, collection and remittance of principal and interest payments on the Mortgage Loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers, under the applicable insurance policies with respect to such Series or from proceeds of the liquidation of such Mortgage Loans. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Depositor and the Trustee with respect to such Mortgage Loans. Each Servicer is entitled to (i) a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer and (ii) certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption fees. Certain servicing obligations of a Servicer may be delegated to an approved sub-servicer; PROVIDED, HOWEVER, that the Servicer remains fully responsible and liable for all its obligations under the Servicing Agreement. The rights of the Depositor under each Servicing Agreement with respect to a Series will be assigned to the Trust for such Series.

PAYMENTS ON MORTGAGE LOANS

         Each Servicing Agreement with respect to a Series will require the related Servicer to establish and maintain one or more separate, insured (to the available limits) custodial accounts (collectively, the "Custodial Custodial Account") into which the Servicer will be required to deposit on a daily basis payments of principal and interest received with respect to Mortgage Loans serviced by such Servicer included in the Trust for such Series. To the extent deposits in each Custodial Account are required to be insured by the FDIC, if at any time the sums in any Custodial Account exceed the limits of insurance on such account, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts (i) to a custodial Servicer Custodial Account") or (ii) to the Trustee or the Master Servicer for deposit in either the Asset Proceeds Account for such Series or a custodial account maintained by the Master Servicer (the "Master Servicer Master Servicer Custodial Account"). The amount on deposit in any Servicer Custodial Account, Asset Proceeds Account or Master Servicer Custodial Account will be invested in or collateralized as described herein.

         Each Servicing Agreement with respect to a Series will require the related Servicer, not later than the Remittance Date"), to remit to the Master Servicer Custodial Account (i) amounts representing scheduled installments of principal and interest on the Mortgage Loans included in the Trust for such Series received or advanced by the Servicer that were due during the related Due Period and (ii) principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds (including amounts paid in connection with the withdrawal from the related Trust of defective Mortgage Loans or the purchase from the related Trust of Converted Mortgage Loans) received during the Prepayment Period specified in such Servicing Agreement, with interest to the date of prepayment or liquidation (subject to certain limitations); PROVIDED, HOWEVER, that each Servicer may deduct from such remittance all applicable servicing fees, certain insurance premiums, amounts required to reimburse any unreimbursed Advances and any other amounts specified in the related Servicing Agreement. On or before each Distribution Date, the Master Servicer will withdraw from the Master Servicer Custodial Account and remit to the Asset Proceeds Account those amounts available for distribution on such Distribution Date. In addition, there will be deposited in the Asset Proceeds Account for such Series any Advances of principal and interest made by the Master Servicer or the Trustee pursuant to the Agreement to the extent such amounts were not advanced by the Servicer.

         Prior to each Distribution Date for a Series, the Master Servicer will furnish to the Trustee a statement setting forth certain information with respect to the Mortgage Loans included in the Trust for such Series.

ADVANCES

         If so specified in the Prospectus Supplement for a Series, each Servicing Agreement with respect to such Advance") to cover, to the extent that such amounts are deemed to be recoverable from any subsequent payments on the Mortgage Loans, (i) delinquent payments of principal or interest on such Mortgage Loans, (ii) delinquent payments of taxes, insurance premiums or other escrowed items and (iii) foreclosure costs, including reasonable attorney's fees. The failure of a Servicer to make any required Advance under the related Servicing Agreement constitutes a default under such Servicing Agreement for which the Servicer may be terminated. Upon a default by the Servicer, the Master Servicer or the Trustee may, if so provided in the Agreement, be required to make Advances to the extent necessary to make required distributions on certain Certificates, provided that such party deems such amounts to be recoverable.

         As specified in the related Prospectus Supplement, the advance obligation of the Master Servicer may be further limited to an amount specified in the Agreement that has been approved by each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series. Any required Advances by a Servicer, the Master Servicer or the Trustee, as the case may be, must be deposited into the applicable Custodial Account or Master Servicer Custodial Account or into the Asset Proceeds Account and will be due not later than the Distribution Date to which such delinquent payment relates. Amounts so advanced by a Servicer, the Master Servicer or the Trustee, as the case may be, will be reimbursable out of future payments on the Mortgage Loans, insurance proceeds or liquidation proceeds of the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee, as the case may be, later proves to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Asset Proceeds Account prior to the distribution of payments to the Certificateholders.

         Any Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions on the Certificates of such Series. Neither the Servicer or the Master Servicer will insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust for any Series, and their obligations to advance for delinquent payments will be limited to the extent that such Advances will be recoverable out of future payments on the Mortgage Loans, insurance proceeds or liquidation proceeds of the Mortgage Loans for which such amounts were advanced.

COLLECTION AND OTHER SERVICING PROCEDURES

         Each Servicing Agreement with respect to a Series will require the related Servicer to make reasonable efforts to collect all payments required under the Mortgage Loans included in the related Trust and, consistent with such Servicing Agreement and the applicable insurance policies with respect to each Mortgage Loan, to follow such collection procedures as it normally would follow with respect to mortgage loans serviced for FNMA.

         The Mortgage Note or Security Instrument used in originating a Mortgage Loan may contain a "due-on-sale" clause. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- "Due-On-Sale" Clauses." The Servicer will be required to use reasonable efforts to enforce "due-on-sale" clauses with respect to any Mortgage Note or Security Instrument containing such a clause, provided that the coverage of any applicable insurance policy will not be adversely affected thereby. In any case in which Mortgaged Premises have been or are about to be conveyed by the borrower and the "due-on-sale" clause has not been enforced or the related Mortgage Note is by its terms assumable, the Servicer will be authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Premises have been or are about to be conveyed, if such person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable Primary Mortgage Insurance Policies or if otherwise required by law. If the Servicer enters into an assumption agreement in connection with the conveyance of any such Mortgaged Premises, the Servicer will release the original borrower from liability upon the Mortgage Loan and substitute the new borrower as obligor thereon. In no event may an assumption agreement permit a decrease in the Mortgage Interest Rate or an increase in the term of a Mortgage Loan. Fees collected for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation.

PRIMARY MORTGAGE INSURANCE POLICIES

         Each conventional Mortgage Loan that has an original loan-to-value ratio of greater than 80% will, to the extent specified in the related Prospectus Supplement, be covered by a primary mortgage insurance policy (a "Primary Mortgage Insurance Policy") remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of the original fair market value of the related Mortgaged Premises or, with the consent of the Master Servicer and the mortgage insurer, after the related policy has been in effect for more than two years if the loan-to-value ratio with respect to such Mortgage Loan has declined to 80% or less based upon the current fair market value of such Mortgaged Premises. Certain other Mortgage Loans may also be covered by Primary Mortgage Insurance Policies to the extent specified in the related Prospectus Supplement.

         If so specified in the Prospectus Supplement for a Series, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan included in the related Trust (the "Mortgage Insurance Loss") will consist of the insured portion of the unpaid principal balance of the covered Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or are in any way related to the related Mortgaged Premises, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Premises and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the mortgage insurer, (iv) claim payments previously made by the mortgage insurer and (v) unpaid premiums. If so specified in the Prospectus Supplement for a Series, the mortgage insurer will be required to pay to the insured either
(i) the Mortgage Insurance Loss or (ii) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, thereafter, scheduled payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred and (B) the date of an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the Mortgaged Premises securing such Mortgage Loan will be deducted from any claim payment.

STANDARD HAZARD INSURANCE POLICIES

         Each Servicing Agreement with respect to a Series will require the related Servicer to cause to be maintained a Standard Hazard Insurance Policy covering each Mortgaged Premises securing each Mortgage Loan covered by such Servicing Agreement. Each Standard Hazard Insurance Policy is required to cover an amount at least equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) 100% of the replacement value of the improvements on the related Mortgaged Premises. All amounts collected by the Servicer or the Master Servicer under any Standard Hazard Insurance Policy (less amounts to be applied to the restoration or repair of the Mortgaged Premises and other amounts necessary to reimburse the Servicer or the Master Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer or the Master Servicer) will be deposited to the applicable Custodial Account maintained with respect to such Mortgage Loan or the Asset Proceeds Account. See " -- Payments on Mortgage Loans."

         The Standard Hazard Insurance Policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Because the Standard Hazard Insurance Policies will be underwritten by different insurers and will cover Mortgaged Premises located in different states, such policies will not contain identical terms and conditions. The basic terms thereof, however, generally will be determined by state law and generally will be similar. Standard Hazard Insurance Policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If Mortgaged Premises are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable Servicing Agreement will require that the Servicer or the Master Servicer, as the case may be, cause to be maintained flood insurance with respect to such Mortgaged Premises. The Depositor may acquire one or more Special Hazard Insurance Policies covering certain of the uninsured risks described above. See "CREDIT ENHANCEMENT -- Special Hazard Insurance Policies."

         The Standard Hazard Insurance Policies covering Mortgaged Premises securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Premises in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

         A Servicer may satisfy its obligation to provide a Standard Hazard Insurance Policy with respect to the Mortgage Loans it services by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of such Mortgage Loans, to the extent that (i) such policy names the Servicer as loss payee and (ii) such policy provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance. If the blanket policy contains a deductible clause and there is a loss not covered by the blanket policy that would have been covered by a Standard Hazard Insurance Policy covering the related Mortgage Loan, then the Servicer will remit to the Master Servicer from the Servicer's own funds the difference between the amount paid under the blanket policy and the amount that would have been paid under a Standard Hazard Insurance Policy covering such Mortgage Loan.

         Any losses incurred with respect to Mortgage Loans included in the Trust for a Series due to uninsured risks (including earthquakes, landslides, mudflows and floods) or insufficient insurance proceeds may reduce the value of the assets included in the Trust for such Series to the extent such losses are not covered by a Special Hazard Insurance Policy for such Series and could affect distributions to holders of the Certificates of such Series.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Master Servicer or Trustee may be required to maintain with respect to a Series one or more Mortgage Pool Insurance Policies, Special Hazard Insurance Policies or Bankruptcy Bonds in full force and effect throughout the term of the related Trust, subject to payment of the applicable premiums. The terms of any such policy or bond and any requirements in connection therewith applicable to any Servicer or Master Servicer will be described in the related Prospectus Supplement. If any such Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer or Trustee will be obligated to obtain from another insurer a comparable replacement policy with a total coverage which is equal to the then existing coverage (or a lesser amount if each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series confirms that such lesser amount will not impair the rating on such Certificates) of such Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond. If, however, the cost of any such replacement policy or bond is greater than the cost of the policy or bond which has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for such terminated policy or bond or such replacement policy or other credit enhancement may be secured at such increased cost, so long as such increase in cost will not adversely affect amounts available to make payments of principal or interest on the Certificates.

         If any Mortgaged Premises securing a defaulted Mortgage Loan included in the Trust for a Series is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or any Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Premises to the condition necessary to permit recovery under the related Mortgage Pool Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged Mortgaged Premises unless it determines that such expenses will be recoverable to it through insurance proceeds or liquidation proceeds. Each Servicing Agreement and the Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the related Trust and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans or losses on the Mortgaged Premises securing the Mortgage Loans.

         If recovery under any applicable insurance policy is not available, the Servicer or the Master Servicer nevertheless will be obligated to follow standard practices and procedures to realize upon such defaulted Mortgage Loan. The Servicer or the Master Servicer will sell the Mortgaged Premises pursuant to foreclosure, or a trustee's sale or, in the event a deficiency judgment is available against the borrower or another person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any such liquidation proceeding are less than the unpaid principal balance of the defaulted Mortgage Loan, there will be a reduction in the value of the assets of the Trust for the related Series such that holders of the Certificates of such Series may not receive distributions of principal and interest on such Certificates in full. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Anti-Deficiency Legislation and Other Limitations on Lenders."

MODIFICATION OF MORTGAGE LOANS

         With respect to a Mortgage Loan on which a material default has occurred or a payment default is imminent, the related Servicer may enter into a forbearance or modification agreement with the borrower. The terms of any such forbearance or modification agreement may affect the amount and timing of principal and interest payments on the Mortgage Loan and, consequently, may affect the amount and timing of payments on one or more Classes of the related Series of Certificates. For example, a modification agreement that results in a lower Mortgage Interest Rate would lower the Pass-Through Rate of any related Class of Certificates that accrues interest at a rate based on the weighted average Net Rate of the Mortgage Loans.

         As a condition to any modification or forbearance related to any Mortgage Loan or to the substitution of a Mortgage Loan, the Servicer and, if required, the Master Servicer, are required to determine, in their reasonable business judgment, that such modification, forbearance or substitution will maximize the recovery on such

Mortgage Loan on a present value basis. In determining whether to grant a forbearance or a modification, the Servicer and, if required, the Master Servicer will take into account the willingness of the borrower to perform on the Mortgage Loan, the general condition of the Mortgaged Premises and the likely proceeds from the foreclosure and liquidation of the Mortgaged Premises.

         The Servicers will not exercise any discretion with respect to changes in any of the terms of any Mortgage Loan (including, but not limited to, the Mortgage Interest Rate and whether the term of the Mortgage Loan is extended for a further period and the specific provisions applicable to such extension) or the disposition of REO Properties without the consent of the Master Servicer or the Trustee.

EVIDENCE AS TO SERVICING COMPLIANCE

         Within 120 days after the end of each of its fiscal years, each Servicer must provide the Master Servicer or the Trustee with a copy of its audited financial statements for such year and a statement from the firm of independent public accountants that prepared such financial statements to the effect that, in preparing such statements, it reviewed the results of the Servicer's servicing operations in accordance with the Uniform Single-Audit Procedures for mortgage banks developed by the Mortgage Bankers Association. In addition, the Servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during such fiscal year and the steps that have been taken to correct such failure.

         The Master Servicer or the Trustee will review, on an annual basis, the performance of each Servicer under the related Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by such Servicer under such Servicing Agreement.

EVENTS OF DEFAULT AND REMEDIES

         If so specified in the Prospectus Supplement for a Series, events of default under the Servicing Agreement in respect of such Series will consist of
(i) any failure by the Servicer to remit to the Master Servicer Custodial Account any payment required to be made by a Servicer under the terms of the Servicing Agreement that is not remedied within at least one business day; (ii) any failure on the part of a Servicer to observe or perform in any material respect any of its other covenants or agreements contained in the Servicing Agreement that continues unremedied for a specified period after the giving of written notice of such failure to the Servicer by the Master Servicer; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer; or (iv) certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

         The Master Servicer or the Trustee will have the right pursuant to each Servicing Agreement to terminate the related Servicer upon the occurrence of an event of default under such Servicing Agreement. In the event of such termination, the Master Servicer will appoint a substitute Servicer (which may be the Master Servicer or the Trustee) (subject to written confirmation by each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of the related Series that such appointment will not adversely effect the ratings then in effect on the Certificates). Any successor servicer, including the Master Servicer or the Trustee, will be entitled to compensation arrangements similar to those provided to the Servicer.

MASTER SERVICER DUTIES

         If so specified in the Prospectus Supplement for a Series, the Master Servicer will (i) administer and supervise the performance by each Servicer of its duties and responsibilities under the related Servicing Agreement, (ii) maintain any insurance policies (other than property specific insurance policies) providing coverage for losses on the Mortgage Loans for such Series,
(iii) calculate amounts payable to Certificateholders on each Distribution Date,
(iv) prepare periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters, (v) prepare federal and state tax and information returns and (vi) prepare reports, if any, required under the Securities Exchange Act of 1934, as amended. In addition, the Master Servicer will receive, review and evaluate all reports, information and other data provided by each Servicer to enforce the provisions of the related Servicing Agreement, to monitor each Servicer's servicing activities, to reconcile the results of such monitoring with information provided by the Servicer and to make corrective adjustments to records of the Servicer and the Master Servicer, as appropriate. The Master Servicer may engage various independent contractors to perform certain of its responsibilities; PROVIDED, HOWEVER, that the Master Servicer remains fully responsible and liable for all its obligations under each Agreement (other than those specifically undertaken by a Special Servicer).

         The Master Servicer will be entitled to a monthly master servicing fee applicable to each Mortgage Loan expressed as a fixed percentage of the remaining Scheduled Principal Balance of such Mortgage Loan.

         The Master Servicer or the Trustee may terminate a Servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related Servicing Agreement. Upon termination of a Servicer by the Master Servicer or the Trustee, the Master Servicer will assume certain servicing obligations of the terminated Servicer or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. The Master Servicer's obligation to act as a Servicer following the termination of a Servicer will not require the Master Servicer to (i) purchase Mortgage Loans from a Trust due to a breach by the Servicer of a representation or warranty under the related Servicing Agreement, (ii) purchase from the Trust any Converted Mortgage Loan or (iii) advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent advance obligation under the related Agreement. The Master Servicer for a Series may resign from its obligations and duties under the Agreement with respect to such Series, but no such resignation will become effective until the Trustee or a successor master servicer has assumed the Master Servicer's obligations and duties. If specified in the Prospectus Supplement for a Series, the Depositor may appoint a stand-by Master Servicer, which will assume the obligations of the Master Servicer upon a default by the Master Servicer.

SPECIAL SERVICING AGREEMENT

         The Master Servicer may appoint a Special Servicer to undertake certain responsibilities of the Servicer with respect to certain defaulted Mortgage Loans securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities; PROVIDED, HOWEVER, that the Special Servicer must remain fully responsible and liable for all its responsibilities under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related Prospectus Supplement, the Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a monthly engagement fee applicable to each Mortgage Loan or related REO Properties as of the first day of the immediately preceding Due Period, (ii) a special servicing fee expressed as a fixed percentage of the remaining Scheduled Principal Balance of each specially serviced Mortgage Loan or related REO Properties, or (iii) a performance fee applicable to each liquidated Mortgage Loan based upon the related liquidation proceeds.

                                  THE AGREEMENT

         The following summaries describe the material provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to the related Prospectus Supplement and the Agreement with respect to such Series. The material provisions of a specific Agreement will be further described in the related Prospectus Supplement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

THE TRUSTEE

         The Trustee under each Agreement will be named in the related Prospectus Supplement. The Trustee must be a corporation or a national banking association organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. The Trustee must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the Trustee may not be an affiliate of the Depositor or the Master Servicer, either the Depositor or the Master Servicer may maintain normal banking relations with the Trustee if the Trustee is a depository institution.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor will also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the holders of outstanding Certificates of the related Series entitled to at least 51% (or such other percentage as may be specified in the related Prospectus Supplement) of the voting rights of such Series. Certificate Insurers may obtain the right to exercise all voting rights of holders of Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

ADMINISTRATION OF ACCOUNTS

         Funds deposited in or remitted to the Asset Proceeds Account, any Reserve Fund or any other funds or accounts for a Series are to be invested by the Trustee, as directed by the Depositor, in certain eligible Permitted Investments"), which may include (i) obligations of the United States or any agency thereof provided such obligations are backed by the full faith and credit of the United States, (ii) within certain limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to such Series, (iii) commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to such Series, (iv) demand and time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of such depository institution or trust company (or the senior debt obligations or commercial paper of the parent company of such depository institution or trust company) are then rated in the rating category required to support the then applicable rating assigned to such Series, (v) demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the Federal Deposit Insurance Corporation (the "FDIC"), (vi) guaranteed reinvestment agreements issued by any insurance company, corporation or other entity acceptable to each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of such Series at the time of issuance of such Series and (vii) certain repurchase agreements with respect to United States government securities.

         Permitted Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Asset Proceeds Account, Reserve Fund and other funds or accounts for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of the Certificates of such Series. Any income, gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series. In general, reinvestment income from Permitted Investments will not accrue for the benefit of the Certificateholders of such Series. If a reinvestment agreement is obtained with respect to a Series, the related Agreement will require the Trustee to invest funds deposited in the Asset Proceeds Account and any Reserve Fund or other fund or account for such Series pursuant to the terms of the reinvestment agreement.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution on the Certificates of any Series, there will be mailed to the holders of such Certificates a statement generally setting forth, to the extent applicable to such Series, among other things: (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class of Certificates; (ii) the aggregate amount of such distribution allocable to interest, separately identifying the amount allocable to each Class of Certificates; (iii) the aggregate principal balance of each Class of Certificates after giving effect to distributions on the related Distribution Date; (iv) if applicable, the amount otherwise distributable to any Class of Certificates that was distributed to any other Class of Certificates; (v) if any Class of Certificates has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related Mortgage Assets; and information regarding the levels of delinquencies and losses on the Mortgage Loans. Customary information deemed necessary for Certificateholders to prepare their tax returns will be furnished annually.

EVENTS OF DEFAULT AND REMEDIES

         If so specified in the Prospectus Supplement for a Series, events of default under the related Agreement will consist of (i) any default in the performance or breach of any covenant or warranty of the Master Servicer under such Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer by the Trustee or by the holders of Certificates entitled to at least 25% of the aggregate voting rights, (ii) any failure by the Master Servicer to make required Advances with respect to delinquent Mortgage Loans in the related Trust, (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer, if any, and (iv) certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

         So long as an event of default by the Master Servicer under an Agreement remains unremedied, the Trustee may, and, at the direction of the holders of outstanding Certificates of a Series entitled to at least 51% of the voting rights, the Trustee will, terminate all the rights and obligations of the Master Servicer under the related Agreement, except that the holders of Certificates may not direct the Trustee to terminate the Master Servicer for its failure to make Advances. Upon termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Agreement (except that if the Trustee is prohibited by law from obligating itself to make Advances regarding delinquent Mortgage Loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable to act as successor Master Servicer, the Trustee may appoint or, if the holders of Certificates of a Series entitled to at least 51% of the voting rights of such Series (or a Certificate Insurer entitled to exercise the voting rights of the holders of Certificates) so request in writing, the Trustee shall appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution acceptable to the Rating Agencies and having a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Agreement.

         The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the Certificates of the related Series unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         The Agreement generally may be amended by the parties thereto with the consent of the holders of outstanding Certificates of the related Series entitled to at least 66% of the voting rights of such Series. Nevertheless, no amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Assets that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of

Certificates in a manner other than as described in (i) without the consent of the Holders of Certificates of such Class evidencing 66% of the voting rights of such class, or (iii) reduce the aforesaid percentage of Certificateholders required to consent to any such amendment unless each holder of a Certificate consents. A Certificate Insurer may obtain the right to exercise all voting rights of the holders of Certificates. The Agreement may also be amended by the parties thereto without the consent of Certificateholders for the purpose of, among other things, (i) curing any ambiguity, (ii) correcting or supplementing any provisions thereof which may be inconsistent with any other provision thereof, (iii) modifying, eliminating or adding to any of the provisions of the Agreement to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or certain assets thereof) either as a REMIC or as a grantor trust under the Code at all times that any Certificates are outstanding or (iv) making any other provision with respect to matters or questions arising under the Agreement or matters arising with respect to the Trust which are not covered by the Agreement and which shall not be inconsistent with the provisions of the Agreement, provided in each case that such action shall not adversely affect in any material respect the interests of any Certificateholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Certificates of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Certificates.

TERMINATION

         Each Agreement and the respective obligations and responsibilities created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be paid to them pursuant to such related Agreement following (i) to the extent specified in the related Prospectus Supplement, the purchase of all the Mortgage Assets in such related Trust and all Mortgaged Premises acquired in respect thereof or (ii) the later of the final payment or other liquidation of the last Mortgage Asset remaining in the Trust or the disposition of all Mortgaged Premises acquired in respect thereof. See "DESCRIPTION OF THE CERTIFICATES -- Optional Termination." In no event, however, will any Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons described in the related Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates of the related Series at the corporate trust office of the Trustee or its agent.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

GENERAL

         The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated.

THE MORTGAGE LOANS

         SINGLE FAMILY LOANS, MULTI-FAMILY LOANS, CONVENTIONAL HOME IMPROVEMENT LOANS, TITLE I LOANS AND HELOCS. The Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and HELOCs generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related Mortgaged Premises is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on any order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged premises, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower and homeowner (similar to the mortgagor); the beneficiary, who is the lender (similar to a mortgagee); and the trustee, who is a third-party grantee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the

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trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         CONDOMINIUMS. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         COOPERATIVE LOANS. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage or make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of, in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

         A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's PRO RATA share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the Cooperative shares.

FORECLOSURE

         SINGLE FAMILY LOANS, MULTI-FAMILY LOANS, CONVENTIONAL HOME IMPROVEMENT LOANS, TITLE I LOANS AND HELOCS. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action generally is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the Mortgaged Premises. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the Mortgaged Premises to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. In general, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property. See " --Junior Mortgage Loans; Rights of Senior Mortgagees."

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens and any redemption rights that may be granted to borrowers pursuant to applicable state law). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. Nevertheless, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the Mortgaged Premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Premises at the foreclosure sale. Rather, it is common for the lender to purchase the Mortgaged Premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the Mortgage Note, accrued and unpaid interest thereon and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the Mortgaged Premises suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the Mortgaged Premises. Depending upon market conditions, the ultimate proceeds of the sale of the Mortgaged Premises may not equal the lender's investment therein. Any loss may be reduced by the receipt of insurance proceeds. See "SERVICING OF MORTGAGE LOANS -- Primary Mortgage Insurance Policies," " -- Standard Hazard Insurance Policies" and "CREDIT ENHANCEMENT -- Special Hazard Insurance Policies." Mortgaged Premises that are acquired through foreclosure must be sold by the Trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before such non-judicial sale takes place.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that, in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's rights to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders."

JUNIOR MORTGAGE LOANS; RIGHTS OF SENIOR MORTGAGEES

         Some of the Mortgage Loans included in a Trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust. The rights of the Trustee (and therefore the Certificateholders) as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any Standard Hazard Insurance Policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the right to collect any insurance proceeds payable under a Standard Hazard Insurance Policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

         A common form of mortgage or deed of trust used by institutional lenders typically contains a "future advance" clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts (and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens), the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a "credit limit" amount stated in the recorded mortgage.

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

         Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

RIGHT OF REDEMPTION

         In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the Mortgaged Premises from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a non-judicial power of sale. In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Premises while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances Servicers will not seek deficiency judgments against defaulting borrowers.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, if a mortgagor is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged premises without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of Single Family Loans and Cooperative Loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act,

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

Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related states and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations incurred prior to the commencement of military service and (iii) may have the maturity of such obligations incurred prior to the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. The benefits of (i), (ii), or (iii) above are subject to challenge by creditors, however, and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan included in the Trust for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the Servicer, the Master Servicer nor the Trustee will be required to advance such amounts and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series. If so specified in the Prospectus Supplement for a Series, any shortfalls in interest collections on Mortgage Loans included in the Trust for such Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Certificates of such Series that is entitled to receive interest in respect of such Mortgage Loans in proportion to the interest that each such Class of Certificates would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

ENVIRONMENTAL CONSIDERATIONS

         Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties, including federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials ("Adverse Environmental Conditions") under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. The U.S. Environmental Protection Agency (the "EPA") has established a POLICY TOWARDS OWNERS OF RESIDENTIAL PROPERTY AT SUPERFUND SITES (July 3, 1991) which provides that EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances. Similarly, EPA and the Department of Justice have adopted a policy not to proceed against lenders which are acting primarily to protect a security interest at the inception of loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure. POLICY ON CERCLA ENFORCEMENT AGAINST LENDERS AND GOVERNMENT ENTITIES THAT ACQUIRE PROPERTY INVOLUNTARILY (September 22, 1995). These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to certain limitations and conditions. Many state or local laws, regulations or ordinances may also require owners or operators of property (which may include a lender in certain circumstances) to incur Cleanup Costs if hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist on the property. It is possible that Cleanup Costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a Trust and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Premises securing a Mortgage Loan becomes the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states or localities by statute or ordinance impose a lien for any Cleanup Costs incurred by such state or locality on the property that is the subject of such Cleanup Costs (a "Superlien"). Some Superliens take priority over all other prior recorded liens, and others take the same priority as taxes in the jurisdiction. In both instances, the Superlien would take priority over the security interest of the Trustee in a Mortgaged Premises in the jurisdiction in question.

         It is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Premises was conducted and no representations or warranties are made by the Depositor or the Seller to the Trustee or Certificateholders as to the absence or effect of Adverse Environmental Conditions on any of the Mortgaged Premises. In addition, the Servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of Adverse Environmental Conditions on any Mortgaged Premises or any casualty resulting from the presence or effect of Adverse Environmental Conditions, and any loss or liability resulting from the presence or effect of such Adverse Environmental Conditions will reduce the amounts otherwise available to pay to the holders of the Certificates.

         If so specified in the Prospectus Supplement for a Series, the Servicers are not permitted to foreclose on any Mortgaged Premises without the approval of the Master Servicer or the Trustee. The Master Servicer or the Trustee is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The Master Servicer or the Trustee is required to inquire of any Servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a Servicer does not foreclose on Mortgaged Premises, the amounts otherwise available to pay the holders of the Certificates may be reduced. A Servicer will not be liable to the holders of the Certificates if it fails to foreclose on Mortgaged Premises that it reasonably believes may be so contaminated or affected, even if such Mortgaged Premises are, in fact, not so contaminated or affected. In addition, a Servicer will not be liable to the holders of the Certificates if, based on its reasonable belief that no such contamination or effect exists, the Servicer forecloses on Mortgaged Premises and takes title to such Mortgaged Premises and thereafter such Mortgaged Premises are determined to be so contaminated or affected.

"DUE-ON-SALE" CLAUSES

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

         The forms of Mortgage Note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the Mortgaged Premises. The Garn-St. Germain Depository Institutions Act of 1982 (the "Act") preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans include conventional Mortgage Loans) made after the effective date of the Act are enforceable within certain limitations as set forth in the Act and the regulations promulgated thereunder.

         By virtue of the Act, a mortgage lender generally may accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the Mortgaged Premises. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the Mortgaged Premises, in each case where the transferee(s) will occupy the Mortgaged Premises, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the Mortgaged Premises, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the Mortgaged Premises (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety and (vi) other transfers as set forth in the Act and the regulations thereunder. As a result, a lesser number of Mortgage Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans, however, cannot be predicted. See "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS."

ENFORCEABILITY OF CERTAIN PROVISIONS

         The forms of Mortgage Note, mortgage and deed of trust used by the Servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will generally be retained by the related Servicer as additional servicing compensation.

         Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the Mortgaged Premises or the borrower executing a second mortgage or deed of trust affecting the Mortgaged Premises. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                                  THE DEPOSITOR

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

         Saxon Asset Securities Company was incorporated in Virginia on May 6, 1996, as a wholly owned, limited-purpose financing subsidiary of Dominion Mortgage Services, Inc., a Virginia corporation ("Dominion Mortgage"). Dominion Mortgage is a wholly owned subsidiary of Dominion Capital, Inc., a Virginia corporation ("Dominion Capital"). Dominion Capital is a wholly owned subsidiary of Dominion Resources, Inc., a Virginia corporation ("Dominion Resources"). None of Dominion Resources, Dominion Capital, Dominion Mortgage or the Depositor has guaranteed, or is otherwise obligated with respect to, the Certificates of any Series. The principal executive offices of the Depositor are located at 4880 Cox Road, Glen Allen, Virginia 23060, and the telephone number of the Depositor is
(804) 967-7400. The Depositor was formed solely for the purpose of facilitating the financing and sale of Mortgage Assets and certain other assets. It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, Mortgage Assets and certain other assets and taking certain action with respect thereto. The Depositor's Articles of Incorporation limit the Depositor's business to the foregoing and place certain other restrictions on the Depositor's activities.

                                 USE OF PROCEEDS

         Substantially all the net proceeds from the sale of the Certificates of each Series will be applied by the Depositor to purchase the Mortgage Assets assigned to the Trust underlying such Series and to fund any Pre-Funding Account.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of two general types of Certificates: (i) Certificates ("REMIC Certificates") representing interests in all or a portion of a Trust ("REMIC Mortgage Pool") for which an election is made to treat it as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G (the "REMIC Provisions") and (ii) Certificates ("Trust Certificates") representing certain interests in a Trust Fund for which such an election is not made. The discussion is based upon the advice of Arter & Hadden, special counsel to the Depositor. Arter & Hadden has delivered to the Depositor their opinion, which addresses issues identified below as being covered thereby and states that the discussion of federal income tax issues in this section accurately sets forth their views on those issues. The discussion reflects the applicable provisions of: the Internal Revenue Code of 1986, as amended (the "Code"); the final regulations on REMICs (the "REMIC Regulations") promulgated on December 23, 1992; the final regulations under Sections 1271 through 1273 and 1275 of the Code (the "OID Regulations") concerning debt instruments promulgated on January 21, 1994; the final regulations concerning debt instruments providing for contingent payments (the "1996 Contingent Payment Regulations") promulgated on June 11, 1996; the final mark-to-market regulations under Section 475 (the "Mark-To-Market regulations") promulgated December 31, 1996; the proposed regulations concerning withholding for foreign persons (the "Proposed Withholding Regulations") published on April 15, 1996; and the proposed regulations concerning amortization of premium (the "Proposed Premium Regulations") published on June 27, 1996. The discussion does not, however, purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. In addition, the authorities on which the discussion is based are subject to change or differing interpretation, and any change or differing interpretation could be applied retroactively. In some instances where the Treasury Department has not adopted regulations implementing provisions of the Code, the discussion cites the views expressed in the Conference Committee Report (the "Committee Report") to the Tax Reform Act of 1986 which enacted the Code. The discussion does not address the state or local tax consequences of the purchase, ownership and disposition of Certificates. Investors should consult their own tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates.

REMIC CERTIFICATES

         With respect to each series of REMIC Certificates relating to a REMIC Mortgage Pool, Arter & Hadden, special counsel for the Depositor, will deliver their opinion generally to the effect that, assuming that (i) a REMIC election is timely made in the required form, (ii) there is ongoing compliance with all provisions of the related Agreement and (iii) certain representations set forth in the Agreement are true, such REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be "regular interests" or "residual interests" in that REMIC Mortgage Pool within the meaning of the REMIC Provisions. REMICs may issue one or more classes of "regular" interests and must issue one and only one class of "residual" interest. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate."

         If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In such event, the entity may be subject to taxation as a separate corporation, and the Certificates issued by the entity may not be accorded the status described below under the heading "Status of REMIC Certificates". In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

         Among the ongoing requirements to qualify for REMIC treatment is that substantially all the assets of the REMIC Mortgage Pool (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only "qualified mortgages" and "permitted investments". A "Qualified Mortgage" means: (a) any obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property (including for this purpose any obligation secured by stock held by a person as a tenant stockholder in a cooperative housing corporation) and which is transferred to the REMIC on the Closing Date in exchange for REMIC Certificates or is purchased within three months of the Closing Date, (b) any qualified replacement mortgage, (c) any regular interest in another REMIC transferred to the REMIC on the Closing Date in exchange for REMIC Certificates, or (d) beginning on September 1, 1997, certain regular interests in a financial asset securitization investment trust. The REMIC Regulations treat an obligation secured by a manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location as an obligation secured by real property without regard to the treatment of the obligation or the property under state law.

                   TAXATION OF REMIC REGULAR CERTIFICATES. Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Master Servicer Certificateholders will receive reports annually (or more frequently if required) to the contracting Internal Revenue Service ("IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "Reporting and Other Administrative Matters of REMICs".

         Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates. The OID Regulations do not apply to debt instruments subject to Code Section 1272(a)(6).

         Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations should provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. In reporting original issue discount a Prepayment Assumption consistent with this standard will be used. Nevertheless, the Depositor does not make any representation that prepayment will in fact be made at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

         The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price".
Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates will be the price at which a substantial amount thereof are first sold to the public (excluding bond houses and brokers). The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest."

         If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludable from income when received as a payment of interest on the first Distribution Date (except to the extent of any accrued market discount as of that date). The OID Regulations suggest, however, that some of or all this pre-issuance accrued interest may be treated as a separate asset (and hence is not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

         Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or (ii) a current value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple greater than 0.65 but not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt instrument. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of one another. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An "objective rate" is a rate determined using a single fixed formula and based on objective financial information or economic information (excluding a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party). A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate, such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. Under the foregoing rules, some of the payments of interest on a REMIC Regular Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. REMIC Regular Certificates other than such Certificates providing for variable rates of interest are not anticipated to have stated interest other than "qualified stated interest," but, if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some of or all the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates. Interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compell payments. Certain debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such securities will be unconditionally payable and constitute qualified stated interest, not original issue discount. Nevertheless, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in their stated redemption prices at maturity and taxed as original issue discount. Any stated interest in excess of qualified stated interest is included in the stated redemption price at maturity.

         Under a DE MINIMIS rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the number of complete years to its weighted average maturity. For this purpose, the weighted average maturity is computed as the sum of the products of each payment (other than a payment of qualified stated interest) multiplied by a fraction the numerator of which is the number of complete years from the issue date until such payment is made and the denominator of which is the stated redemption price at maturity. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision are treated as subject to the DE MINIMIS rule if the greater of the foregone interest or any excess of stated principal balance over the issue price is less than such DE MINIMIS amount.

         The OID Regulations generally treat DE MINIMIS original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also permit a Certificateholder to elect to accrue DE MINIMIS original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium."

         Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, a calculation will first be made of the portion of the original issue discount that accrued during each accrual period, generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period that are included in the stated redemption price at maturity and
(B) distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in clause (i)(A) of the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the Closing Date, giving effect to the Prepayment Assumption,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the Closing Date and the first Distribution Date that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of
(i) such daily portions and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issue price price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

         The qualified stated interest payable with respect to REMIC Regular Certificates which are certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting them into fixed rate debt instruments. REMIC Regular Certificates required to be so treated generally include those providing for stated interest at (i) more than one qualified floating rate or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions described above).

         There is uncertainty concerning the application of Code Section 1272(a)(6) and the OID Regulations to REMIC Regular Certificates bearing interest at one or more variable rates. In the absence of other authority, the provisions of the OID Regulations governing variable rate debt instruments will be used as a guide in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to Certificateholders. REMIC Regular Certificates bearing interest at a Single Variable Rate will take into account for each accrual period an amount corresponding to the sum of (i) the qualified stated interest accruing on the outstanding principal balance of the REMIC Regular Certificate (as the stated interest rate for that Certificate varies from time to time) and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same principal balance and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the applicable qualified floating rate or qualified inverse floating rate in the case of a REMIC Regular Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a REMIC Regular Certificate providing for an objective rate other than a qualified inverse floating rate, in each case as of the issue date. Holders of REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for a qualified floating rate or qualified inverse floating rate, such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), and (b) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the REMIC Regular Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

         In the case of a REMIC Regular Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rate provided by the Certificate and must be such that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

         The provisions of the OID Regulations applicable to variable rate debt instruments may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to the 1996 Contingent Debt Regulations. The application of the 1996 Contingent Payment Regulations to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. If Certificates with variable rates are subject to the 1996 Contingent Payment Regulations, the related Prospectus Supplement will include additional information about their application.

         MARKET DISCOUNT. The purchaser of a REMIC Regular Certificate at a market discountmarket discount, that is at a purchase price less than the stated redemption price at maturity (or, in the case of a REMIC Regular Certificate issued with original issue discount, the REMIC Regular Certificate's adjusted issue price (as defined under "Taxation of REMIC Regular Certificates--Original Issue Discount")), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income.

         A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. Such election, if made, will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If such an election is made, the Certificateholder is deemed to have made an election to include on a current basis market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. A taxpayer may not revoke an election to accrue interest, discount and premium on a constant yield method without the consent of the IRS.

         Under a statutory DE MINIMIS exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if it is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting the DE MINIMIS rule with respect to original issue discount, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same principle will be applied in determining whether market discount is DE MINIMIS. It appears that DE MINIMIS market discount on a REMIC Regular Certificate would be treated in a manner similar to DE MINIMIS original issue discount. See "Taxation of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in

DE MINIMIS market discount being included in income at a slower rate than market discount would be required to be included using the method described in the preceding paragraph.

         The Treasury Department is authorized to issue regulations providing for the method for accruing market discount of more than a DE MINIMIS amount on debt instruments the principal of which is payable in more than one installment. Nevertheless, no such regulations have been issued. Until regulations are issued, certain rules described in the Committee Report might apply. Under those rules, the holder of a bond purchased with more than DE MINIMIS market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount should be used in calculating the accrual of market discount. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. Because regulations have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         A Certificateholder generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods less market discount previously reported as ordinary income as distributions in reduction of the stated redemption price at maturity were received. See further "Sales of REMIC Certificates" below. A Certificateholder may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest expense deferral rule described above will not apply.

         PREMIUM. A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that apply to accrual of market discount on installment obligations also apply in amortizing premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

         The Proposed Premium Regulations describe the constant yield method under which premium is amortized and provide that the resulting offset to interest income may be taken into account only as a Certificateholder takes the corresponding interest income into account under such holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Proposed Premium Regulations provide that the premium is calculated by assuming that the issuer will or will not exercise its redemption rights in the manner that maximizes the Certificateholder's yield and the Certificateholder will or will not exercise its option in a manner that maximizes the Certificateholder's yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after publication of final regulations. Nevertheless, if a Certificateholder elects to amortize premium for the taxable year containing such effective date, the Proposed Premium Regulations will apply to all the Certificateholder's debt instruments held on or after the first day of that taxable year. It cannot be predicted at this time whether the Proposed Premium Regulations will become effective or what, if any, modifications will be made to them prior to their becoming effective.

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         TREATMENT OF SUBORDINATED CERTIFICATES. REMIC Regular Certificates may
include one or more Classes of Subordinated Certificates. Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Certificateholder of a Subordinated Certificate in any period could exceed the amount of cash distributed to such Certificateholder in that period.

         Although not entirely clear, it appears that: (a) a holder who holds a Subordinated Regular REMIC Certificate in the course of a trade or business or a corporate holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of its partial or complete worthlessness and (b) a noncorporate holder who does not hold a Subordinated Regular REMIC Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of its complete worthlessness. Special rules are applicable to banks and thrift institutions. Holders of Subordinated Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Certificates.

     STATUS OF REMIC CERTIFICATES. REMIC Certificates held by a domestic building and loan association will constitute a "regular or residual . . . interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Mortgage Pool underlying such Certificates would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)( 19)(C)(v) or as other assets described in Code Section 7701 (a)(19)(C)(i) through (x). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and any amount includible in gross income with respect to the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets and income of the REMIC would be treated as "interests in real property" as defined in Code Section 856(c)(6)(C) or, as provided in the Committee Report, as "real estate assets" as defined in Code
Section 856(c)(6)(B)) and as "interest on obligations secured by mortgages on real property or on interests in real property", respectively. See, in this regard, "Characterization of Investments in Trust Certificates--Buydown Mortgage Loans," below. Moreover, if 95% or more of the assets qualify for any of the foregoing treatments, the REMIC Certificates (and income thereon) will qualify for the corresponding status in their entirety. The investment of amounts in any reserve fund in non-qualifying assets would, and, holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificates that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Qualified Mortgages held pending distribution are considered part of the Qualified Mortgages for purposes of Code Section 856(c)(5)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should be denied. The determination as to the percentage of the REMIC's assets (or income) that will constitute assets (or income) described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis (or average amount of income) of each category of the assets held (or income accrued) by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the assets as of the Cut-off Date. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

         For purposes of characterizing an investment in REMIC Certificates, a contract secured by a Manufactured Home qualifying as a "single family residence" under Code Section 25(e)(10) will constitute (i) a "real estate asset" within the meaning of Code Section 856 and (ii) an asset described in Code Section 7701(a)(19)(C).

         TIERED REMIC STRUCTURES. For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax

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purposes. Upon the issuance of any such series of Certificates, Arter & Hadden, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions. Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Code
Section 856(c)(5)(A), and assets described in Code Section 7701(a)(19)(C), and whether the income on such Certificates is "interest" described in Code Section 856(c)(3)(B), the Tiered REMICs will be treated as one REMIC.

         TAXATION OF REMLC RESIDUAL CERTIFICATES. An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "Basis Rules and Distributions", the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Taxable income from Residual Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if Qualified Mortgages are acquired by a REMIC at a discount, then the Residual Owner may recognize original issue discount as income without corresponding cash distributions. This result could occur because a payment produces recognition by the REMIC of discount on the Qualified Mortgages while all or a portion of such payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount.

         The tax treatment of any payments received by a Residual Owner in connection with the acquisition of such Certificate is unclear. Such payments may be taken into account in determining the income of such holder. Alternatively, a holder may take another position. Because of the uncertainty concerning the treatment of such payments, Residual Owners should consult their tax advisers concerning the treatment of such payments for income tax purposes.

         TAXABLE INCOME OR NET LOSS OF THE REMIC TRUST FUND. The taxable income or net loss of the REMIC Mortgage Pool reflects a netting of income from the Qualified Mortgages, any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter is determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. First, a deduction is allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Qualified Mortgage's adjusted issue price (as determined under "Taxation of REMIC Regular Certificates--Market Discount and Premium") over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the Prepayment Assumption. For this purpose, the fair market value of the Mortgage Loans will be treated as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the value of such retained interests will be estimated in order to determine the fair market value of the Qualified Mortgages for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Prohibited Transactions and Other Possible REMIC Taxes") is taken into account. Fourth, the REMIC Mortgage Pool generally may deduct only items that would be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 does not apply at the REMIC Mortgage Pool level to investment expenses such as trustee fees or the servicing fees paid to the Master Servicer or sub-servicers, if any. See, however, "Pass-Through of Servicing Fees". If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

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         BASIS RULES AND DISTRIBUTIONS. A Residual Owner will not include any distribution by a REMIC Mortgage Pool in gross income to the extent it is less than the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. See "Sales of REMIC Certificates". The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner and decreased by distributions and by net losses taken into account with respect to such interest. See "Taxation of REMIC Residual Certificates--Daily Portions".

         A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used to offset income from the REMIC Residual Certificate.

         The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See "Sales of REMIC Certificates". The Residual Owner does, however, receive reduced taxable income over the life of the REMIC because the REMIC's basis in the underlying REMIC Mortgage Pool used to determine taxable income or net loss includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates at the Closing Date, not the unpaid principal balances of the REMIC Mortgage Pool.

         EXCESS INCLUSIONS. "Excess inclusions" with respect to a REMIC Residual Certificate are subject to special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess, if any, of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that the Residual Owner held such REMIC Residual Certificate. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFRAFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate (a) if it is publicly offered is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold, or (b) if it is not public offered, is its fair market value on the pricing date when the prices of the REMIC Regular Certificates are fixed.

         For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code
Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "Foreign Investors in REMIC Certificates."

         Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than excess inclusions and may not be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate

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investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates are disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents: (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates will be subject to certain restrictions under the terms of the related. Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; PROVIDED, HOWEVER, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions. See "Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         TAX-EXEMPT INVESTORS. Tax-exempt organizations (including employee benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section 511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See "Excess Inclusions".

         Generally, tax-exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations". Under provisions of the Agreement, such organizations generally are prohibited from owning Residual Certificates. See "Sales of REMIC Certificates".

         REAL ESTATE INVESTMENT TRUSTS. If the applicable Prospectus Supplement so provides, a REMIC Mortgage Pool may hold Qualified Mortgages bearing interest based wholly or partially on mortgagor profits, mortgaged property appreciation, or similar contingencies. Such interest, if earned directly by a real estate investment trust ("REIT"), would be subject to the limitations of Code Sections 856(f) and 856(j). Treasury Regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

         MARK-TO-MARKET RULES. Code Section 475 generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax

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year. The Mark-to-Market Regulations provide that a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "Taxation of REMIC Residual Certificates--Basis Rules and Distributions." Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "Taxation of REMIC Regular Certificates--Market Discount and Premium" and under Code
Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The Code currently provides for a top marginal tax rate of 39.6% for individuals while maintaining a maximum marginal rate for the long-term capital gains of individuals at 28%. There is no such rate differential for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

         All or a portion of any gain from the sale of a REMIC Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate AFR in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction or
(ii) in the case of a noncorporate taxpayer that has made an election under Code
Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

         If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701 (i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

         Transfers of a REMIC Residual Certificate to certain "disqualified organizations" are subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the

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transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

         In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Code Section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

         PASS-THROUGH OF SERVICING FEES. In general, Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Consequently, expenses of the REMIC Mortgage Pool to service providers, such as servicing compensation of the Master Servicer and the subservicers (if any), will be allocated to the holders of the REMIC Residual Certificates, and therefore will not affect the income or deductions of holders of REMIC Regular Certificates. In the case of a "single-class REMIC" (as described below), however, such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Regular Certificate issued by a "single-class REMIC" who is an individual, estate or trust (including such a person that holds an interest in a pass-through entity holding such a REMIC Certificate) are permitted to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts.

         A "single-class REMIC" is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. The Master Servicer intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a "single-class REMIC," consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. The Code imposes a tax on REMIC Mortgage Pools equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Qualified Mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a Qualified Mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Qualified Mortgages for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100% tax on the value of any contribution of assets to the REMIC after the Closing Date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

         TERMINATION OF A REMIC MORTGAGE POOL. In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment

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or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool.
If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMIC. Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates which are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a DE MINIMIS discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

         The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

         For purposes of the administrative provisions of the Code, REMIC Mortgage Pools are treated as partnerships and the holders of Residual Certificates are treated as partners. On of the Holders of the Residual Interest will be the "tax matters person" with respect to the REMIC Mortgage Pool in all respects, and will file federal income tax information returns on behalf of the related REMIC Mortgage Pool.

         As the tax matters person will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC Mortgage Pool and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the person serving as the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Distribution of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Code Section 3406 at a rate of 31 percent if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular
Certificateholder that is not a U.S. Person, as hereinafter defined (a "Non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S.

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federal income and withholding taxes, provided that (a) the holder of the
Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under an applicable tax treaty.

         "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have authority to control all substantial decisions of the trust.

         Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates. Further, the foregoing rules will not apply to exempt a "United States shareholder" (as such term is defined in Code Section
951) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

         Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC Residual Certificate. It is unclear, however, whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury Regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC Mortgage Pool, rather than on the Certificate itself. Such payments will thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC Mortgage Pool would so qualify. Such withholding tax generally is imposed at a rate of 30 percent but is subject to reduction under any tax treaty applicable to the Residual Owner. Nevertheless, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by Non-U.S. Persons, the provisions of the REMIC Regulations, relating to the transfer of residual interests to Non-U.S. Persons may be read to imply that withholding with respect to excess inclusion income is to be determined by reference to the amount of the excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by Non-U.S. Persons could be subject to withholding at rates as high as 100%, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See "Taxation of REMIC Residual Certificates--Excess Inclusions."

         Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are Non U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a Non-U.S. Person that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a Non-U.S. Person continues to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade

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

or business. Second, if a Non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person (or to a Non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a Non-U.S. Person.

         The Proposed Withholding Regulations, if adopted in final form, could affect the United States taxation of foreign investors in REMIC Certificates. The Proposed Withholding Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the REMIC Certificate with respect to which such payments are made, subject to certain transition rules. The Proposed Withholding Regulations would provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above and would replace a number of current tax certification forms with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. The Proposed Withholding Regulations would also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a Non-U.S. Person that is an entity should be treated as paid to the entity or those holding an interest in that entity.

NON-REMLC TRUST FUNDS

         CLASSIFICATION OF TRUST FUNDS. With respect to each series of Trust Certificates for which no REMIC election is made and are not subject to partnership treatment, Arter & Hadden, special counsel to the Depositor, will deliver their opinion generally to the effect that the arrangements pursuant to which such Trust Fund will be administered and such Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I, of subchapter J of the Code.

         A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Trust Fund, together with interest thereon at a remittance rate (which may be less than, greater than, or equal to the net rate on the related Mortgage Assets) is referred to as a "Trust Fractional Certificate" and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan constituting the related Trust Fund (net of normal servicing fees) is referred to as a "Trust Interest Certificate."

         CHARACTERIZATION OF INVESTMENTS IN TRUST CERTIFICATES.

         TRUST FRACTIONAL CERTIFICATES. In the case of Trust Fractional Certificates, Arter & Hadden, special counsel to the Depositor, will deliver their opinion that, in general (and subject to the discussion below under "Buydown Mortgage Loans"), (i) Trust Fractional Certificates held by a thrift institution taxed as a "domestic building and loan association" will represent "loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v); (ii) Trust Fractional Certificates held by a real estate investment trust will represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and interest on Trust Fractional Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(5)(B); and (iii) Trust Fractional Certificates acquired by a REMIC in accordance with the requirements of Code Section 860G (a)(3)(A)(i) and (ii) or Section 860G(a)(4)(B) will be treated as "qualified mortgages" within the meaning of Code Section 860D(a)(4).

         TRUST INTEREST CERTIFICATES. Although there appears to be no policy reason not to accord to Trust Interest Certificates the treatment described above for Trust Fractional Certificates to Trust Interest Certificates, there is no authority addressing such characterization for instruments similar to Trust Interest Certificates. Consequently, it is unclear to what extent, if any, (1) a Trust Interest Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701 (a) (19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v); and (2) a real estate investment trust


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which owns a Trust Interest Certificate will be considered to own "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). . Prospective purchasers to which such characterization of an investment in Trust Interest Certificates is material should consult their own tax advisers regarding whether the Trust Interest Certificates, and the income therefrom, will be so characterized.

         BUYDOWN MORTGAGE LOANS. It is contemplated that the assets of certain Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Trust Certificates should consult their own tax advisers with respect to characterization of investments in Trust Funds that include Buydown Mortgage Loans.

         Although the matter is not entirely free from doubt, the portion of a Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent an investment in "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) to the extent the outstanding principal balance of the Buydown Mortgage Loans exceeds the amount held from time to time in the Buydown Fund. It is also possible that the entire interest in Buydown Mortgage Loans may be so considered, because the fair market value of the real property securing each Buydown Mortgage Loan will exceed the amount of such loan at the time it is made. Section 1.593-11(d)(2) of the Treasury Regulations suggests that this latter treatment may be available, and Revenue Ruling 81-203, 1981-2 C.B. 137 may be read to imply that apportionment is generally required whenever more than a minimal amount of assets other than real property may be available to satisfy purchasers' claims.

         For similar reasons, the portion of such Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A). Section 1.856-5
(c)(1)(i) of the Treasury Regulations specifies that, if a mortgage loan is secured by both real property and by other property and the value of the real property alone equals or exceeds the amount of the loan, then all interest income will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

         TAXATION OF TRUST FRACTIONAL CERTIFICATES. Each holder of a Trust Fractional Certificate (a "Trust Fractional Certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the assets in a Trust. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Assets and received directly its share of the payments on such Mortgage Assets. Because those interests may represent interests in "stripped bonds" or "stripped coupons" within the meaning of Code Section 1286, such interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Assets and the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Assets. Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Assets and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds 2 percent of such holder's adjusted gross income and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Assets but not received from the mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

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         Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Assets should read the material under the headings "Application of Stripped Bond Rules," "Market Discount and Premium" and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. A "Stripped Mortgage Asset" means a Mortgage Asset having a Retained Yield (as that term is defined below) or a Mortgage Asset included in a Trust having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Assets.

         Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Assets should read the material under the headings "Treatment of Unstripped Certificates", "Market Discount and Premium", and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. Nevertheless, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or sub-servicers as an interest in the Mortgage Assets, essentially equivalent to that portion of interest payable with respect to each Mortgage Asset that is retained ("Retained Yield"). If such a view were sustained with respect to a particular Trust, such purchasers would be subject to the rules set forth under "Application of Stripped Bond Rules" rather than those under "Treatment of Unstripped Certificates". The Depositor does not expect any Servicing Fee or Master Servicing Fee to constitute a retained interest in the Mortgage Assets; nevertheless, prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

         APPLICATION OF STRIPPED BOND RULES. Each Trust will consist of an interest in each of the Mortgage Assets relating thereto, exclusive of the Retained Yield, if any. With respect to each Series of Certificates Arter & Hadden, special counsel to the Depositor, will deliver their opinion that any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the owner thereof in a portion of each interest payment on the underlying Mortgage Assets. The sale of the Trust Certificates associated with any Trust for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in Stripped Mortgage Loans (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Asset and some or all of the interest payable thereon. As a consequence, each Stripped Mortgage Asset will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Assets as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Assets, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders such Certificates will be treated as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Assets and the amount of original issue discount on such Certificates will be determined accordingly. See "Aggregate Reporting".

         Under Treasury regulations, original issue discount determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the DE MINIMIS rule described above, in which case it is treated as market discount. See "REMIC Trust Funds--Taxation of REMIC Regular Certificates--Original Issue Discount". Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Asset will be treated as market discount if the rate of interest on the Stripped Mortgage Asset, including a reasonable servicing fee, is no more than one percentage point less than the unstripped rate of interest. See "Market Discount and Premium". The foregoing DE MINIMIS and market discount rules will be applied on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan-by-loan

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

basis. The loan-by-loan information required for such application of those rules may not be available. See "Aggregate Reporting".

         Subsequent purchasers of the Certificates may be required to include "original issue discount" in an amount computed using the price at which such subsequent purchaser purchased the Certificates. Further, such purchasers may be required to determine if the above described DE MINIMIS and market discount rules apply at the time a Trust Fractional Certificate is acquired, based on the characteristics of the Mortgage Assets at that time.

         VARIABLE RATE CERTIFICATES. There is considerable uncertainty concerning the application of the OID Regulations to Mortgage Assets bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders Stripped Mortgage Assets bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) will be treated as subject to the provisions of the OID Regulation governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under "REMIC Trust Funds--Taxation of REMIC Regular Certificates--Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is (a) for each qualified floating rate, such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, such rate as of Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to a variable rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

         The provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the Mortgage Assets, or to Stripped Certificates representing interests in such Mortgage Assets. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of the Contingent Debt Regulations. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

         AGGREGATE REPORTING. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a loan-by-loan basis (or on the basis of the rights to individual payments) taking account of an allocation of the investor's basis in the Certificates among the interests in the various Mortgage Assets represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient loan-by-loan information should the IRS require a computation on that basis.

         Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

         TREATMENT OF UNSTRIPPED CERTIFICATES. Mortgage Assets in a Fund for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield otherwise identified in the Prospectus Supplement as being unstripped mortgage assets ("Unstripped Mortgage Assets") will be treated as wholly owned by the Trust Fractional Certificateholders of the stated Trust. Trust Fractional Certificateholders using the cash method of accounting must take into account their PRO RATA shares of original issue discount as it accrues and qualified stated interest (as described in "REMIC Trust Funds--Taxation of REMIC Regular Certificates--Original Issue Discount") from Unstripped Mortgage Assets as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into

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account their PRO RATA shares of qualified stated interest from Unstripped
Mortgage Assets as it accrues or is received by the Trustee, whichever is earlier.

         Code Sections 1272 through 1275 provide generally for the inclusion of original issue discount in income on the basis of a constant yield to maturity. Nevertheless, the application of the OID Regulations to mortgage loans is unclear in certain respects. The OID Regulations provide a DE MINIMIS rule for determining whether certain self-amortizing installment obligations are to be treated as having original issue discount. Such obligations have original issue discount if the points charged at origination (or other loan discount) exceed the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. The OID Regulations treat certain variable rate mortgage loans as having original issue discount because of an initial rate of interest that differs from that determined by the mechanism for setting the interest rate during the remainder of the term of the mortgage loan, or because of the use of an index that does not vary in a manner approved in the OID Regulations. For a description of the general method of calculating the amount of original issue discount see "REMIC Trust Funds--Taxation of REMIC Regular Certificates--Original Issue Discount" and "Application of Stripped Bond Rules--Variable Rate Certificates."

         A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Assets will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Asset. That allocable share is reduced, if the cost of such subsequent purchaser's interest in such Unstripped Mortgage Asset exceeds its "adjusted issue price," by an amount equal to the product of (i) the daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Asset on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Asset at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day reduced by the aggregate amount of payments made (other than payments of qualified stated interest) during such accrual period prior to such day.

         MARKET DISCOUNT AND PREMIUM. In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Asset is less than its allocable share of the "adjusted issue price" of such Mortgage Asset. See "Treatment of Unstripped Certificates" and "Application of Stripped Bond Rules". Thus, with respect to such Mortgage Assets, a holder will be required, under Code Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Assets at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a loan-by-loan basis and is irrevocable. In addition, the description of the market discount rules in "Taxation of REMIC Regular--Certificates--Market Discount and Premium" with respect to (i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond,
(ii) deferral of interest expense deductions, (iii) the DE MINIMIS exception from the market discount rules and (iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

         If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated to each of the Mortgage Assets (on the basis of its relative fair market value). In general, the portion of any premium allocated to Unstripped Mortgage Assets can be amortized and deducted under the provisions of the Code relating to amortizable bond premium.

         The application of the Stripped Bond Rules to Stripped Mortgage Assets will generally cause any premium allocable to Stripped Mortgage Assets to be amortized automatically by adjusting the rate of accrual of interest and discount to take account of the allocable portion of the actual purchase price of the Certificate. In that event, no additional deduction for the amortization of premium would be allowed. See "REMIC Certificates--Taxation of REMIC Regular Certificates--Market Discount and Premium" for a discussion of the application of the Proposed Premium Regulations.

         ALLOCATION OF PURCHASE PRICE. As noted above, a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Assets will be required to allocate the purchase price therefore to the undivided interest it acquires in each of the Mortgage Assets, in proportion to the respective fair market values of the portions of such Mortgage Assets included in the Trust Fund at the time the Certificate is purchased. The Depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Assets, where the interests in the Mortgage Assets represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Asset, provided the Mortgage Assets are not so diverse as to evoke differing prepayment expectations. Nevertheless, if there is any significant variation in interest rates among the Mortgage Assets, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

         TAXATION OF TRUST INTEREST CERTIFICATES. With respect to each Series of Certificates Arter & Hadden, special counsel to the Depositor, will deliver their opinion that each holder of a Trust Interest Certificate (a "Trust Interest Certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Portion") of each of the Mortgage Assets in the related Trust. Accordingly, and subject to the discussion below, each Trust Interest Certificateholder is treated as owning its allocable share of the Interest Portion from the Mortgage Assets, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the related Trust at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Portion from the Mortgage Assets, received directly its share of the amounts received with respect to the Mortgage Assets and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds 2 percent of such holder's adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Asset but not received from the mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

         A Trust Interest Certificate will consist of an undivided interest in the Interest Portion of each of the Mortgage Assets in the related Trust. With respect to each Series of Certificates, a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Portion of each of the Mortgage Assets (a "Stripped Interest") separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Asset. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Portion under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate. The Stripped Bond Rules generally require a holder of stripped bonds or coupon portions to accrue and report income therefrom daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see "REMIC Trust Funds--Taxation of REMIC Regular Certificates--Original Issue Discount." The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates will be treated as a single obligation with payment corresponding to the aggregate of the payment allocable thereto from each of the Mortgage Assets.

         Alternatively, IRS may require Trust Interest Certificateholders to treat each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

         The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. Each Trust Interest Certificate will be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth above in "REMIC Trust Funds--Taxation of REMIC Regular Certificates--Original Issue Discount" apply; however, there is no authority permitting Trust Interest Certificateholders to take into account the Prepayment Assumption in computing original issue discount accruals. See "Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a Trust Interest Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Trust Interest Certificate may be treated as zero under the original issue discount DE MINIMIS rules described above.

         The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is however, unclear, and it is possible that Certificateholders may be required to compute original issue discount either on a loan-by-loan basis or on a payment-by-payment basis taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. The effect of an aggregate computation for the inclusion of original issue discount in income may be to defer the recognition of losses due to early prepayments relative to a computation on a loan-by-loan basis. It may not be possible to reconstruct after the fact sufficient loan-by-loan information should the IRS require a computation on that basis.

         Because the treatment of the Trust Interest Certificates under current law and the potential application of the 1996 Contingent Debt Regulations are both complicated and uncertain, Trust Interest Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.

         PREPAYMENTS. The proper treatment of interests, such as the Trust Fractional Certificates and the Trust Interest Certificates, in debt instruments that are subject to prepayment is unclear. The rules of Section 1272(a)(6) described above require original issue discount to be taken into account on the basis of a constant yield to assumed maturity and actual prepayments to any pool of debt instruments the payments on which may be accelerated by reason of prepayments. The manner of determining the prepayment assumption is to be determined under Treasury regulations, but no regulations have been issued. Trust Fractional Certificateholders and Trust Interest Certificateholders should consult their tax advisers as to the proper reporting of income from Trust Fractional Certificates and Trust Interest Certificates, as the case may be, in the light of the possibility of prepayment and, with respect to the Trust Interest Certificates, as to the possible application of the 1996 Contingent Debt Regulations.

         SALES OF TRUST CERTIFICATES. If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount previously included in income and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a "conversion transaction" or which the holder elects to treat as ordinary. See "REMIC Trust Funds--Sales of

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

REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that Code Section 582(c) applies to such gain or loss.

         TRUST REPORTING. Each holder of a Trust Fractional Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year, each holder of a Trust Certificate who was such a holder at any time during such year, will be furnished with information regarding the amount of servicing compensation and such other customary factual information necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

     BACK-UP WITHHOLDING. In general, the rules described in "REMIC Trust Funds--Back-up Withholding" will also apply to Trust Certificates.

         FOREIGN CERTIFICATEHOLDERS. Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State thereof, or a United States estate or trust, will not generally be subject to United States withholding tax, provided that such Certificateholder (i) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Code Section 957) related to, each of the issuers of the Mortgages and (ii) provides required certification as to its non-United States status under penalty of perjury. Any withholding tax that does apply may be reduced or eliminated by an applicable tax treaty. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met.

         See further the discussion of the Proposed Withholding Regulations, under "REMIC Trust Funds--Foreign Investors in REMIC Certificates".

SECURITIES CLASSIFIED AS PARTNERSHIP INTERESTS

         Certain Trust Funds may be treated as partnerships for federal income tax purposes. In such event, the Trust Funds may issue Certificates characterized as "Partnership Interests" as discussed in the related Prospectus Supplement. With respect to such series of Partnership Interests, Arter & Hadden, special counsel to the Depositor, will deliver their opinion (unless otherwise limited in the related Prospectus Supplement) that the Trust Fund will be characterized as a partnership and not as an association taxable as a corporation for federal income tax purposes.

STATE AND LOCAL TAXATION

         In addition to the federal income tax consequences described herein, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

         For example, a REMIC Mortgage Pool or Non--REMIC Trust Fund may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool or Trust Fund formed in, owning mortgages or property in, or having servicing activity performed in a state. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Therefore, potential investors should consult their own tax advisers with respect to the various state and local tax consequences of an investment in the Certificates.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on employee benefit plans within the meaning of Section 3(3) of ERISA (including collective investment funds, separate accounts and insurance company general accounts in which such plans are invested). ERISA also imposes certain duties on those persons who are fiduciaries with respect to employee benefit plans that are subject to ERISA. Investments by employee benefit plans covered by ERISA are subject to the general fiduciary requirements of ERISA, including the requirement of investment prudence and diversification, and the requirement that the employee benefit plan's investments be made in accordance with the documents governing the employee benefit plan.

         In addition, employee benefit plans subject to ERISA (including collective investment funds, separate accounts and insurance company general accounts in which such plans are invested), and individual retirement accounts and annuities or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having disqualified persons" under the Code). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon disqualified persons by Section 4975 of the Code (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA). The Depositor, the Credit Enhancer, the Underwriters and the Trustee, and certain of their affiliates, might be considered parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless an exemption is available. The United States Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"). Under the Plan Asset Regulations, the underlying assets and properties of equity interest" investment could be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Assets and any other assets of a Trust and not merely an interest in the Certificates, the assets of the Trust would become subject to the fiduciary responsibility standards of ERISA, and transactions occurring between the Depositor, the Servicer, the Credit Enhancer, the Underwriters and the Trustee, or any of their affiliates, might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Mortgage Assets are discussed below.

         DOL has issued an administrative exemption, Prohibited Transactions Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool which is held in trust and which consists solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided fractional interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans, less any fees retained by the pool sponsor.

         For the exemption to apply, PTCE 83-1 requires that (i) the Depositor and the Trustee maintain a system of insurance or other protection for the pooled mortgage loans and the property securing such loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the covered pooled mortgage loans and 1% of the principal balance of the largest covered pooled mortgage loan; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to and retained by the Depositor in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust.

         In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Depositor, the Servicer, the Credit Enhancer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules transactions in connection with the servicing and operation of the Trust, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors before they purchase Certificates.

         In the case of any Plan with respect to which the Depositor, the Servicer, the Credit Enhancer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by the Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Servicer, the Credit Enhancer or the Trustee.

         Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

         In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTCE 83-1 which may be applicable to the Certificates.

         One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made, including, but not limited to, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds and PTCE 95-60, regarding investments by insurance company general accounts. Nevertheless, even if the conditions specified in PTCE 83-1 or one or more of these other exemptions are met, the scope of the relief provided might not cover all acts which might be construed as prohibited transactions.

         Certain Classes of Certificates may not be offered for sale or be transferable to Plans. The Prospectus Supplement for each Series will indicate which Classes of Certificates are subject to restrictions on transfer to Plans.

         Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            LEGAL INVESTMENT MATTERS

         If so specified in the Prospectus Supplement for a Series, the Certificates of such Series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any state, territory or possession of the United States (including the District of Columbia or Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991, cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates of a Series.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities, possibly including certain series or classes of Certificates, except under limited circumstances.

         If specified in the Prospectus Supplement for a Series, one or more Classes of Certificates of such Series will not constitute "mortgage related securities" for purposes of SMMEA. In such event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such Classes of Certificates.

         All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institution Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications) effective June 26, 1992, which, among other things, prohibits depository institutions from investing in certain "high-risk mortgage securities" (possibly including certain Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. In addition, depository institutions and other financial institutions should consult their regulators concerning the risk-based capital treatment of any Certificates. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the

National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Certificates of a Series.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing Certificates, as certain Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any Book-Entry Certificates, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Prospective investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

         The Depositor may sell the Certificates offered hereby and by the related Prospectus Supplement either directly or through one or more underwriters or underwriting syndicates (the "Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class of such Series, including the name or names of the Underwriters, the proceeds to and their use by the Depositor and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the Underwriters will sell the Certificates will be determined.

         The Certificates of a Series may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the Underwriters will be subject to certain conditions precedent, and the Underwriters will be severally obligated to purchase all the Certificates of a Series described in the related Prospectus Supplement if any are purchased. If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and the purchasers of the Certificates of such Series.

         The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                              AVAILABLE INFORMATION

         The Depositor has filed a registration statement with the Securities and Exchange Commission (the "Commission") with respect to the Certificates. The registration statement and amendments thereto and the exhibits thereto as were as reports filed with the Commission on behalf of each Trust may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system at the Commission's web site (http:\\www.sec.gov). The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

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

         This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part, or in the exhibits relating thereto, which the Depositor has filed with the Commission in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission. Copies of the Agreement (as defined herein) for a Series will be provided to each person to whom a Prospectus is delivered upon written or oral request, provided that such request is made to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Certificates of such Trust hereunder shall be deemed to be incorporated into and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Depositor will provide a copy of any and all information that has been incorporated by reference into this Prospectus (not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) upon written or oral request of any person, without charge to such person, provided that such request is made to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).

                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                  Page
1996 Contingent Payment Regulations............... 54
Adjustable Rate................................... 23
adjusted issue price.............................. 58
Advance........................................... 37
Advances........................................... 6
AFR............................................... 63
Agreement......................................... 11
applicable federal rate........................... 63
ARM Loans......................................... 25
Asset Proceeds Account............................. 5
backup withholding tax............................ 67
Balloon Loans..................................... 10
Bankruptcy Bond................................... 33
Beneficial Owner.................................. 12
Book-Entry Certificates........................ 9, 12
Buy-Down Loans.................................... 25
Certificate Guaranty Insurance Policy............. 31
Certificate Insurer............................... 31
Certificateholder................................. 18
Certificates................................... 3, 11
Class.......................................... 3, 11
Code........................................... 6, 54
Committee Report.................................. 54
Compound Interest Certificates.................... 19
Converted Mortgage Loan........................... 27
Cooperative Loans.................................. 4
Cooperatives....................................... 4
current value..................................... 56
Custodial Account................................. 37
daily accruals.................................... 63
daily portions.................................... 57
Delinquent Mortgage Loan.......................... 27
Depositor.......................................... 3
Depository........................................ 12
disqualified organizations........................ 65
disqualified persons.............................. 77
Distribution Date.............................. 4, 18
DOL................................................ 7
DTC............................................... 12
equity interest................................... 78
ERISA.............................................. 7
Excess inclusions................................. 63
FHLMC.............................................. 5
Financial Intermediary............................ 12
Fixed Rate........................................ 23
FNMA............................................... 5
GNMA............................................... 5
GPM Loans......................................... 25
Gross Margin...................................... 23
HELOCs............................................. 4
Home Improvement Loans............................. 4
Index............................................. 23
Interest Adjustment Date.......................... 23
Interest Portion.................................. 74
issue price....................................... 55
Junior Mortgage Loans............................. 26
Lockout Periods................................... 24
market discount................................... 59
mark-to-market regulations........................ 54
Master Servicer................................ 5, 36
Master Servicer Custodial Account................. 37
Mortgage Assets.................................... 4
Mortgage Interest Rate............................ 23
Mortgage Loans..................................... 4
Mortgage Note..................................... 23
mortgage pool..................................... 78
Mortgage Pool Insurance Policy.................... 31
Mortgaged Premises................................ 23
mortgage-related securities........................ 6
Multi-Family Loans................................. 4
Multiple Variable Rate............................ 58
non-conforming credit............................. 10
Non-U.S. Person................................... 68
objective rate.................................... 56
OID Regulations................................... 54
original issue discount........................... 55
parties in interest............................... 77
pass-through entity............................... 66
Pass-Through Rate.............................. 3, 12
Periodic Rate Cap................................. 23
Permitted Investments......................... 43, 54
Plan.............................................. 77
Plan Asset Regulations............................. 7
Pool Insurer...................................... 32
Pre-Funding Account................................ 5
Pre-Funding Agreement.............................. 5
Prepayment Assumption............................. 55
Primary Mortgage Insurance Policies............... 24
prohibited transactions........................... 66
Proposed Premium Regulations...................... 54
Proposed Withholding Regulations.................. 54
PTCE 83-1......................................... 78
qualified floating rate........................... 56
qualified mortgages............................... 54
qualified stated interest......................... 56
Rating Agency...................................... 7
Realized Loss..................................... 20
regular interests................................. 54
REMIC.............................................. 6
REMIC Certificates................................ 53
REMIC Mortgage Pool............................... 53
REMIC Provisions.................................. 53
REMIC Regular Certificate......................... 54
REMIC Regulations................................. 54
REMIC Residual Certificate........................ 54
Remittance Date................................... 37
REO Properties..................................... 5
Reserve Fund...................................... 34
residual interests................................ 54
Residual Owner.................................... 62
Retained Yield.................................... 71
Security Instrument............................... 22
Seller............................................. 3
Series............................................. 3
Servicer........................................... 5
Servicer Custodial Account........................ 37
Servicing Agreement............................... 36
Servicing of Mortgage Loans........................ 5
Single Family Loans................................ 4
Single Variable Rate.............................. 56
single-class REMIC................................ 66
SMI................................................ 3
SMMEA.............................................. 6
Special Hazard Insurance Policy................... 32
Special Hazard Insurer............................ 32
Special Servicer............................... 5, 36
Standard Hazard Insurance Policies................ 39
stated redemption price at maturity............... 55
Stripped Interest................................. 75
Stripped Mortgage Asset........................... 71
tax matters person................................ 67
Tiered REMICs..................................... 61
Trust.............................................. 3
Trust Certificates................................ 53
Trust Fractional Certificate...................... 69
Trust Fractional Certificateholder................ 70
Trust Interest Certificate........................ 69
Trust Interest Certificateholder.................. 74
Trustee............................................ 4
U.S. Person....................................... 68
United States shareholder......................... 68
Unstripped Mortgage Assets........................ 73

                                     PART II

Item 14.  Other Expenses of Issuance and Distribution

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

     Registration Fee          ....................................  $_______
     Printing and Engraving    ....................................   _______
     Trustee's Fees            ....................................   _______
     Legal Fees and Expenses   ....................................   _______
     Blue Sky Fees and Expenses....................................   _______
     Accountants' Fees and Expenses................................   _______
     Rating Agency Fees        ....................................   _______
     Miscellaneous Fees        ....................................   _______
         Total                 ....................................  $_______

      *To be completed by amendment.

Item 15.  Indemnification of Directors and Officers

     Article 10 of the Virginia Stock Corporation Act provides in substance that Virginia corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Virginia Stock Corporation Act also provides that Virginia corporations may purchase insurance on behalf of any such director, officer, employee or agent.

     Under certain sales agreements entered into by the Depositor and various transferors of mortgage-related collateral, such transferors are obligated to indemnify the Depositor against certain expenses and liabilities.

     Reference is made to the Standard Terms to Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Depositor against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.  Exhibits and Financial Statements

     (a)       Exhibits

                   1.1    Form of  Underwriting Agreement (including Standard
                           Terms January 1997 Edition).

                   3.1    Articles of Incorporation incorporated by reference to
                           Exhibit 3.1 to Registration Statement No. 333-4127.

                   3.2    Bylaws incorporated by reference to Exhibit 3.2 to
                           Registration Statement No. 333-4127.

                   4.1    Form of Agreement (including Forms of Certificates and
                           Standard Terms January 1997 Edition).

                   5.1*   Opinion of Arter & Hadden with respect to legality.

                   8.1*   Opinion of Arter & Hadden with respect to tax matters.

                  23.1*   Consent of Arter & Hadden (included in its opinion
                           filed as Exhibit 5.1).

                  23.2*   Consent of Arter & Hadden (included in its opinion
                           filed as Exhibit 8.1).

      *To be filed by amendment.

     (a)       Financial Statements

          All financial statements, schedules and historical financial information have been omitted as they are not applicable.

          Item 17.  Undertakings


         The undersigned registrant hereby undertakes:


         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that (a)(i) and
(a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.


         (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as are required by the underwriters to permit prompt delivery to each purchaser.


         (f) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


         (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.


         (h) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on January 17, 1997.

                                                SAXON ASSET SECURITIES COMPANY



                                                By:     /s/ Andrew I. Sirkis
                                                        --------------------
                                                        Andrew I. Sirkis
                                                        President


                   Each person whose signature appears below constitutes and appoints Andrew I. Sirkis, Bradley D. Adams and Henry C. Riely, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on January 17, 1997, by the following persons in the capacities indicated.

            Signature                                                       Title

          /s/ Andrew I. Sirkis                  Principal Executive Officer and Director
          -----------------------
          Andrew I. Sirkis


          /s/ Robert Partlow                    Principal Financial Officer and Controller
          -----------------------
          Robert Partlow


          /s/ David L. Heavenridge              Director
          -----------------------
          David L. Heavenridge


          /s/ Charles E. Coudriet               Director
          -----------------------
          Charles E. Coudriet


          /s/ Hayden D. McMillian               Director
          -----------------------
          Hayden D. McMillian


          /s/ Bryan S. Reid                     Director
          -----------------------
          Bryan S. Reid


                                      II-3